Exhibit 99.1

Execution Version

THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 18, 2026 (this “Agreement”), to that certain Fifth Amended and Restated Credit Agreement, dated as of January 24, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among Griffon Corporation, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Revolving Lenders”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto.

RECITALS:

WHEREAS, the Borrower has requested that (i) all of the outstanding Revolving Commitments (as defined in the Credit Agreement) (the “Existing Revolving Commitments”; the Revolving Loans (as defined in the Credit Agreement) outstanding thereunder immediately prior to the Sixth Restatement Effective Date (as defined below), the “Existing Revolving Loans”, and the Revolving Lenders (as defined in the Credit Agreement) holding such Existing Revolving Commitments and/or Existing Revolving Loans, collectively, the “Existing Revolving Lenders”) be replaced with a new revolving credit facility (the “New Revolving Facility”) in accordance with Section 10.02 of the Credit Agreement by obtaining new revolving credit commitments (the “New Revolving Commitments”; the revolving loans thereunder, the “New Revolving Loans”) and (ii) the Credit Agreement be amended and restated in the form set forth in Exhibit A hereto (the “Sixth Amended and Restated Credit Agreement”);

WHEREAS, pursuant to Section 10.02 of the Credit Agreement, the Credit Agreement may be amended to permit the refinancing, replacement or modification of all or any portion of any Existing Revolving Commitments and the extensions of credit made thereunder with the New Revolving Facility, with the written consent of the Administrative Agent, the Borrower and the Revolving Lenders providing such New Revolving Facility;

WHEREAS, upon the occurrence of the Sixth Restatement Effective Date, the New Revolving Commitments and New Revolving Loans will replace and refinance, as applicable, the Existing Revolving Commitments and Existing Revolving Loans;

WHEREAS, upon the occurrence of the Sixth Restatement Effective Date, the Credit Agreement will be deemed to be amended and restated in the form of the Sixth Amended and Restated Credit Agreement;

WHEREAS, each Person that executes and delivers a “Revolving Lender Addendum” signature page to this Agreement (a “Revolving Lender Addendum”) will (i) agree to the terms of this Agreement and the Sixth Amended and Restated Credit Agreement, (ii) agree to continue all of its Existing Revolving Commitments as New Revolving Commitments (such continued revolving commitments, the “Continued Revolving Commitments”; and such Revolving Lenders, the “Continuing Revolving Lenders”) and/or commit to make New Revolving Commitments (such New Revolving Commitments, the “Additional Revolving Commitments”, and the revolving loans thereunder, the “Additional Revolving Loans”, and the Revolving Lenders of such Additional Revolving Commitments and Additional Revolving Loans, the “Additional Revolving Lenders”; and the Additional Revolving Lenders together with the Continuing Revolving Lenders, the “New Revolving Lenders”), in each case, on the Sixth Restatement Effective Date in a principal amount as set forth under the heading “Revolving Commitments” on Schedule 1.01 in Exhibit B attached hereto and (iii) agree to make New Revolving Loans from time to time;

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WHEREAS, upon the occurrence of the Sixth Restatement Effective Date and subject to the provisions of Section 2.05(c) of the Sixth Amended and Restated Credit Agreement, the proceeds of the New Revolving Loans will be used by the Borrower to repay in full the outstanding principal amount of the Existing Revolving Loans;

WHEREAS, the New Revolving Lenders are severally willing to (i) continue their Existing Revolving Commitments as New Revolving Commitments and/or make Additional Revolving Commitments, as the case may be, and make New Revolving Loans from time to time and (ii) agree to the terms of this Agreement and the Sixth Amended and Restated Credit Agreement;

WHEREAS, the Borrower, the Administrative Agent and the New Revolving Lenders are willing to agree to this Agreement and the Sixth Amended and Restated Credit Agreement on the terms set forth herein;

WHEREAS, immediately after giving effect to this Agreement, the initial amount of each Revolving Lender’s Revolving Commitment is set forth on Schedule 1.01 in Exhibit B attached hereto;

WHEREAS, BofA Securities, Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Goldman Sachs Bank USA and Wells Fargo Securities, LLC will act as joint lead arrangers and joint bookrunners (collectively, the “Third Amendment Arrangers”), in each case, for this Agreement;

WHEREAS, BNP Paribas, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and Wells Fargo Bank, National Association will act as co-syndication agents (collectively, the “Third Amendment Co-Syndication Agents”) for this Agreement; and

WHEREAS, Capital One, National Association, Manufacturers and Traders Trust Company, Morgan Stanley Senior Funding, Inc. and TD Bank, N.A. will act as co-documentation agents (collectively, the “Third Amendment Co-Documentation Agents”) for this Agreement;

NOW, THEREFORE, in consideration of the premises contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein (including in the recitals above) has the meaning assigned to such term in the Sixth Amended and Restated Credit Agreement.

Section 2. Amendments to Credit Agreement.

(a) The Borrower, the Administrative Agent, the Issuing Lenders and the Revolving Lenders agree that, on the Sixth Restatement Effective Date, the Credit Agreement (excluding all exhibits and schedules thereto) shall be amended and restated in the form set forth in Exhibit A hereto. To the extent of conflict between the terms of the Sixth Amended and Restated Credit Agreement and the other Loan Documents, the terms of the Sixth Amended and Restated Credit Agreement shall control. As used in the Sixth Amended and Restated Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall, unless the context otherwise requires, mean, from and after the replacement of the terms of the Credit Agreement by the terms of the Sixth Amended and Restated Credit Agreement, the Sixth Amended and Restated Credit Agreement.

(b) Schedules 1.01, 4.13, 4.14, 4.15(a), 4.16, 7.01(a), 7.01(b), 7.02, 7.06, 7.09 and 10.01 to the Credit Agreement are hereby amended and restated in their entirety in the form of Schedules

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1.01, 4.13, 4.14, 4.15(a), 4.16, 7.01(a), 7.01(b), 7.02, 7.06, 7.09 and 10.01, as applicable, attached hereto as Exhibit B.

Section 3. Conditions. This Agreement and the Sixth Amended and Restated Credit Agreement shall become effective on the date (the “Sixth Restatement Effective Date”) on which all of the following conditions precedent have been satisfied or waived:

(a) the Administrative Agent shall have received this Agreement, duly executed and delivered by a duly authorized officer of each of (A) the Borrower, (B) the Administrative Agent, (C) each Subsidiary Guarantor, (D) the Issuing Lenders and (E) the New Revolving Lenders (which, in the case of this clause (E), may take the form of the Revolving Lender Addendum);

(b) the Borrower shall have paid, or caused to have been paid, to the Third Amendment Arrangers, the Administrative Agent and the New Revolving Lenders, as applicable, all fees and other amounts due and payable on or prior to the date hereof, including, without limitation, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder, under any Loan Document or as otherwise mutually agreed prior to the Sixth Restatement Effective Date;

(c) the representations and warranties of the Borrower set forth in the Sixth Amended and Restated Credit Agreement, and of each Loan Party in each of the Loan Documents to which it is a party, shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties shall be true and correct in all respects after giving effect to such qualification) on and as of the Sixth Restatement Effective Date; provided that any representation and warranty that expressly relates to a given date shall be true and correct in all material respects as of such given date; provided, further, that the representations and warranties contained in Section 4.04(a) of the Sixth Amended and Restated Credit Agreement shall be deemed to refer to the most recent financial statements required to be delivered pursuant to Section 6.01 of the Sixth Amended and Restated Credit Agreement;

(d) no Default shall have occurred and be continuing;

(e) the Administrative Agent shall have received a certificate, dated the Sixth Restatement Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in clauses (c) and (d) of this Section 3;

(f) the Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Issuing Lenders and the Revolving Lenders and dated as of the Sixth Restatement Effective Date) of Dechert LLP, which shall be in form reasonably satisfactory to the Administrative Agent, and covering such other matters relating to the Loan Parties (other than Cornell Real Estate Holdings, LLC), this Agreement, the Sixth Amended and Restated Credit Agreement or the transactions contemplated hereby or thereby as the Administrative Agent shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Revolving Lenders, the Issuing Lenders and the Administrative Agent);

(g) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to incumbency, the organization, existence and good standing of the Borrower and each other Loan Party and the authorization of the transactions contemplated by this Agreement all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

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(h) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and to the extent requested by the Administrative Agent, any Issuing Lender or any Revolving Lender, the Borrower shall deliver to the Administrative Agent, such Issuing Lender and such Revolving Lender, as applicable, a Beneficial Ownership Certification at least three Business Days prior to the Sixth Restatement Effective Date;

(i) the Existing Revolving Commitments shall have been replaced and refinanced with the New Revolving Commitments and the Existing Revolving Loans shall have been repaid (together with accrued interest thereon) in accordance with Section 2.05(c) of the Sixth Amended and Restated Credit Agreement;

(j) the Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions of organization of each of the Loan Parties, reasonably satisfactory to the Administrative Agent;

(k) the Administrative Agent shall have received from the Borrower, for the payment to the Revolving Lenders and the Issuing Lenders, as applicable, all accrued and unpaid interest on the Revolving Loans, commitment fees, participation fees and fronting fees, in each case, to, but excluding, the Sixth Restatement Effective Date;

(l) the Administrative Agent shall have received a solvency certificate from a Financial Officer of the Borrower substantially in the form of Exhibit C to this Agreement; and

(m) to the extent reasonably requested by the Administrative Agent or any Revolving Lender at least seven Business Days prior to the Sixth Restatement Effective Date, the Borrower shall have provided to the Administrative Agent and such Revolving Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, at least three Business Days prior to the Sixth Restatement Effective Date.

Section 4. Representations and Warranties. The Borrower (and each Loan Party, in respect of clauses (a) and (d) below, as applicable) hereby represents and warrants that (a) each of the representations and warranties of the Borrower set forth in the Sixth Amended and Restated Credit Agreement, and of each Loan Party in each of the Loan Documents to which it is a party, are true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties shall be true and correct in all respects after giving effect to such qualification) on and as of the Sixth Restatement Effective Date (provided that any representation and warranty that expressly relates to a given date shall be true and correct in all material respects as of such given date; provided, further, that the representations and warranties contained in Section 4.04(a) of the Sixth Amended and Restated Credit Agreement shall be deemed to refer to the most recent financial statements required to be delivered pursuant to Section 6.01 of the Sixth Amended and Restated Credit Agreement), (b) at the time of and immediately after giving effect to this Agreement, no Default has occurred and is continuing, (c) as of the Sixth Restatement Effective Date, the information included in the Beneficial Ownership Certification provided on or prior to the Sixth Restatement Effective Date to any Revolving Lender in connection with this Agreement is true and correct in all material respects, and (d) this Agreement has been duly authorized, executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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Section 5. New Revolving Commitments.

(a) Subject to the terms and conditions set forth herein (i) each Continuing Revolving Lender agrees to continue all of its Existing Revolving Commitments as New Revolving Commitments on the date requested by the Borrower to be the Sixth Restatement Effective Date in a principal amount equal to such Continuing Revolving Lender’s New Revolving Commitment, as set forth under the heading “Revolving Commitments” on Schedule 1.01 in Exhibit B attached hereto, (ii) each Additional Revolving Lender agrees to provide New Revolving Commitments on and after such date to the Borrower in a principal amount equal to such Additional Revolving Lender’s New Revolving Commitment, as set forth under the heading “Revolving Commitments” on Schedule 1.01 in Exhibit B attached hereto and (iii) each New Revolving Lender agrees to the terms of this Agreement and the Sixth Amended and Restated Credit Agreement.

(b) For purposes hereof, a Person shall become a party to the Sixth Amended and Restated Credit Agreement and a New Revolving Lender as of the Sixth Restatement Effective Date by executing and delivering to the Administrative Agent, on or prior to the Sixth Restatement Effective Date, a Revolving Lender Addendum in its capacity as a New Revolving Lender. For the avoidance of doubt, (x) the Existing Revolving Commitments of a Continuing Revolving Lender must be continued in whole and may not be continued in part unless approved by the Lead Arrangers and (y) each Additional Revolving Lender must be reasonably acceptable to the Administrative Agent and each Issuing Lender (it being understood and agreed that each such Person’s execution of a signature page hereto shall be deemed to constitute approval of each Additional Revolving Lender that is a party hereto).

(c) The New Revolving Commitments of each New Revolving Lender will be available to the Borrower on the Sixth Restatement Effective Date. The “New Revolving Commitment” of (i) any Continuing Revolving Lender will be the amount of its Existing Revolving Commitment as set forth in the Register as of the Sixth Restatement Effective Date (or such lesser amount as notified to such Revolving Lender by the Administrative Agent prior to the Sixth Restatement Effective Date), which shall be continued as an equal amount of New Revolving Commitments and (ii) of any Additional Revolving Lender will be such amount (not exceeding any revolving commitment offered by such Additional Revolving Lender) allocated to it by the Lead Arrangers and notified to it on or prior to the Sixth Restatement Effective Date. The Revolving Commitments of the New Revolving Lenders are several, and no such Revolving Lender will be responsible for any other such Revolving Lender’s failure to make or acquire its New Revolving Loans.

(d) The obligation of each New Revolving Lender to make, provide or acquire by continuation New Revolving Commitments on the Sixth Restatement Effective Date is subject to the satisfaction of the conditions set forth in Section 3 of this Agreement.

(e) On and after the Sixth Restatement Effective Date, each reference in the Sixth Amended and Restated Credit Agreement to (i) “Revolving Commitments” shall be deemed a reference to the New Revolving Commitments contemplated hereby and (ii) “Revolving Loans” shall be deemed a reference to the New Revolving Loans contemplated hereby, except in each case as the context may otherwise require. Notwithstanding the foregoing, except as set forth in Section 5(h) of this Agreement, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Existing Revolving Lender in respect of such Revolving Lender’s Existing Revolving Commitments and Existing Revolving Loans.

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(f) On the Sixth Restatement Effective Date, all Existing Revolving Loans shall be deemed repaid and reborrowed as New Revolving Loans in accordance with Section 2.05(c) of the Sixth Amended and Restated Credit Agreement.

(g) For the avoidance of doubt, the Revolving Lenders hereby acknowledge and agree that, at the sole option of the Administrative Agent, any Revolving Lender with Existing Revolving Commitments that all or any portion of which are not continued as Continued Revolving Commitments as contemplated hereby (“Non-Continued Revolving Commitments”) shall, automatically upon receipt of the amount necessary to purchase, at par, the portion of such Revolving Lender’s Existing Revolving Commitments constituting Non-Continued Revolving Commitments and any related outstanding Revolving Loans in connection therewith and pay all accrued interest and fees thereon, be deemed to have assigned such Non-Continued Revolving Commitments and related outstanding Revolving Loans pursuant to a form of Assignment and Assumption and, accordingly, no other action by the Revolving Lenders, the Administrative Agent or the Loan Parties shall be required in connection therewith.

(h) Each Revolving Lender party hereto and the Borrower agree that with respect to any payment or deemed payment of Existing Revolving Loans on the Sixth Restatement Effective Date, any amounts payable pursuant to Section 2.16 of the Sixth Amended and Restated Credit Agreement as a result of such payment or deemed payment are hereby waived by each Continuing Revolving Lender.

Section 6. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed in accordance with and governed by the law of the State of New York. Each of the parties hereto irrevocably and unconditionally agrees that Sections 10.09 and 10.10 of the Sixth Amended and Restated Credit Agreement are incorporated herein mutatis mutandis.

Section 7. Effect of This Agreement; No Novation. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Revolving Lender, any Issuing Lender or the Administrative Agent under the Sixth Amended and Restated Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Sixth Amended and Restated Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect except that, on and after the effectiveness of this Agreement, each reference in each of the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement. Nothing herein shall be deemed to entitle any party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Sixth Amended and Restated Credit Agreement or any other Loan Document in similar or different circumstances. Each of the parties hereto irrevocably and unconditionally agrees that this Agreement and the Sixth Amended and Restated Credit Agreement shall not be deemed to evidence or result in a novation of the Credit Agreement or any other Loan Document. Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and confirms that each Loan Document to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and shall remain in full force and effect according to its terms, (ii) except as otherwise expressly provided in the Sixth Amended and Restated Credit Agreement, ratifies and reaffirms its prior grant and the validity of the Liens and security interests made pursuant to the Security Documents and confirms that all such Liens and security interests continue in full force and effect to secure the Obligations under the Loan Documents after giving effect to this Agreement, including, without limitation, all Obligations resulting from or incurred pursuant to the New Revolving Commitments and New Revolving Loans and (iii) in the case of each Subsidiary Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to the Guarantee and

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Collateral Agreement. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, as amended by, and after giving effect to, this Agreement.

Section 8. Counterparts. This Agreement may, if agreed by the Administrative Agent, be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts when taken together shall constitute one and the same Agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 U.S.C. §7006, as it may be amended from time to time.

Section 9. Miscellaneous. This Agreement shall constitute a Loan Document for all purposes of the Sixth Amended and Restated Credit Agreement. The Borrower shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GRIFFON CORPORATION

By:	/s/ Meghan M. Faney
Name: Meghan M. Faney
Title: Treasurer

CLOPAY CORPORATION

By:	/s/ Meghan M. Faney
Name: Meghan M. Faney
Title: Treasurer

CORNELL REAL ESTATE HOLDINGS, LLC

By:	/s/ Meghan M. Faney
Name: Meghan M. Faney
Title: Treasurer

CLOPAY AMES HOLDING CORP.

By:	/s/ Meghan M. Faney
Name: Meghan M. Faney
Title: Treasurer

CORNELLCOOKSON, LLC

By:	/s/ Meghan M. Faney
Name: Meghan M. Faney
Title: Assistant Treasurer

AMES HUNTER HOLDINGS CORPORATION

By:	/s/ Meghan M. Faney
Name: Meghan M. Faney
Title: Treasurer

[Griffon Corporation – Third Amendment to Fifth Amended and Restated Credit Agreement]

HUNTER FAN COMPANY

By:	/s/ Meghan M. Faney
Name: Meghan M. Faney
Title: Assistant Treasurer

GRIFFON AMES HOLDCO LLC

By:	/s/ Seth L. Kaplan
Name: Vice President and Secretary
Title: Seth L. Kaplan

[Griffon Corporation – Third Amendment to Fifth Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/Dianna Benner
Name: Dianna Benner
Title: AVP

BANK OF AMERICA, N.A., as an Issuing Lender

By:	/s/John Falke
Name: John Falke
Title: Senior Vice President

[Griffon Corporation – Third Amendment to Fifth Amended and Restated Credit Agreement]

REVOLVING LENDER ADDENDUM

This Revolving Lender Addendum (this “Revolving Lender Addendum”) is referred to in, and is a signature page to, the Third Amendment to Fifth Amended and Restated Credit Agreement (the “Amendment”) to that certain Fifth Amended and Restated Credit Agreement, dated as of January 24, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Credit Agreement”) among Griffon Corporation, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined in this Revolving Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Revolving Lender Addendum as a Continuing Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Sixth Amended and Restated Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Sixth Amended and Restated Credit Agreement, to continue its Existing Revolving Commitments as New Revolving Commitments and/or commit to make New Revolving Commitments to the Borrower, in each case, on the Sixth Restatement Effective Date in the amount of its New Revolving Commitment, (C) on the Sixth Restatement Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.05(c) of the Sixth Amended and Restated Credit Agreement and (D) that on the Sixth Restatement Effective Date, it is subject to, and bound by, the terms and conditions of the Sixth Amended and Restated Credit Agreement and other Loan Documents as a Revolving Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Sixth Amended and Restated Credit Agreement.

Name of Institution:	BANK OF AMERICA, N.A.

Executing as a New Revolving Lender:

By:	/s/ John Falke
Name: John Falke
Title: Senior Vice President

For any institution requiring a second signature line:

By:
Name:
Title:

[X] Check here if a continuing REVOLVING Lender elects a cashless roll of its EXISTING REVOLVING Loans

[Griffon Corporation – Third Amendment to Fifth Amended and Restated Credit Agreement]

REVOLVING LENDER ADDENDUM

This Revolving Lender Addendum (this “Revolving Lender Addendum”) is referred to in, and is a signature page to, the Third Amendment to Fifth Amended and Restated Credit Agreement (the “Amendment”) to that certain Fifth Amended and Restated Credit Agreement, dated as of January 24, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Credit Agreement”) among Griffon Corporation, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined in this Revolving Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Revolving Lender Addendum as a Continuing Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Sixth Amended and Restated Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Sixth Amended and Restated Credit Agreement, to continue its Existing Revolving Commitments as New Revolving Commitments and/or commit to make New Revolving Commitments to the Borrower, in each case, on the Sixth Restatement Effective Date in the amount of its New Revolving Commitment, (C) on the Sixth Restatement Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.05(c) of the Sixth Amended and Restated Credit Agreement and (D) that on the Sixth Restatement Effective Date, it is subject to, and bound by, the terms and conditions of the Sixth Amended and Restated Credit Agreement and other Loan Documents as a Revolving Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Sixth Amended and Restated Credit Agreement.

Name of Institution:	BNP PARIBAS

Executing as a New Revolving Lender:

By:	/s/Anita Ogbara
Name: Anita Ogbara
Title: Managing Director

By:	/s/ Norman Miller
Name: Norman Miller
Title: Vice President

[X] Check here if a continuing REVOLVING Lender elects a cashless roll of its EXISTING REVOLVING Loans

[Griffon Corporation – Third Amendment to Fifth Amended and Restated Credit Agreement]

REVOLVING LENDER ADDENDUM

This Revolving Lender Addendum (this “Revolving Lender Addendum”) is referred to in, and is a signature page to, the Third Amendment to Fifth Amended and Restated Credit Agreement (the “Amendment”) to that certain Fifth Amended and Restated Credit Agreement, dated as of January 24, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Credit Agreement”) among Griffon Corporation, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined in this Revolving Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Revolving Lender Addendum as a Continuing Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Sixth Amended and Restated Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Sixth Amended and Restated Credit Agreement, to continue its Existing Revolving Commitments as New Revolving Commitments and/or commit to make New Revolving Commitments to the Borrower, in each case, on the Sixth Restatement Effective Date in the amount of its New Revolving Commitment, (C) on the Sixth Restatement Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.05(c) of the Sixth Amended and Restated Credit Agreement and (D) that on the Sixth Restatement Effective Date, it is subject to, and bound by, the terms and conditions of the Sixth Amended and Restated Credit Agreement and other Loan Documents as a Revolving Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Sixth Amended and Restated Credit Agreement.

Name of Institution:	Deutsche Bank AG New York Branch

Executing as a New Revolving Lender:

By:	/s/ James Hines
Name: James Hines
Title: Director

For any institution requiring a second signature line:

By:	/s/ Craig Cheverko
Name: Craig Cheverko
Title: Vice President

[X] Check here if a continuing REVOLVING Lender elects a cashless roll of its EXISTING REVOLVING Loans

[Griffon Corporation – Third Amendment to Fifth Amended and Restated Credit Agreement]

REVOLVING LENDER ADDENDUM

This Revolving Lender Addendum (this “Revolving Lender Addendum”) is referred to in, and is a signature page to, the Third Amendment to Fifth Amended and Restated Credit Agreement (the “Amendment”) to that certain Fifth Amended and Restated Credit Agreement, dated as of January 24, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Credit Agreement”) among Griffon Corporation, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined in this Revolving Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Revolving Lender Addendum as a Continuing Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Sixth Amended and Restated Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Sixth Amended and Restated Credit Agreement, to continue its Existing Revolving Commitments as New Revolving Commitments and/or commit to make New Revolving Commitments to the Borrower, in each case, on the Sixth Restatement Effective Date in the amount of its New Revolving Commitment, (C) on the Sixth Restatement Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.05(c) of the Sixth Amended and Restated Credit Agreement and (D) that on the Sixth Restatement Effective Date, it is subject to, and bound by, the terms and conditions of the Sixth Amended and Restated Credit Agreement and other Loan Documents as a Revolving Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Sixth Amended and Restated Credit Agreement.

Name of Institution:	GOLDMAN SACHS BANK USA

Executing as a New Revolving Lender:

By:	/s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

For any institution requiring a second signature line:

[X] Check here if a continuing REVOLVING Lender elects a cashless roll of its EXISTING REVOLVING Loans

[Griffon Corporation – Third Amendment to Fifth Amended and Restated Credit Agreement]

REVOLVING LENDER ADDENDUM

This Revolving Lender Addendum (this “Revolving Lender Addendum”) is referred to in, and is a signature page to, the Third Amendment to Fifth Amended and Restated Credit Agreement (the “Amendment”) to that certain Fifth Amended and Restated Credit Agreement, dated as of January 24, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Credit Agreement”) among Griffon Corporation, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined in this Revolving Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Revolving Lender Addendum as a Continuing Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Sixth Amended and Restated Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Sixth Amended and Restated Credit Agreement, to continue its Existing Revolving Commitments as New Revolving Commitments and/or commit to make New Revolving Commitments to the Borrower, in each case, on the Sixth Restatement Effective Date in the amount of its New Revolving Commitment, (C) on the Sixth Restatement Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.05(c) of the Sixth Amended and Restated Credit Agreement and (D) that on the Sixth Restatement Effective Date, it is subject to, and bound by, the terms and conditions of the Sixth Amended and Restated Credit Agreement and other Loan Documents as a Revolving Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Sixth Amended and Restated Credit Agreement.

Name of Institution:	Wells Fargo Bank N.A.

Executing as a New Revolving Lender:

By:	/s/ Sarah Hazelton
Name: Sarah Hazelton
Title: Vice President

For any institution requiring a second signature line:

By:
Name:
Title:

[X] Check here if a continuing REVOLVING Lender elects a cashless roll of its EXISTING REVOLVING Loans

[Griffon Corporation – Third Amendment to Fifth Amended and Restated Credit Agreement]

REVOLVING LENDER ADDENDUM

This Revolving Lender Addendum (this “Revolving Lender Addendum”) is referred to in, and is a signature page to, the Third Amendment to Fifth Amended and Restated Credit Agreement (the “Amendment”) to that certain Fifth Amended and Restated Credit Agreement, dated as of January 24, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Credit Agreement”) among Griffon Corporation, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined in this Revolving Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Revolving Lender Addendum as a Continuing Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Sixth Amended and Restated Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Sixth Amended and Restated Credit Agreement, to continue its Existing Revolving Commitments as New Revolving Commitments and/or commit to make New Revolving Commitments to the Borrower, in each case, on the Sixth Restatement Effective Date in the amount of its New Revolving Commitment, (C) on the Sixth Restatement Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.05(c) of the Sixth Amended and Restated Credit Agreement and (D) that on the Sixth Restatement Effective Date, it is subject to, and bound by, the terms and conditions of the Sixth Amended and Restated Credit Agreement and other Loan Documents as a Revolving Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Sixth Amended and Restated Credit Agreement.

Name of Institution:	CAPITAL ONE, NATIONAL ASSOCIATION

Executing as a New Revolving Lender:

By:	/s/ Thomas McCarthy
Name: Thomas McCarthy
Title: Duly Authorized Signatory

For any institution requiring a second signature line:

By:
Name:
Title:

[   ] Check here if a continuing REVOLVING Lender elects a cashless roll of its EXISTING REVOLVING Loans

[Griffon Corporation – Third Amendment to Fifth Amended and Restated Credit Agreement]

REVOLVING LENDER ADDENDUM

This Revolving Lender Addendum (this “Revolving Lender Addendum”) is referred to in, and is a signature page to, the Third Amendment to Fifth Amended and Restated Credit Agreement (the “Amendment”) to that certain Fifth Amended and Restated Credit Agreement, dated as of January 24, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Credit Agreement”) among Griffon Corporation, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined in this Revolving Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Revolving Lender Addendum as a Continuing Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Sixth Amended and Restated Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Sixth Amended and Restated Credit Agreement, to continue its Existing Revolving Commitments as New Revolving Commitments and/or commit to make New Revolving Commitments to the Borrower, in each case, on the Sixth Restatement Effective Date in the amount of its New Revolving Commitment, (C) on the Sixth Restatement Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.05(c) of the Sixth Amended and Restated Credit Agreement and (D) that on the Sixth Restatement Effective Date, it is subject to, and bound by, the terms and conditions of the Sixth Amended and Restated Credit Agreement and other Loan Documents as a Revolving Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Sixth Amended and Restated Credit Agreement.

Name of Institution:	MORGAN STANLEY SENIOR FUNDING, INC.

Executing as a New Revolving Lender:

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

For any institution requiring a second signature line:

By:
Name:
Title:

[X] Check here if a continuing REVOLVING Lender elects a cashless roll of its EXISTING REVOLVING Loans

[Griffon Corporation – Third Amendment to Fifth Amended and Restated Credit Agreement]

REVOLVING LENDER ADDENDUM

This Revolving Lender Addendum (this “Revolving Lender Addendum”) is referred to in, and is a signature page to, the Third Amendment to Fifth Amended and Restated Credit Agreement (the “Amendment”) to that certain Fifth Amended and Restated Credit Agreement, dated as of January 24, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Credit Agreement”) among Griffon Corporation, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined in this Revolving Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Revolving Lender Addendum as a Continuing Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Sixth Amended and Restated Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Sixth Amended and Restated Credit Agreement, to continue its Existing Revolving Commitments as New Revolving Commitments and/or commit to make New Revolving Commitments to the Borrower, in each case, on the Sixth Restatement Effective Date in the amount of its New Revolving Commitment, (C) on the Sixth Restatement Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.05(c) of the Sixth Amended and Restated Credit Agreement and (D) that on the Sixth Restatement Effective Date, it is subject to, and bound by, the terms and conditions of the Sixth Amended and Restated Credit Agreement and other Loan Documents as a Revolving Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Sixth Amended and Restated Credit Agreement.

Name of Institution:	M+T Bank

Executing as a New Revolving Lender:

By:	/s/ Michael Kid
Name: Michael Kid
Title: SVP

For any institution requiring a second signature line:

By:
Name:
Title:

[X] Check here if a continuing REVOLVING Lender elects a cashless roll of its EXISTING REVOLVING Loans

[Griffon Corporation – Third Amendment to Fifth Amended and Restated Credit Agreement]

REVOLVING LENDER ADDENDUM

This Revolving Lender Addendum (this “Revolving Lender Addendum”) is referred to in, and is a signature page to, the Third Amendment to Fifth Amended and Restated Credit Agreement (the “Amendment”) to that certain Fifth Amended and Restated Credit Agreement, dated as of January 24, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Credit Agreement”) among Griffon Corporation, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined in this Revolving Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Revolving Lender Addendum as a Continuing Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Sixth Amended and Restated Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Sixth Amended and Restated Credit Agreement, to continue its Existing Revolving Commitments as New Revolving Commitments and/or commit to make New Revolving Commitments to the Borrower, in each case, on the Sixth Restatement Effective Date in the amount of its New Revolving Commitment, (C) on the Sixth Restatement Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.05(c) of the Sixth Amended and Restated Credit Agreement and (D) that on the Sixth Restatement Effective Date, it is subject to, and bound by, the terms and conditions of the Sixth Amended and Restated Credit Agreement and other Loan Documents as a Revolving Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Sixth Amended and Restated Credit Agreement.

Name of Institution:	TD Bank, N.A.

Executing as a New Revolving Lender:

By:	/s/ Matthew Cunningham
Name: Matthew Cunningham
Title: Vice President

For any institution requiring a second signature line:

By:
Name:
Title:

[   ] Check here if a continuing REVOLVING Lender elects a cashless roll of its EXISTING REVOLVING Loans

[Griffon Corporation – Third Amendment to Fifth Amended and Restated Credit Agreement]

EXHIBIT A

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

August 18, 2026,

among

GRIFFON CORPORATION,
as the Borrower,

The LENDERS Party Hereto,

BNP PARIBAS,
DEUTSCHE BANK SECURITIES INC.,
GOLDMAN SACHS BANK USA
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents

CAPITAL ONE, NATIONAL ASSOCIATION,
MANUFACTURERS AND TRADERS TRUST COMPANY,
MORGAN STANLEY SENIOR FUNDING, INC.

and
TD BANK, N.A.,
as Co-Documentation Agents

and

BANK OF AMERICA, N.A.,
as Administrative Agent

___________________

$500,000,000

___________________

BOFA SECURITIES, INC.,
BNP PARIBAS SECURITIES CORP.,
DEUTSCHE BANK SECURITIES INC.,
GOLDMAN SACHS BANK USA

and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Bookrunners

-i-

-ii-

SCHEDULE 1.01	-	Commitments
SCHEDULE 4.13	-	Burdensome Agreements
SCHEDULE 4.14	-	Labor Matters
SCHEDULE 4.15(a)	-	UCC Filing Jurisdictions
-iii-

Page

SCHEDULE 4.16	-	Subsidiaries
SCHEDULE 7.01(a)	-	Existing Indebtedness
SCHEDULE 7.01(b)	-	Existing Guarantees
SCHEDULE 7.02	-	Existing Liens
SCHEDULE 7.06	-	Existing Investments
SCHEDULE 7.09	-	Restrictive Agreements
SCHEDULE 10.01	-	Addresses for Notice

EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B	-	[Reserved]
EXHIBIT C	-	[Reserved]
EXHIBIT D	-	Form of U.S. Tax Certificate
EXHIBIT E	-	[Reserved]
EXHIBIT F	-	Form of Borrowing Request
EXHIBIT G	-	Form of Interest Election Request
-iv-

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 18, 2026, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (this “Agreement”), among GRIFFON CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and the Administrative Agent.

RECITALS

WHEREAS, the Borrower entered into the Credit Agreement, dated as of March 18, 2011 (the “Original Credit Agreement”), with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent;

WHEREAS, the Borrower entered into the Amended and Restated Credit Agreement, dated as of March 28, 2013 (as amended, supplemented or otherwise modified prior to the date of the Second Restated Credit Agreement (as defined below), the “First Restated Credit Agreement”), with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which amended and restated the Original Credit Agreement;

WHEREAS, the Borrower entered into the Second Amended and Restated Credit Agreement, dated as of March 13, 2015 (as amended, supplemented or otherwise modified prior to the date of the Third Restated Credit Agreement (as defined below), the “Second Restated Credit Agreement”), with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which amended and restated the First Restated Credit Agreement;

WHEREAS, the Borrower entered into the Third Amended and Restated Credit Agreement, dated as of March 22, 2016 (as amended, supplemented or otherwise modified prior to the date of the Fourth Restated Credit Agreement (as defined below), the “Third Restated Credit Agreement”), with the lenders party thereto and Bank of America, N.A., as administrative agent, which amended and restated the Second Restated Credit Agreement;

WHEREAS, the Borrower entered into the Fourth Amended and Restated Credit Agreement, dated as of January 30, 2020 (as amended, supplemented or otherwise modified prior to the Fifth Restatement Effective Date (as defined below), the “Fourth Restated Credit Agreement”), with the lenders party thereto and Bank of America, N.A., as administrative agent, which amended and restated the Third Restated Credit Agreement;

WHEREAS, the Borrower entered into a Fifth Amended and Restated Credit Agreement, dated as of January 24, 2022 (as amended, supplemented or otherwise modified prior to the Sixth Restatement Effective Date (as defined below), the “Fifth Restated Credit Agreement”), with the lenders party thereto and Bank of America, N.A., as administrative agent, which amended and restated the Fourth Restated Credit Agreement; and

WHEREAS, the Borrower entered into this Agreement with the financial institutions from time to time party hereto and the Administrative Agent, which amended and restated the Fifth Restated Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

Article I.
DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary gains or losses (less all fees and expenses relating thereto) for such period shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any after-tax effect of income (loss) attributable to discontinued operations for such period shall be excluded; provided that once an operation becomes a discontinued operation it will remain so for all purposes hereunder,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded,

(5) the Net Income (but not loss) for such period of any Person that is not a Restricted Subsidiary, or is an “Unrestricted Subsidiary”, or that is accounted for by the equity method of accounting, shall be excluded; provided that Adjusted Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period by such Person and shall be decreased by the amount of any actual net losses that have been funded with cash from the Borrower or a Restricted Subsidiary during such period,

(6) the Net Income (but not loss) for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Adjusted Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) for such period in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any impairment charge or asset write-off for such period, in each case, pursuant to GAAP and the amortization of intangibles for such period arising pursuant to GAAP shall be excluded,

(9) any non-cash gains and losses for such period due solely to fluctuations in currency values in accordance with GAAP shall be excluded,

(10) (a) the amount of any write-off of deferred financing costs or of indebtedness issuance costs and the amount of charges related to any premium paid in connection with repurchasing or refinancing indebtedness, in each case for such period, shall be excluded and (b) all non-recurring expenses and charges relating to such repurchase or refinancing of indebtedness or relating to any incurrence of indebtedness for such period, in each case, whether or not such transaction is consummated, shall be excluded, and

(11) any non-cash compensation charge or expense for such period, including such charge or expense arising from grants of stock options or restricted stock or other equity incentive programs for the benefit of officers, directors and employees of the Borrower or any Restricted Subsidiary of the Borrower shall be excluded.

“Administrative Agent” means Bank of America, in its capacity as administrative agent for itself and the other Secured Parties, and any duly appointed successor administrative agent.

“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Available Revolving Commitments” means, at any time, the aggregate amount of Available Revolving Commitments of all the Revolving Lenders at such time.

“Aggregate Foreign Currency Sublimit Dollar Amount” means $200,000,000.

“Aggregate LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.

“Aggregate Letter of Credit Sublimit Amount” means $125,000,000.

“Aggregate Revolving Commitment” means, at any time, the aggregate amount of the Revolving Commitments of all the Revolving Lenders at such time, as such amount is subject to reduction or increase in accordance with the terms hereof. The initial amount of the Aggregate Revolving Commitment is $500,000,000.

“Aggregate Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of all the Revolving Lenders at such time, plus (b) the Aggregate LC Exposure at such time.

“Agreed Foreign Currency” means, at any time, any of English Pounds Sterling, euro and, with the agreement of each Revolving Lender, any other Foreign Currency, so long as, in respect of any such specified Currency or other Foreign Currency, at such time (a) such Currency is dealt with in the international interbank market available to lenders in such market, (b) such Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (c) no central bank or other governmental authorization in the country of issue of such Currency (including, in the case of the euro, any authorization by the European Central Bank) is required to permit use of such Currency by any Revolving Lender for making any Revolving Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) the Term SOFR that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) in respect of a proposed Term SOFR Loan with a one-month Interest Period plus 1.00%; provided that if the Alternate Base Rate as so determined would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Alternative Currency,” when used in reference to any Revolving Loan or Revolving Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Revolving Borrowing, are bearing interest at a rate determined by reference to the Alternative Currency Daily Rate or the Alternative Currency Term Rate.

“Alternative Currency Daily Rate” means, for any day, with respect to any Revolving Borrowing:

(a) denominated in English Pounds Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and

(b) denominated in any other Agreed Foreign Currency (to the extent such Revolving Loans denominated in such Currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Agreed Foreign Currency at the time such Agreed Foreign Currency is approved by the Administrative Agent and the relevant Revolving Lenders pursuant to Section 1.06 plus the adjustment, if any, determined by the Administrative Agent and the relevant Revolving Lenders and agreed by the Borrower pursuant to Section 1.06;

provided that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” means a Revolving Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Agreed Foreign Currency.

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Revolving Borrowing:

(a) denominated in euro, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; and

(b) denominated in any other Agreed Foreign Currency (to the extent such Revolving Loans denominated in such Currency will bear interest at a term rate), the term rate per annum as designated with respect to such Agreed Foreign Currency at the time such Agreed Foreign Currency is approved by the Administrative Agent and the relevant Revolving Lenders pursuant to Section 1.06 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders and agreed by the Borrower pursuant to Section 1.06;

provided that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Revolving Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Agreed Foreign Currency.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act and all other laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to money laundering, bribery or corruption.

“Applicable Authority” means (a) with respect to Term SOFR, the administrator of Term SOFR or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity and (b) with respect to any Agreed Foreign Currency, the applicable administrator for the Relevant Rate for such Agreed Foreign Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Percentage” means, with respect to any Revolving Lender in respect of the Revolving Facility, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time; provided, however, that, if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments. Notwithstanding the foregoing, when a Defaulting Lender shall exist (i) in the case of Section 2.20 (other than the last paragraph thereof), Applicable Percentages shall be determined without regard to any Defaulting Lender’s Commitment and (ii) in the case of the defined term “LC Exposure” (other than as used in Section 2.20 or in the determination of “Revolving Credit Exposure” for purposes of Section 2.20, in each case, except as expressly set forth in Section 2.20) and Section 2.04, Applicable Percentages shall be adjusted to give effect to any reallocation effected pursuant to Section 2.20(c).

“Applicable Rate” means, for any day, with respect to any ABR Loan, Alternative Currency Daily Rate Loan, Alternative Currency Term Rate Loan or Term SOFR Loan under the Revolving Facility, or with respect to the commitment fees payable under the Revolving Facility, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread,” “Term SOFR Spread,” “Alternative Currency Daily Rate Spread,” “Alternative Currency Term Rate Spread” or “Commitment Fee Rate,” respectively, based upon the Consolidated Leverage Ratio as of the most recent determination date:

Consolidated Leverage Ratio:	ABR Spread	Term SOFR Spread	Alternative Currency Daily Rate Spread	Alternative Currency Term Rate Spread	Commitment Fee Rate
Category 1 Greater than or equal to 4.50:1.00	1.50%	2.50%	2.50%	2.50%	0.35%
Category 2 Greater than or equal to 3.50:1.00 but less than 4.50:1.00	1.25%	2.25%	2.25%	2.25%	0.30%
Category 3 Greater than or equal to 2.50:1.00 but less than 3.50:1.00	1.00%	2.00%	2.00%	2.00%	0.25%
Category 4 Greater than or equal to 1.75:1.00 but less than 2.50:1.00	0.75%	1.75%	1.75%	1.75%	0.20%
Category 5 Less than 1.75:1.00	0.50%	1.50%	1.50%	1.50%	0.15%

For purposes of the foregoing, (i) the Consolidated Leverage Ratio shall be determined as of the end of each fiscal quarter of each fiscal year of the Borrower based upon the Borrower’s consolidated financial statements delivered pursuant to Section 6.01(a) or (b), as applicable, (ii) until the delivery of the financial statements for the fiscal year ending September 30, 2026 pursuant to Section 6.01(a), the ABR Spread shall be 0.75%, the Term SOFR Spread, the Alternative Currency Daily Rate Spread and the Alternative Currency Term Rate Spread shall be 1.75% and the Commitment Fee Rate shall be 0.20% and (iii) each change in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall be effective during the period commencing on and including the date three

Business Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Consolidated Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 6.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means BofA Securities, Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Goldman Sachs Bank USA and Wells Fargo Securities, LLC.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning set forth in Section 2.09(c).

“Audited Financial Statements” means the audited consolidated balance sheet and consolidated results of operations for the Borrower and its Subsidiaries as of and for the fiscal years ended September 30, 2024 and September 30, 2025.

“Availability Period” means the period from and including the Sixth Restatement Effective Date to but excluding the earlier of the Revolving Commitment Termination Date and the date of termination of the Revolving Commitments.

“Available Amount” means, at any time, an amount equal to the sum, without duplication, of:

(a) 50% of Adjusted Net Income of the Borrower and its Restricted Subsidiaries for the period (taken as one accounting period) beginning April 1, 2023 to the end of the Borrower’s most recently ended four fiscal quarter period for which financial statements have been delivered, or, in the case that such Adjusted Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Borrower since immediately after the First Amendment Effective Date (other than net cash proceeds to the extent such proceeds have been utilized as the basis for any other transaction pursuant to Article VII hereof) from the sale of:

(i) Capital Stock of the Borrower, including Treasury Capital Stock (as defined below); or

(ii) debt securities of the Borrower that have been converted into or exchanged for such Capital Stock of such Borrower;

provided, however, that this clause (b) shall not include the net cash proceeds from (X) Capital Stock or convertible debt securities of the Borrower sold to a Restricted Subsidiary, as the case may be, or (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock; plus

(c) 100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Borrower following the First Amendment Effective Date (other than net cash proceeds to the extent such net cash proceeds are contributed by a Restricted Subsidiary); plus

(d) 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Investments made by the Borrower or its Restricted Subsidiaries pursuant to Section 7.06(h) or interest payments made in respect of any repurchases and redemptions of such Investments made pursuant to Section 7.06(h) from the Borrower or its Restricted Subsidiaries, repayments of or interest payments made in respect of any loans or advances, and releases of guarantees, which constitute Investments made pursuant to Section 7.06(h) by the Borrower or its Restricted Subsidiaries or any dividends or other distributions made or payments made with respect to any Investments by the Borrower or any Restricted Subsidiary pursuant to Section 7.06(h) in each case after the First Amendment Effective Date; or

(ii) the sale (other than to the Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary constituted an Investment permitted by Section 7.06) or a dividend from an Unrestricted Subsidiary after the First Amendment Effective Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the First Amendment Effective Date, the merger or consolidation of an Unrestricted Subsidiary into the Borrower or a Restricted Subsidiary or the transfer of assets of any Unrestricted Subsidiary to the Borrower or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary at the time of the redesignation, merger, consolidation or transfer (or of the assets transferred, as applicable); provided that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to Section 7.06(h).

“Available Revolving Commitment” means, as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Revolving Lender’s Revolving Commitment then in effect over (b) such Revolving Lender’s Revolving Credit Exposure then outstanding.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended from time to time, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding that has not been dismissed by a court of competent jurisdiction, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA Section 3(3)) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrower Equity Plan” has the meaning set forth in Section 7.07(e).

“Borrower Materials” has the meaning set forth in Section 6.01.

“Borrowing” means a Term Borrowing or a Revolving Borrowing, as the context may require.

“Borrowing Request” means a notice of a Borrowing, which shall be substantially in the form of Exhibit F or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Term SOFR Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in the Currency of such Borrowing are carried out in the applicable interbank market, (c) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Borrowing denominated in any Foreign Currency (other than euro or English Pounds Sterling), or to a notice by the Borrower with respect to any such borrowing, continuation, payment, prepayment or Interest Period, that is also a day on which commercial banks and the applicable foreign exchange market settle payments in the Principal Financial Center for such Foreign Currency, (d) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Borrowing denominated in euro (or any notice with respect thereto), that is also a TARGET Day, (e) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Borrowing denominated in English Pounds Sterling (or any notice with respect thereto), that is not a day banks are closed for general business in London because such day is a legal holiday under the laws of the United Kingdom and (f) if such day relates to any interest rate settings as to a Borrowing denominated in any Foreign Currency (other than euro or English Pounds Sterling), that is a day on which dealings in deposits in the relevant Foreign Currency (other than euro or English Pounds Sterling) are conducted by and between banks in the applicable offshore interbank market for such Foreign Currency.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a limited liability company, membership units (whether common or preferred), (d) in the case of a partnership, partnership interests (whether general or limited) and (e) any other equivalent ownership interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateralize” means to deposit in a Collateral Account or pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders and the Revolving Lenders, as collateral for LC Obligations or obligations of Revolving Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or, if the Administrative Agent or the Issuing Lenders shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the Issuing Lenders.

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Change of Control” means (a) during any period of 12 consecutive calendar months, the ceasing of those individuals (the “Continuing Directors”) who (i) were directors of the Borrower on the first day of each such period, or (ii) subsequently became directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Borrower, to constitute a majority of the board of directors of the Borrower, or (b) after the Effective Date, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of the Borrower.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s or such Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Term Loans, Extended Term Loans or Refinancing Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, commitment in respect of Incremental Term Loans, commitment in respect of Extended Term Loans or commitment in respect of Refinancing Term Loans and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Refinancing Term Loans, commitments in respect of Refinancing Term Loans, Extended Term Loans, commitments in respect of Extended Term Loans, commitments in respect of Incremental Term Loans and Incremental Term Loans that have different terms and conditions shall be construed to be in different Classes.

“CME” means CME Group Benchmark Administration Limited.

“Co-Documentation Agents” means Capital One, National Association, Manufacturers and Traders Trust Company, Morgan Stanley Senior Funding, Inc. and TD Bank, N.A., in their capacities as Co-Documentation Agents.

“Co-Syndication Agents” means BNP Paribas, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and Wells Fargo Bank, National Association, in their capacities as Co-Syndication Agents.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document. Notwithstanding anything in this Agreement or any Loan Documents to the contrary, in no event shall real property and any and all improvements thereon or any Margin Stock, in each case whether now owned or at any time hereafter acquired by the Borrower or any of its Restricted Subsidiaries, constitute Collateral hereunder or under any of the Loan Documents.

“Collateral Account” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Commitment” means a Revolving Commitment or a Term Commitment, as the context may require.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of goodwill and other intangibles, deferred financing fees of such Person and its Restricted Subsidiaries, for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, SONIA or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Alternate Base Rate”, “SOFR”, “SONIA,” “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for Dollars or such Agreed Foreign Currency, as applicable (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for Dollars or such Agreed Foreign Currency, as applicable, exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document in consultation with the Borrower).

“Consolidated EBITDA” means, with respect to any Person for any period, the Adjusted Net Income of such Person for such period

(1) increased (without duplication) by, to the extent deducted (and not added back) in computing Adjusted Net Income:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period; plus

(b) Fixed Charges of such Person for such period; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) fees, expenses or charges for such period relating to any offering of Capital Stock or Indebtedness of the Borrower or any Restricted Subsidiary permitted under this Agreement or any Permitted Acquisition (or potential permitted acquisition, even if not consummated); plus

(e) fees, expenses or charges for such period related to the consummation of this Agreement (if incurred prior to the date that is 120 days after the Sixth Restatement Effective Date); plus

(f) the amount of any restructuring charge incurred for such period in connection with the closing and restructuring of idle facilities and non-recurring restructuring charges incurred in connection with the consolidation of facilities; provided that the aggregate amount of such charges referred to in this clause (f) shall not exceed $40,000,000 in any four fiscal quarter period; and provided further that, in any event, all cash costs and cash expenses relating to the publicly announced expansion of the global sourcing initiative relating to the US lawn and garden tools portion of the consumer and professional products segment, not to exceed $60,000,000 in the aggregate and only to the extent incurred on or prior to September 30, 2026, shall be allowed to be added back when computing Consolidated EBITDA (it being understood that any non-cash costs and non-cash expenses relating to the expansion of the global sourcing initiative referred to above shall be eligible to be added back for purposes of computing Consolidated EBITDA to the extent applicable pursuant to another subsection of Section (1) of the definition of Consolidated EBITDA); plus

(g) any severance or similar one-time compensation charges for such period, in an aggregate amount not to exceed $20,000,000 in any four fiscal quarter period; provided that, in any event, all employee retention payments relating to the strategic transaction review process and all severance payments in connection with the restructuring relating to the expansion of the global sourcing initiative referred to in clause (f) above, not to exceed $40,000,000 in the aggregate and only to the extent incurred prior to September 30, 2026, shall be allowed to be added back when computing Consolidated EBITDA; plus

(h) expenses related to the acquisition of substantially all of the assets of West Barrows Mix Pty Ltd. for such period, in an aggregate amount not to exceed $2,000,000 over the term of this Agreement; plus

(i) [reserved], plus

(j) any other non-cash charges for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(k) any costs or expense incurred by the Borrower or a Restricted Subsidiary for such period pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of a substantially concurrent issuance of Capital Stock of the Borrower (other than Disqualified Stock); plus

(l) any non-cash compensation expense recorded for such period from grants of stock appreciation or similar rights, stock options, restricted stock or other rights; plus

(m) in connection with any Material Acquisition (as defined below) or Material Disposition (as defined below): (A) cost savings, operating expense reductions, operational improvements and synergies permitted to be reflected in pro forma financial information under Rule 11-02 of Regulation S-X under the Securities Act, for such period and (B) cost savings, operating expense reductions, operational improvements and cost saving synergies of the Borrower and its Restricted Subsidiaries resulting from, or expected to result from, actions taken, committed to be taken or planned to be taken within the next 18 months following the date of such Material Acquisition or Material Disposition that (1) are reasonably identified, factually supported and determined in good faith by the Borrower to be probable as a result of such actions, and (2) do not exceed the actual cost savings expected in good faith to be realized by the Borrower and its Restricted Subsidiaries as a result of such actions; provided that the aggregate amount of any increase pursuant to this clause (m)(B) for any Test Period shall not exceed 20% of Consolidated EBITDA for such four quarter period after giving effect to this clause (m)(B);

(2) decreased by (without duplication) non-cash gains increasing Adjusted Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period, and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Obligations in respect of Swap Agreements and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Obligations in respect of Swap Agreements for currency exchange risk); plus or minus, as applicable,

(c) any net after tax income (loss) for such period from the early extinguishment of Indebtedness or Obligations in respect of Swap Agreements or other derivative,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio or the Consolidated Senior Secured Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Restricted Subsidiaries in excess of $50,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries in excess of $50,000,000.

“Consolidated Funded Debt” means, at any date, the aggregate principal amount of all Indebtedness for borrowed money (after eliminating intercompany Indebtedness between Group Members permitted by this Agreement) of the Borrower and its Restricted Subsidiaries at such date, net of unrestricted cash and Permitted Investments as of such day, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(a) consolidated interest expense (after eliminating intercompany Indebtedness between Group Members permitted by this Agreement) of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Adjusted Net Income including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of obligations in respect of Swap Agreements or other derivative instruments pursuant to GAAP), (iv) the interest component of Capital Lease Obligations, (v) commitment fees in respect of the Loans or any other revolving credit facilities and (vi) net payments, if any, pursuant to interest rate obligations in respect of Swap Agreements with respect to Indebtedness, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of one-time bridge and other financing fees; plus

(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued.

“Consolidated Leverage Ratio” means, as at the last day of any period, the ratio of (a) Consolidated Funded Debt on such day to (b) Consolidated EBITDA for such period.

“Consolidated Senior Secured Funded Debt” means, at any date, Consolidated Funded Debt as of such date that is (a) secured by a Lien on any assets of the Borrower and its Restricted Subsidiaries and (b) not subordinated to the Obligations.

“Consolidated Senior Secured Leverage Ratio” means, as at the last day of any period, the ratio of (a) Consolidated Senior Secured Funded Debt on such day to (b) Consolidated EBITDA for such period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Administrative Agent, any Issuing Lender or any other Lender.

“Currency” means Dollars or any Foreign Currency.

“Customary Bridge Loan” means a customary bridge facility with an initial maturity date no longer than one year; provided that, subject only to customary conditions, such facility will automatically convert or exchange into long-term debt with (a) a weighted average life to maturity no shorter than the weighted average life to maturity of Term Loans, if any, with the longest remaining weighted average life to maturity and (b) a final maturity date no earlier than the Latest Maturity Date.

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s reasonable good-faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action. For the avoidance of doubt, it is hereby understood and agreed by all parties to this Agreement that the Defaulting Lender provisions in this Agreement shall not apply to any Person in its capacity as a Hedge Bank (as defined in the Guarantee and Collateral Agreement) or affect its status or rights as a Secured Party in respect of any Specified Swap Agreement.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Borrower, less the amount of cash and Permitted Investments received in connection with a subsequent sale of or collection of such Designated Non-Cash Consideration.

“Disqualified Institution” means, on any date, (i) any Person designated by the Borrower as a “Disqualified Institution” by written notice delivered to the Administrative Agent on or prior to the Sixth Restatement Effective Date and (ii) any Affiliates of any such Persons identified under clause (i) of this definition that are clearly identifiable as Affiliates solely on the basis of such Affiliate’s legal name; provided that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and the Lenders from time to time.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable, except to the extent such capital stock is exchanged into Indebtedness at the option of the issuer thereof and only subject to the terms of any debt instrument to which such Person is a party), or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the Final Commitment Termination Date or the date the Loans are no longer outstanding and all Commitments hereunder have been terminated; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar Equivalent” means, with respect to any Borrowing or any Letter of Credit issuance, in each case, denominated in any Foreign Currency, the amount of Dollars that would be required to purchase the amount of the Foreign Currency of such Borrowing on the date of such Borrowing or such issuance (or, in the case of any determination made under Section 2.11(c) or redenomination under the last sentence of Section 2.18(a), on the date of determination or redenomination therein referred to), based upon the Spot Rate.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means March 18, 2011.

“English Pounds Sterling” means the lawful currency of the United Kingdom.

“Environmental Laws” means all laws (including common law), statutes, treaties, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any harmful or deleterious substances or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Group Member directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any entity, whether or not incorporated, that is under common control with a Group Member within the meaning of Section 4001 (a)(14) of ERISA; (b) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which a Group Member is a member; (c) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which a Group Member is a member; and (d) with respect to any Group Member, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Group Member, any corporation described in clause (b) above or any trade or business described in clause (c) above is a member.

“ERISA Event” means (a) the existence with respect to any Plan of any non-exempt Prohibited Transaction; (b) any Reportable Event; (c) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the failure of any Group Member or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan, any required contribution to a Multiemployer Plan, or (after the expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA; (e) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (f) the receipt by any Group Member or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by any Group Member or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (h) the incurrence by any Group Member or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) from any Plan or Multiemployer Plan; (i) the receipt by any Group Member or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Group Member or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, “terminated” (within the meaning of Section 4041A of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); or (j) a Foreign Plan Event.

“ESOP” means the Griffon Employee Stock Ownership Plan.

“ESOP Loan” means an extension of credit to the ESOP made or guaranteed by the Borrower or any ERISA Affiliate pursuant to the terms of the ESOP.

“ESOP Purchases” means tax-deductible contributions by the Borrower or any ERISA Affiliate to the ESOP for the purpose of repaying any ESOP Loan or any annual installment thereof, pursuant to the terms of the ESOP.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“euro” means the single currency of Participating Member States of the European Union, which shall be an Agreed Foreign Currency and a Foreign Currency under this Agreement.

“Event of Default” has the meaning set forth in Article VIII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary of the Borrower or any Subsidiary in respect of which either (a) the pledge of more than 65% of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income, net profits, net gains, revenue, or any similar tax imposed in lieu of net income taxes, or any branch profits taxes or similar taxes, in each case imposed as a result of a present or former connection between the recipient and the taxing jurisdiction or any political subdivision thereof (other than a connection arising solely from such recipient entering into, delivering, performing its obligations under, enforcing, or receiving payments under, this Agreement or any other Loan Document), (b) any taxes imposed pursuant to FATCA and (c) in the case of any person (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any United States withholding tax or a withholding tax imposed by a jurisdiction referred to in clause (a) that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new Lending Office) or is attributable to such Lender’s failure to comply with Section 2.17(f) or (g), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office or assignment, to receive additional amounts pursuant to Section 2.17(a) (which, for the avoidance of doubt, shall be applied on a Lender-by-Lender basis).

“Existing Credit Agreements” means (i) the Credit Agreement, dated as of March 31, 2008, among Gritel Holding Co., Inc., as holdings, Telephonics Corporation, as borrower, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent, (ii) the Credit Agreement, dated as of September 30, 2010, among Clopay Ames True Temper LLC, as holdings, Clopay Ames True Temper Holding Corp., as borrower, certain subsidiaries of Clopay Ames True Temper Holding Corp., as guarantors, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent and (iii) the Credit Agreement, dated as of September 30, 2010, among Clopay Ames True Temper LLC, as holdings, Clopay Ames True Temper Holding Corp., as borrower, certain subsidiaries of Clopay Ames True Temper Holding Corp., as guarantors, the lenders party thereto from time to time, and Goldman Sachs Lending Partners LLC, as administrative agent.

“Existing Letters of Credit” has the meaning set forth in Section 2.04(a).

“Existing Revolving Loans” means the “Revolving Loans” outstanding under this Agreement immediately prior to giving effect to the Sixth Restatement on the Sixth Restatement Effective Date.

“Extended Revolving Commitment” has the meaning set forth in Section 2.21(a).

“Extended Revolving Loans” has the meaning set forth in Section 2.21(a).

“Extended Term Loans” has the meaning set forth in Section 2.21(a).

“Extension” has the meaning set forth in Section 2.21(a).

“Extension Offer” has the meaning set forth in Section 2.21(a).

“Facility” means the Revolving Facility or any other Term Loan Facility.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor version that is substantively comparable, but only if the requirements in such amended or successor version for avoiding the withholding are not materially more onerous than the requirements in the current version), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any law, regulation, rule or practice implementing an intergovernmental agreement entered into in connection with the implementation of any such section of the Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“FIN 48” has the meaning set forth in Section 4.09.

“Final Commitment Termination Date” means, as at any date, the latest to occur of (a) the Revolving Commitment Termination Date, (b) the termination date in respect of any outstanding Extended Revolving Commitments and (c) the Maturity Date.

“Financial Covenant Event of Default” has the meaning specified in clause (d) under Article VIII.

“Financial Covenant Facilities” means, collectively, the Revolving Facility and any other facility hereunder designated as such pursuant to any amendment to this Agreement (which may, at the option of the Administrative Agent and the Borrower, be in the form of an amendment or an amendment and restatement of this Agreement).

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Fifth Restatement Effective Date” means January 24, 2022.

“First Amendment Effective Date” means August 1, 2023.

“First Restated Credit Agreement” has the meaning set forth in the recitals hereto.

“First Restatement Effective Date” means March 28, 2013.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period; and

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of preferred stock of such Person during such period.

“Foreign Currency” means at any time any Currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent,” as determined by the Administrative Agent.

“Foreign Plan” means each employee pension benefit plan (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA) that is subject to Applicable Law that is similar to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and is maintained or contributed to by any Group Member or any ERISA Affiliate for the benefit of employees of any Group Member or any ERISA Affiliate employed and residing outside the United States.

“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the failure to make or, if applicable accrue in accordance with normal accounting practices, any employer or employee contributions required by Applicable Law or by the terms of such Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any Foreign Plan required to be registered; or (c) the failure of any Foreign Plan to comply with any provisions of Applicable Law or regulations or with the terms of such Foreign Plan.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fourth Restatement Effective Date” means January 30, 2020.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Lender, such Defaulting Lender’s Applicable Percentage of the outstanding LC Obligations other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Disposition Basket Amount” means an amount at any time equal to 20.0% of the consolidated assets of the Borrower and its Restricted Subsidiaries, calculated as of the end of the immediately preceding fiscal quarter (for which financial statements have been delivered prior to the first day of such quarter) of the Borrower.

“Global Intercompany Note” means a promissory note, in form and substance reasonably satisfactory to the Administrative Agent, evidencing Indebtedness owed among the Loan Parties and their Subsidiaries, as amended, restated or replaced from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group Members” means the collective reference to the Borrower and its Restricted Subsidiaries.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of March 18, 2011, made by the Loan Parties in favor of Administrative Agent, as amended and modified by the Amendment to Guarantee and Collateral Agreement, dated as of March 28, 2013, as further amended and modified by the Second Amendment to Guarantee and Collateral Agreement, dated as of June 2, 2017, and as the same shall be further amended, restated, amended and restated, modified and supplemented from time to time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, perfluoroalkyl and polyfluoroalkyl substances, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to, or that could rise to liability under, any Environmental Law.

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary (for the avoidance of doubt, excluding any Unrestricted Subsidiary or Subsidiary thereof) of any Loan Party if the Net Book Value of such Subsidiary does not exceed 10% of the Net Book Value of the Group Members as a whole; provided that, as of any date of determination, the aggregate Net Book Value of all Immaterial Subsidiaries may not exceed 15% of the Net Book Value of the Group Members as a whole (and the Borrower will designate in writing to the Administrative Agent from time to time the Subsidiaries which will cease to be treated as “Immaterial Subsidiaries” in order to comply with this definition).

“Increase Effective Date” has the meaning set forth in Section 2.08(a).

“Incremental Available Amount” means, at any time, the greater of the Incremental Fixed Amount and the Incremental Ratio Amount.

“Incremental Commitments” has the meaning set forth in Section 2.08(a).

“Incremental Equivalent Debt” means Indebtedness (in the form of senior secured first lien loans or notes, junior lien loans or notes, subordinated unsecured loans or notes or senior unsecured loans or notes, in each case, issued in a public offering, Rule 144A or other private placement or purchase or otherwise, or Customary Bridge Loan in lieu of the foregoing, or junior lien secured or unsecured “mezzanine” debt) of the Borrower in an amount not to exceed the then available Incremental Available Amount and to the extent that the Borrower shall have been permitted to incur or issue such Indebtedness pursuant to, and such Indebtedness shall be deemed to be incurred in reliance on, Section 2.08; provided that (A) upon the effectiveness of such Indebtedness, except in connection with a Limited Condition Transaction (in which case no Event of Default shall have occurred and is continuing or would result therefrom), no Default or Event of Default has occurred and is continuing or shall result therefrom, (B) such Indebtedness shall not be subject to any Guarantee by any Person other than a Loan Party, (C) in the case of such Indebtedness that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of any Person other than an asset constituting Collateral, (D) (i) if such Indebtedness is secured on a pari passu basis with the Liens on the Collateral securing the Obligations, such Indebtedness shall be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and the Borrower, (ii) if such Indebtedness is secured on a junior priority basis to the Liens on the Collateral securing the Obligations, such Indebtedness shall be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and the Borrower, and (iii) if such Indebtedness is payment subordinated, shall be subject to a subordination agreement on terms that are reasonably acceptable to the Administrative Agent and the Borrower, (E) be subject to the applicable terms and conditions set forth in Section 2.08(d) (iii) and (iv) with respect to an Incremental Term Loan, mutatis mutandis, and (F) the other terms and conditions of such Indebtedness (excluding pricing, optional prepayment or redemption terms) shall reflect market terms and conditions on the date of incurrence or issuance of such Indebtedness (as reasonably determined by the Borrower in good faith).

“Incremental Fixed Amount” means, at any time, (x) $500,000,000 minus (y) the aggregate principal amount outstanding at such time of all Incremental Loans, Incremental Commitments and Incremental Equivalent Debt incurred or issued in reliance on the Incremental Fixed Amount.

“Incremental Loans” means Incremental Revolving Loans and Incremental Term Loans.

“Incremental Ratio Amount” means an aggregate principal amount such that, immediately after giving effect to the incurrence of the relevant Incremental Equivalent Debt and/or the relevant Incremental Facilities, as applicable (and (x) treating any commitments being so incurred as fully drawn for purposes of such calculation and (y) treating any unsecured Incremental Equivalent Debt and/or Incremental Facilities, as applicable, being so incurred as Consolidated Senior Secured Funded Debt for purposes of testing the Incremental Ratio Amount), the use of proceeds thereof and any related pro forma adjustment thereto, the Borrower’s Consolidated Senior Secured Leverage Ratio does not exceed 3.50 to 1.00 calculated on a pro forma basis as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered.

“Incremental Revolving Commitments” has the meaning set forth in Section 2.08(a).

“Incremental Revolving Loans” means any loans made pursuant to an Incremental Revolving Facility.

“Incremental Term Commitments” has the meaning set forth in Section 2.08(a).

“Incremental Term Loans” means any loans made pursuant to an Incremental Term Facility.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning set forth in Section 10.03(b).

“Information” has the meaning set forth in Section 10.13.

“Insolvent” with respect to any Multiemployer Plan, means insolvent within the meaning of Section 4245 of ERISA.

“Interest Election Request” means a notice of (a) a conversion of Loans from one Type to the other or (b) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, which shall be substantially in the form of Exhibit G or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date; (b) with respect to any Term SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period; (c) as to any Alternative Currency Daily Rate Loan, the last Business Day of each month; (d) as to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan; (e) with respect to any Existing Revolving Loans, the Sixth Restatement Effective Date and (f) the applicable Maturity Date; provided, however, that if any Interest Period for an Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.

“Interest Period” means, for any Alternative Currency Term Rate Loan or Borrowing or any Term SOFR Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, if available to all Lenders, twelve months) thereafter or, with respect to such portion of any Alternative Currency Term Rate Loan or Borrowing or any Term SOFR Loan or Borrowing, in each case, denominated in a Foreign Currency that is scheduled to be repaid on the Final Commitment Termination Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Final Commitment Termination Date, as specified in the applicable Borrowing Request or Interest Election Request; provided that, (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period (other than an Interest Period pertaining to an Alternative Currency Term Rate Borrowing or a Term SOFR Borrowing, in each case, denominated in a Foreign Currency that ends on the Final Commitment Termination Date that is permitted to be of less than one month’s duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Investment” means, by any Person, (a) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by such person for or in connection with the acquisition by such Person of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person and (b) the amount of any advance, loan or extension of credit by such Person, to any other Person, or guaranty or other similar obligation of such Person with respect to any Indebtedness of such other Person (other than Indebtedness constituting trade payables in the ordinary course of business), and (without duplication) any amount committed to be advanced, loaned, or extended by such Person to any other Person, or any amount the payment of which is committed to be assured by a guaranty or similar obligation by such Person for the benefit of, such other Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 7.06 hereof:

(1) “Investments” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation based on the fair market value of such Investment as determined by the board of directors of the Borrower; less

(b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any Issuing Lender and the Borrower (or any Restricted Subsidiary) or in favor of such Issuing Lender and relating to such Letter of Credit.

“Issuing Lender” means Bank of America and any other Lender selected by the Borrower and approved by the Administrative Agent in its reasonable discretion that has agreed in its sole discretion to act as an “Issuing Lender” hereunder, or any of their respective affiliates, in each case in its capacity as the issuer of any Letter of Credit hereunder, and any successors in such capacity as provided in Section 2.04(j). Each reference herein to “the Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender.

“Latest Maturity Date” means the latest of the Revolving Commitment Termination Date and any Incremental Term Loan Maturity Date applicable to existing Incremental Term Loans, as of any date of determination.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LC Commitment” means, as to any Issuing Lender, the amount agreed from time to time by such Issuing Lender and the Borrower (and notified to the Administrative Agent) as the maximum amount of Letters of Credit that such Issuing Lender is willing to issue at any time for the account of the Borrower hereunder, with the amount of Letters of Credit issued by any Issuing Lender at any time deemed to be equal to the amount of LC Obligations at such time attributable to Letters of Credit issued by such Issuing Lender. As of the Sixth Restatement Effective Date, the LC Commitment of Bank of America is $125,000,000.

“LC Disbursement” means a payment made by any Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” means, with respect to each Revolving Lender at any time, such Revolving Lender’s Applicable Percentage of the Aggregate LC Exposure at such time.

“LC Obligations” means, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit or Dollar Equivalent thereof in the case of Letters of Credit issued in any Foreign Currency and (b) the aggregate amount of LC Disbursements, or the Dollar Equivalent thereof in case of Letters of Credit issued in any Foreign Currency, that have not then been reimbursed pursuant to Section 2.04(f).

“LCT Election” has the meaning specified in Section 1.09(a).

“LCT Test Date” has the meaning specified in Section 1.09(a).

“Lenders” has the meaning set forth in the preamble hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby or trade letter of credit issued pursuant to this Agreement.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Lender.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Transaction” means (x) any acquisition (including acquisitions subject to a letter of intent or purchase agreement) or other similar investment, including by way of merger, by the Borrower or one or more of its Restricted Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing and (y) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, satisfaction and discharge or repayment.

“Loan Documents” means, collectively, this Agreement, the Issuer Documents, the Security Documents and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Documents.

“Loan Party” means the Borrower and any Subsidiary Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Local Time” means, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operation or condition (financial or otherwise) of the Group Members, taken as a whole, (b) validity or enforceability of the material provisions of any of the Loan Documents or (c) the material rights or remedies of the Administrative Agent and the Lenders hereunder or under any of the other Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more Group Members in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means the Revolving Commitment Termination Date.

“Minimum Extension Condition” has the meaning set forth in Section 2.21(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Book Value” means, with respect to any Subsidiary, the net book value of the total assets of such Subsidiary determined in accordance with GAAP but excluding intangible assets and book value attributable to (i) an Investment in another Subsidiary to the extent the assets of such other Subsidiary are otherwise included in the calculation of aggregate Net Book Value, (ii) deferred taxes, (iii) deferred financing costs, (iv) intercompany Indebtedness and (v) assets that are no longer used or useful in the business of such Subsidiary (as determined by the Borrower in good faith).

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined on a consolidated basis in accordance with GAAP.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.02 and (b) has been approved by the Required Lenders (or, in the case of consents, waivers or amendments that require the approval of all or all affected Lenders of a particular Class, the Required Revolving Lenders or the Required Term Loan Lenders, as applicable).

“Non-U.S. Lender” has the meaning set forth in Section 2.17(f).

“Obligations” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“OECD” means the Organization for Economic Cooperation and Development.

“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning set forth in the recitals hereto.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other similar excise or property taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, including any interest, additions to tax or penalties applicable thereto.

“Outstanding Amount” means, with respect to any Term Loans under any Term Loan Facility on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Term Loans under such Term Loan Facility occurring on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate reasonably determined by the Administrative Agent or the Issuing Lenders, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Agreed Foreign Currency, an overnight rate reasonably determined by the Administrative Agent or the Issuing Lenders, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning set forth in Section 10.04(c).

“Participant Register” has the meaning set forth in Section 10.04(c)(i).

“Participating Member State” means any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“Payment Percentage” has the meaning set forth in Section 2.11(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in Section 4002 of ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means the acquisition by the Borrower or any Restricted Subsidiary of any Person or of any division or line of business of any Person (whether a Person, or division or line of business, an “Eligible Business”), either by merger, consolidation, purchase of stock, or purchase of all or a substantial part of the assets of such Eligible Business (any such type of transaction is referred to in this Agreement as an “acquisition” and the principal agreement relating thereto, whether a stock purchase agreement, an asset purchase agreement, a merger agreement or otherwise, is referred to in this Agreement as the “acquisition agreement”); provided that (a) with respect to acquisitions of Foreign Subsidiaries (other than any Foreign Subsidiary organized under the laws of a country that is a member of the OECD (i) that Guarantees the Obligations in a manner reasonably satisfactory to the Administrative Agent and (ii) in respect of which at least 66% of the Capital Stock of such Foreign Subsidiary is pledged as Collateral) and/or assets located outside of the United States of America or Subsidiaries which do not become Subsidiary Guarantors, the aggregate consideration paid in connection therewith shall not exceed $250,000,000 in any fiscal year, (b) in the case of any acquisition by any of the Borrower’s wholly-owned Restricted Subsidiaries, such Restricted Subsidiary remains a wholly-owned Restricted Subsidiary of the Borrower, (c) the Borrower or such Restricted Subsidiary, as applicable, shall have complied with all of the requirements of Section 6.11 with respect thereto, (d) after giving effect to such acquisition on a pro forma basis, the Borrower shall be in compliance, on a pro forma basis, with Section 7.11 as of the end of the most recent fiscal quarter for which financial statements have been delivered, (e) no Default shall have occurred and be continuing immediately before and after giving effect to such Permitted Acquisition or result from the consummation thereof and (f) each of the following conditions shall have been satisfied (and the Borrower shall have delivered to the Administrative Agent a certificate to the effect that the conditions under paragraph (a) to (e) above and this paragraph (f) have been satisfied):

(i) such transaction shall not be a “hostile” acquisition or other “hostile” transaction (i.e., such transaction shall not be opposed by the board of directors (or similar governing body) of the Eligible Business), provided that (i) in the event the Borrower or such Restricted Subsidiary, as applicable, proposes to initiate such transaction as hostile transaction with the intent to subsequently obtain the approval of the board of directors of the Eligible Business, the Borrower or such Restricted Subsidiary, as applicable, may notify the Administrative Agent and each Lender in writing in advance of the initiation of such proposed transaction together with any information concerning such transaction as the Administrative Agent or any Lender may request, and (ii) the Administrative Agent and each Lender shall have approved such transaction in writing prior to the initiation of such transaction, with the approval of each Lender not to be unreasonably withheld, the Borrower or the Restricted Subsidiary, as applicable, may proceed with such transaction as long as the transaction ultimately is approved by the board of directors (or similar governing body) of the Eligible Business (and a majority of which were members of such board of directors (or similar governing body) at the time such transaction was initiated) and is otherwise in accordance with the terms of this Agreement; and

(ii) such acquisition (1) if such acquisition is a stock acquisition, shall be of greater than 50% of the issued and outstanding Capital Stock of such Eligible Business, whether by purchase or as a result of merger or consolidation (provided that the Borrower or such Restricted Subsidiary, as applicable, shall be the surviving corporation in any such merger or consolidation), and in any event shall consist of shares of Capital Stock with sufficient voting rights which entitles the Borrower or such Restricted Subsidiary, as applicable, to elect a majority of the directors of such Eligible Business and to control the outcome of any shareholder votes with respect to the shareholders of such Eligible Business and (2) if such acquisition is an asset acquisition, shall be of all or a substantial part of an Eligible Business.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within three years from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor’s Ratings Services or from Moody’s Investors Services, Inc.;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(e) up to $100,000,000 in other investments by the Borrower in connection with its cash management activities pursuant to an investment policy approved by (i) a Financial Officer of the Borrower or (ii) the Board of Directors of the Borrower (or committee thereof), if required by the constitutive documents of the Borrower (it being understood that the investment shall be with a Managed Account). For purposes of this definition, the term “Managed Account” means an investment account that is owned by an investor and managed by a professional money manager.

“Permitted Liens” means:

(a) Liens imposed by law for taxes, assessments and governmental charges or claims that are not yet due or are being contested in compliance with Section 6.04;

(b) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any such obligation imposed pursuant to Section 430(k) of the Code or 303(k) of ERISA), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;

(c) pledges, deposits and statutory trusts made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits and other Liens to secure industrial revenue bonds, the performance of bids, trade contracts (other than for borrowed money), government contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under paragraph (k) of Article VIII;

(f) easements, restrictions (including zoning restrictions), rights-of-way, licenses, covenants and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Group Members, taken as a whole;

(g) any interest or title of a lessor under any lease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased, and any financing statement filed in connection with any such lease;

(h) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien by operation of law on the related inventory and proceeds thereof;

(i) Liens held by third parties on consigned goods incurred in the ordinary course of business;

(j) bankers’ liens and rights to setoff with respect to deposit accounts and Liens encumbering margin deposits or brokerage accounts, in each case, incurred in the ordinary course of business;

(k) Liens on insurance policies and the proceeds thereof securing the financing of the insurance premiums with the providers of such insurance or their Affiliates in respect thereof;

(l) [reserved]; and

(m) Liens on any assets that are the subject of an agreement for a disposition thereof expressly permitted under Section 7.04 that arise due to the existence of such agreement.

“Permitted Subordinated Debt” means unsecured Indebtedness of the Borrower for borrowed money which (a) matures no earlier than, and does not require any scheduled principal payments prior to, the date which is six months after the Final Commitment Termination Date, (b) is not subject to any mandatory prepayment, redemption, repurchase, sinking fund or other similar obligation prior to the date which is six months after the Final Commitment Termination Date, in each case that could require any payment on account of principal in respect thereof prior to the date which is six months after the Final Commitment Termination Date, (c) is not guaranteed by any Group Member which is not a Subsidiary Guarantor, (d) is subordinated to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent, (e) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable or more restrictive to the Borrower than the terms and conditions customary at the time for high-yield subordinated debt securities issued in a public offering (except to the extent otherwise approved by the Administrative Agent) and (f) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable or more restrictive to the Borrower than the terms and conditions contained in this Agreement; provided that prior to and immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Group Member or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 6.01.

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualifying Loans” has the meaning set forth in Section 2.11(a).

“Quarterly Dates” means the last Business Day of September, December, March and June in each year, the first of which shall be the first such day after the date hereof.

“Range” has the meaning set forth in Section 2.11(a).

“Register” has the meaning set forth in Section 10.04.

“Regulation S-X” means Regulation S-X of the General Rules and Regulations promulgated by the SEC.

“Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Lenders pursuant to Section 2.04(f) for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers and advisors of such Person and of such Person’s Affiliates.

“Relevant Rate” means, with respect to any Borrowing denominated in (a) Dollars, SOFR, (b) English Pounds Sterling, SONIA and (c) euro, EURIBOR, as applicable.

“Replaced Facility” has the meaning set forth in Section 10.02.

“Replacement Facility” has the meaning set forth in Section 10.02.

“Reportable Event” means any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived.

“Responsible Officer” means the chief executive officer, president, vice-president, chief financial officer, treasurer, assistant treasurer, secretary or controller of a Loan Party, and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Required Class Lenders” means, at any time with respect to any Class of Loans or Commitments, Lenders having Total Credit Exposures with respect to such Class representing more than 50% of the Total Credit Exposures of all Lenders of such Class. The Total Credit Exposure of any Defaulting Lender with respect to such Class shall be disregarded in determining Required Class Lenders at any time.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders at such time.

“Required Financial Covenant Lenders” means, at any time, Lenders having Total Credit Exposures under the Financial Covenant Facilities representing more than 50% of all the Total Credit Exposures under the Financial Covenant Facilities. The Total Credit Exposure of any Defaulting Lender which is a Lender under any Financial Covenant Facility shall be disregarded in determining Required Financial Covenant Lenders at any time.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Credit Exposures and Available Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposures and the Aggregate Available Revolving Commitments of all Revolving Lenders at such time. The Revolving Credit Exposure and Available Revolving Commitments of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time.

“Required Term Loan Lenders” means, with respect to any Term Loan Facility, at any time, Term Lenders having Term Loans under such Term Loan Facility representing more than 50% of the aggregate unused Term Commitment and aggregate Outstanding Amount of Term Loans of all Term Lenders under such Term Loan Facility at such time. The Term Commitment and the Outstanding Amount of Term Loans of any Defaulting Lender shall be disregarded in determining Required Term Loan Lenders at any time.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law (including Environmental Law), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (x) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of any Group Member, (y) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of any Group Member or any option, warrant or other right to acquire any such shares of Capital Stock of any Group Member or (z) any principal payment on, or redemption, repurchase, defeasance, acquisition or retirement for value, or irrevocable notice of redemption with respect thereto, in each case, prior to any scheduled repayment, sinking fund payment or maturity, of any Subordinated Indebtedness (other than (1) Indebtedness permitted under Sections 7.01(a)(vi) and (b)(iv), (2) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition or (3) the giving of an irrevocable notice of redemption with respect to the transactions described in Section 7.07(h)).

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Revolving Borrowing” means Revolving Loans of the same Type and Agreed Currency, made, converted or continued on the same date and, in the case of Term SOFR Loans and Alternative Currency Term Rate Loans, as to which a single Interest Period is in effect.

“Revolving Commitment” means, with respect to each Revolving Lender at any time, the commitment of such Revolving Lender to make Revolving Loans and to participate in Letters of Credit, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 or Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Revolving Lender’s Revolving Commitment is set forth on Schedule 1.01, or in the Assignment and Assumption pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable.

“Revolving Commitment Termination Date” means August 18, 2031 (or if such date is not a Business Day, the immediately preceding Business Day).

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of (a) the outstanding principal amount of Revolving Loans held by such Revolving Lender then outstanding and (b) such Revolving Lender’s LC Exposure at such time.

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments and all Revolving Loans and Letters of Credit thereunder at such time.

“Revolving Lender” means the Persons listed on Schedule 1.01 holding a Revolving Commitment or Revolving Loans and any other Person that shall have become party hereto holding a Revolving Commitment or Revolving Loans pursuant to an Assignment and Assumption, other than any Person that ceases to be a party hereto holding a Revolving Commitment or Revolving Loans pursuant to an Assignment and Assumption.

“Revolving Loan” means a Loan made by the Revolving Lenders to the Borrower pursuant to clause (b) of Section 2.01 of this Agreement.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Sixth Restatement Effective Date, Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Zaporizhzhia and Kherson regions of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person “owned” or “controlled” (in each case within the meaning of the applicable governmental Requirement of Law governing such Sanctions) by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.

“Second Restated Credit Agreement” has the meaning set forth in the recitals hereto.

“Second Restatement Effective Date” means March 13, 2015.

“Secured Party” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Security Documents” means, collectively, the Guarantee and Collateral Agreement, other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document and all Uniform Commercial Code financing statements required by the terms of any such agreement to be filed with respect to the security interests created pursuant thereto.

“Senior Notes” means the 6.250% Senior Notes due 2034 of the Borrower issued pursuant to the Senior Notes Indenture (as the same may be refinanced, renewed or replaced from time to time pursuant to the Senior Notes Indenture).

“Senior Notes Indenture” means the Indenture, dated as of August 18, 2026, entered into by the Borrower in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by the Borrower in connection therewith.

“Sixth Restatement Effective Date” means August 18, 2026.

“SOFR” means, the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, however, that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum.

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt and other liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Sixth Restatement Effective Date or with respect to any transaction contemplated to be undertaken after the Sixth Restatement Effective Date, (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts and liabilities (including contingent liabilities) beyond its ability to pay such debts and liabilities as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under GAAP).

“Specified Cash Management Agreement” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Specified Swap Agreement” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Specified Time” means 11:00 a.m., London time.

“Specified Transaction” means (i) any incurrence or repayment, repurchase, redemption, satisfaction and discharge, defeasance or other acquisition, retirement or discharge of Indebtedness, (ii) any Investment that results in a Person becoming a Subsidiary, (iii) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (iv) any acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, (v) any investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person by the Borrower or a Restricted Subsidiary, (vi) any disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, (vii) the cessation of the operations of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of the Borrower or other event that by the terms of this Agreement requires “pro forma compliance” with a test or covenant thereunder or requires or permits a test or covenant to be calculated on a “pro forma basis” or to be given “pro forma effect.” “Specified Transaction” shall also include any Permitted Acquisition, Investment or Disposition made by any Person that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any of its Restricted Subsidiaries since the beginning of any applicable Test Period.

“Spot Rate” for a Currency means the rate reasonably determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such Currency with another Currency through its principal foreign exchange trading office at approximately the Specified Time on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution reasonably designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Subordinated Indebtedness” means any Indebtedness of the Borrower or any Guarantor which is by its terms subordinated in right of payment to the Obligations.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary, Immaterial Subsidiary or Unrestricted Subsidiary. For the avoidance of doubt, as of the Sixth Restatement Effective Date, the Subsidiary Guarantors shall be (a) Clopay Corporation, (b) Cornell Real Estate Holdings, LLC, (c) Clopay Ames Holding Corp., (d) CornellCookson, LLC, (e) Ames Hunter Holdings Corporation, (f) Hunter Fan Company and (g) Griffon AMES HoldCo LLC.

“Successor Rate” has the meaning set forth in Section 2.14(c).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Swap Agreement.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 is open for the settlement of payments in euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Borrowing” means Term Loans of the same Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Term Commitment” means, with respect to each Term Lender, the aggregate of its Incremental Term Commitment.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan” means an Incremental Term Loan, a Refinancing Term Loan or an Extended Term Loan.

“Term Loan Facility” means, (a) on or prior to the effective date of any Term Loan Facility, the aggregate amount of the applicable Term Commitments at such time and (b) thereafter, the aggregate principal amount of the applicable Term Loans of all applicable Term Lenders outstanding at such time

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case; and

(b) for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than 0.00%, the Term SOFR shall be deemed 0.00% for the purposes of this Agreement and the other Loan Documents.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent in its reasonable discretion) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Third Restated Credit Agreement” has the meaning set forth in the recitals hereto.

“Third Restatement Effective Date” means March 22, 2016.

“Total Assets” means the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries and computed in accordance with GAAP. Total Assets shall be calculated after giving effect to the transaction giving rise to the need to calculate Total Assets.

“Total Credit Exposure” means, as to any Lender at any time, the Available Revolving Commitments, unused Term Commitments, Revolving Credit Exposure and Outstanding Amount of Term Loans of such Lender at such time.

“Transactions” means the execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which such Loan Party is intended to be a party and the borrowing of Loans and the issuance of Letters of Credit hereunder.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR, the Alternative Currency Daily Rate, the Alternative Currency Term Rate or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unaudited Financial Statements” means the unaudited consolidated balance sheet and consolidated results of operations for the Borrower and its Subsidiaries as of and for the three-month period ended December 31, 2025, the three- and six-month periods ended March 31, 2026 and the three- and nine-month periods ended June 30, 2026.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower pursuant to Section 7.16) (it being understood and agreed that, as of the Sixth Restatement Effective Date, New Ames Equity Sub, LLC and Griffon 2L Loan Holdco, LLC are Unrestricted Subsidiaries); and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Tax Certificate” has the meaning set forth in Section 2.17(f).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.03 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in Article VII, the Borrower will not change the last day of its fiscal year from September 30, or the last days of the first three fiscal quarters in each of its fiscal years from December 31, March 31 and June 30, respectively. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Restricted Subsidiary at “fair value,” as defined therein. Without limiting the foregoing, for purposes of determining compliance with any provision of this Agreement and any related definitions, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in GAAP that becomes effective on or after the Third Restatement Effective Date that would require operating leases to be treated similarly to capital leases.

SECTION 1.05 Currencies; Currency Equivalents; Euro. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the Sixth Restatement Effective Date. Except as provided in Section 2.11(c) and the last sentence of Section 2.18(a), for purposes of determining (i) as of the date of the making of any Loan or the issuance, amendment, renewal or extension of any Letter of Credit, (x) whether the amount of any Borrowing, together with all other Borrowings then outstanding or to be borrowed at the same time as such Borrowing would exceed the Aggregate Revolving Commitment, (y) whether the Aggregate LC Exposure in respect of any Letter of Credit to be issued, amended, renewed or extended, together with the Aggregate LC Exposure of all other Letters of Credit then outstanding would exceed the Aggregate Letter of Credit Sublimit Amount or (z) whether, after giving effect to the making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Aggregate Revolving Credit Exposure would exceed the Aggregate Revolving Commitment, (ii) the Aggregate Available Revolving Commitments, (iii) the outstanding aggregate principal amount of Borrowings, (iv) the Aggregate LC Exposure, (v) the Aggregate Revolving Credit Exposure and (vi) any other amount requiring conversion of an amount denominated in a Foreign Currency into an amount denominated in Dollars, (x) the outstanding principal amount of any Borrowing that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing determined as of the date of such Borrowing (determined in accordance with the last sentence of the definition of the term “Interest Period”) and (y) the Aggregate LC Exposure with respect to any Letter of Credit denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of such Foreign Currency of the Aggregate LC Exposure with respect to such Letter of Credit determined initially as of the date of issuance thereof, and thereafter on each Quarterly Date. Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).

Each obligation hereunder of any party hereto that is denominated in a Currency of a country that is not a Participating Member State on the Sixth Restatement Effective Date shall, effective from the date on which such country becomes a Participating Member State, be redenominated in euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in euro or such Currency, such party shall be entitled to pay or repay such amount either in euro or in such Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such country becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor. Without prejudice to the respective liabilities of the Borrower to the Lenders and of the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the euro in any country that becomes a Participating Member State after the Sixth Restatement Effective Date.

SECTION 1.06 Additional Agreed Foreign Currencies.

(a)	The Borrower may from time to time request that Revolving Loans be made and/or Letters of Credit be issued in a Currency other than those specifically listed in the definition of “Agreed Foreign Currency;” provided that such requested Currency is a lawful Currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the Issuing Lenders.

(b)	Any such request shall be made to the Administrative Agent not later than 11:00 a.m., New York City time, 10 Business Days prior to the date of the desired Revolving Borrowing or Letter of Credit issuances (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Lenders, in its or their sole discretion). In the case of any such request pertaining to Revolving Loans, the Administrative Agent shall promptly notify each Revolving Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Issuing Lenders thereof. Each Revolving Lender (in the case of any such request pertaining to Revolving Loans) or each Issuing Lender (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., New York City time, 5 Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested Currency.

(c)	Any failure by a Revolving Lender or an Issuing Lender, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Lender or such Issuing Lender, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Lenders consent to making Revolving Loans in such requested currency, the Administrative Agent shall so notify the Borrower and (i) the Administrative Agent and such Revolving Lenders may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable rate for such Currency and any applicable adjustment for such rate which is agreed by the Borrower and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such Currency, such Currency shall thereupon be deemed for all purposes to be an Agreed Foreign Currency hereunder for purposes of any Borrowings of Revolving Loan; and if the Administrative Agent and the Issuing Lenders consent to the issuance of Letters of Credit in such requested Currency, the Administrative Agent shall so notify the Borrower and (i) the Administrative Agent and the Issuing Lenders may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, to the extent necessary to add the applicable rate for such Currency and any applicable adjustment for such rate which is agreed by the Borrower and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such Currency, such Currency shall thereupon be deemed for all purposes to be an Agreed Foreign Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional Currency under this Section 1.06, the Administrative Agent shall promptly so notify the Borrower. For the avoidance of doubt, and notwithstanding anything else herein to the contrary, any amendment or other modification to the adjustment for SONIA from the percentage per annum set forth in the definition of “SONIA Adjustment” shall require the consent of the Borrower.

SECTION 1.07 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

SECTION 1.08 Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein or in any other Loan Document, financial ratios and tests (including the Consolidated Interest Coverage Ratio, the Consolidated Senior Secured Leverage Ratio or the Consolidated Leverage Ratio), Consolidated EBITDA and Total Assets shall be calculated in the manner prescribed by this Section 1.08; provided that, notwithstanding anything to the contrary in clauses (b) or (c) of this Section 1.08, when calculating the Consolidated Leverage Ratio and the Consolidated Senior Secured Leverage Ratio for purposes of determining (i) the “Applicable Rate” or (ii) actual compliance (as opposed to compliance on a pro forma basis) with the maximum Consolidated Senior Secured Leverage Ratio and/or Consolidated Leverage Ratio permitted under Section 7.11, the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b) For purposes of calculating any financial ratio or test (including the Consolidated Interest Coverage Ratio, the Consolidated Senior Secured Leverage Ratio or the Consolidated Leverage Ratio), Consolidated EBITDA or Total Assets, Specified Transactions that have been consummated during the applicable Test Period or after the end of such Test Period and on or prior to or substantially concurrently with the event for which the calculation of such financial ratio or test is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary since the beginning of such Test Period and on or prior to the date of any calculation under this Agreement shall have consummated any Specified Transaction that would have required adjustment pursuant to this Section 1.08, then such financial ratio or test shall be calculated to give pro forma effect thereto in accordance with this Section 1.08; provided that, with respect to any pro forma calculations to be made in connection with any acquisition or investment in respect of which financial statements for the relevant target are not available for the same Test Period for which financial statements of the Borrower and its Restricted Subsidiaries have been delivered pursuant to Sections 6.01(a) and (b), as applicable, the Borrower shall determine such pro forma calculations on the basis of the available financial statements (even if for differing periods) or such other basis as determined on a commercially reasonable basis by the Borrower.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer (or any employee under the supervision of a responsible financial or accounting officer) of the Borrower and in the case of any Material Acquisition or Material Disposition, shall give effect to the adjustments provided for in clause (m) of the definition of “Consolidated EBITDA”.

(d) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of such financial ratio or test is made had been the applicable rate for the entire period (taking into account for such entire period, any Swap Agreement applicable to such Indebtedness with a remaining term of 12 months or longer, and in the case of any Swap Agreement applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Swap Agreement to the extent of its remaining term). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period (or, if lower, the greater of (i) maximum commitments under such revolving credit facilities as of the date of determination and (ii) the aggregate principal amount of loans outstanding under such a revolving credit facilities on such date). Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate. For the avoidance of doubt, usage of all negative covenants baskets hereunder shall be calculated giving effect to and only to any usage thereof from and after the Sixth Restatement Effective Date.

(e) Notwithstanding anything to the contrary in this Section 1.08 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into, at the election of the Borrower, no pro forma effect shall be given to any discontinued operations (and the EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.

(f) Any determination of Total Assets shall be made by reference to the last day of the Test Period most recently ended on or prior to the relevant date of determination for which financial statements have been or were required to be delivered pursuant to Section 6.01. Notwithstanding anything to the contrary herein, to the extent compliance with a financial ratio or test is calculated prior to the date financial statements are first delivered under Section 6.01, such calculation shall use the latest financial statements delivered pursuant to Section 3(d) of the Second Amendment to Fourth Amended and Restated Credit Agreement.

(g) Except as otherwise specifically provided herein, all computations of Consolidated EBITDA, Total Assets, the Available Amount, the Consolidated Interest Coverage Ratio, the Consolidated Senior Secured Leverage Ratio, the Consolidated Leverage Ratio and other financial ratios and financial calculations (and all definitions (including accounting terms) used in determining any of the foregoing) and all computations and all definitions (including accounting terms) used in determining compliance with Section 7.11 shall be calculated, in each case, with respect to Borrower and its Restricted Subsidiaries on a consolidated basis.

SECTION 1.09 Limited Condition Transactions; Certain Calculations and Tests.

(a) Notwithstanding anything to the contrary contained herein, in connection with any Limited Condition Transaction, for purposes of:

(i) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Consolidated Interest Coverage Ratio, the Consolidated Leverage Ratio or the Consolidated Senior Secured Leverage Ratio;

(ii) determining the accuracy of representations and warranties and/or whether a Default or Event of Default shall have occurred and be continuing; or

(iii) testing availability or capacity under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or by reference to the Available Amount);

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be (A) the date on which the definitive agreement for such Limited Condition Transaction is entered into or (B) in the case of a redemption or repurchase of Indebtedness pursuant to an irrevocable notice, the date on which such irrevocable notice is delivered (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the applicable ratio or basket, representations and warranties and requirements (including without limitation relating to the absence of Defaults or Events of Default) would have been satisfied on the relevant LCT Test Date, then each such ratio, basket, representation, warranty and requirement shall be deemed to have been satisfied, in each case without any requirement to retest the same at the time of consummation of the applicable Limited Condition Transaction.

Notwithstanding anything herein to the contrary, if the Borrower has made an LCT Election, which LCT Election may be made at any time prior to, contemporaneously with, or at any time after, the applicable LCT Test Date, and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such ratios, tests or baskets will not be deemed to have been exceeded as a result of such fluctuations; provided, however, if any ratios or tests improve or baskets increase as a result of such fluctuations, such improved ratios or tests or increased baskets may be utilized. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of the ratios, tests or baskets subject to the LCT Election on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date on which the definitive agreement for such Limited Condition Transaction is terminated or expires, the applicable irrevocable notice ceases to be effective or such Limited Condition Transaction is otherwise abandoned, in each case without consummation thereof, any such ratio, test or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated.

(b) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including pro forma compliance with any Consolidated Interest Coverage Ratio test, any Consolidated Leverage Ratio test and/or any Consolidated Senior Secured Leverage Ratio test) (any such amounts, including the Incremental Fixed Amount, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, including the Incremental Ratio Amount, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

(c) Notwithstanding anything to the contrary herein, for purposes of the covenants described in Article VII or the Incremental Available Amount, if any Indebtedness (other than Indebtedness in respect of the Revolving Facility), Lien, Investment or Disposition (or a portion thereof) would be permitted pursuant to one or more provisions described therein, the Borrower may divide and classify such Indebtedness, Liens, Investments or Disposition (or a portion thereof) in any manner that complies with the covenants set forth in Article VII or the Incremental Available Amount, and may later divide and reclassify any such Indebtedness, Lien, Investment or Disposition so long as the Indebtedness, Lien, Investment or Disposition (as so redivided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such redivision or reclassification; provided that any such divisions, classifications, redivisions and/or reclassifications shall only be permitted within a specific type of covenant or within the Incremental Available Amount, and not, for the avoidance of doubt, across different types of covenants or across any covenant and the Incremental Available Amount; provided, further, that, unless otherwise elected by the Borrower, any utilization of any provision of any covenant described in Article VII or the Incremental Available Amount originally designated as permitted under a Fixed Amount shall be automatically reclassified as having been permitted under any applicable Incurrence Based Amount if, at the time of such reclassification, such utilization would be permitted under such applicable Incurrence Based Amount.

Article II.
THE CREDITS

SECTION 2.01 The Commitments. Subject to the terms and conditions set forth herein:

(a) [reserved].

(b) Each Revolving Lender agrees to make Revolving Loans in Dollars or in any Agreed Foreign Currency to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (ii) the Aggregate Revolving Credit Exposure exceeding the Aggregate Revolving Commitment or (iii) the aggregate amount of

Revolving Credit Exposures denominated in Foreign Currencies exceeding the Aggregate Foreign Currency Sublimit Dollar Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Revolving Loans may be ABR Loans, Alternative Currency Daily Rate Loans, Alternative Currency Term Rate Loans or Term SOFR Loans, as further provided herein.

(c) [reserved].

SECTION 2.02 Loans and Borrowings.

(a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Currency and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Type of Loans. Subject to Section 2.14, each Borrowing shall be constituted entirely of ABR Loans, of Alternative Currency Daily Rate Loans, of Alternative Currency Term Rate Loans or of Term SOFR Loans denominated in a single Currency as the Borrower may request in accordance herewith. Each ABR Loan and Term SOFR Loan shall be denominated in Dollars. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowings. Each Term SOFR Borrowing and each Alternative Currency Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $100,000. Each ABR Borrowing shall be in an aggregate amount equal to $500,000 or a larger multiple of $100,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the Aggregate Available Revolving Commitments that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f). Borrowings of more than one Currency, Class and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Term SOFR Borrowings and Alternative Currency Borrowings outstanding.

(d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to select any Interest Period with respect to any Borrowing that would end after the applicable Maturity Date.

SECTION 2.03 Requests for Borrowings.

(a) Notice by the Borrower. To request a Borrowing, the Borrower shall irrevocably notify the Administrative Agent which notice may be given by (A) telephone or (B) a Borrowing Request; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Borrowing Request. Each such Borrowing Request must be received by the Administrative Agent no later than (i) in the case of a Term SOFR Borrowing denominated in Dollars, not later than 12:00 noon, New York City time on the date that is (a) one Business Day prior to the Sixth Restatement Effective Date for a Borrowing to be made on the Sixth Restatement Effective Date and (b) three Business Days before the date of the proposed Borrowing (other than a Borrowing to be made on the Sixth Restatement Effective Date), (ii) in the case of an Alternative Currency Borrowing denominated in English Pounds Sterling or euro, not later than 12:00 noon, London time, four Business Days before the date of the proposed Borrowing, (iii) in the case of an Alternative Currency Borrowing denominated in any Agreed Foreign Currency other than English Pounds Sterling or euro, not later than 12:00 noon, London time, five Business Days before the date of the proposed Borrowing, or (iv) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing.

(b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Class of such Borrowing;

(ii) the aggregate amount and Currency of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing;

(v) in the case of a Term SOFR Borrowing or an Alternative Currency Borrowing based on Alternative Currency Term Rate, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

(c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(d) Failure to Elect. If no election as to the Currency of a Borrowing is specified, then the requested Borrowing shall be denominated in Dollars. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing unless an Agreed Foreign Currency has been specified, in which case the requested Borrowing shall be an Alternative Currency Borrowing denominated in such Agreed Foreign Currency. If no Interest Period is specified with respect to any requested Term SOFR Borrowing or Alternative Currency Term Rate Borrowing, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be made instead as an ABR Borrowing, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

SECTION 2.04 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request that any Issuing Lender issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars or any Agreed Foreign Currency for its own account in such form as is acceptable to such Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments. The Letters of Credit issued or continued for the account of the Borrower under the Existing Credit Agreements and outstanding on the Effective Date were deemed Letters of Credit for all purposes of the Original Credit Agreement and the other Loan Documents pursuant to the terms of the Original Credit Agreement. The Letters of Credit issued or continued for the account of the Borrower under the Original Credit Agreement and outstanding on the First Restatement Effective Date were deemed Letters of Credit for all purposes of the First Restated Credit Agreement and the other Loan Documents pursuant to the terms of the First Restated Credit Agreement. The Letters of Credit issued or continued for the account of the Borrower under the First Restated Credit Agreement and outstanding on the Second Restatement Effective Date were deemed Letters of Credit for all purposes of the Second Restated Credit Agreement and the other Loan Documents pursuant to the terms of the Second Restated Credit Agreement. The Letters of Credit issued or continued for the account of the Borrower under the Second Restated Credit Agreement and outstanding on the Third Restatement Effective Date were deemed Letters of Credit for all purposes of the Third Restated Credit Agreement and the other Loan Documents pursuant to the terms of the Third Restated Credit Agreement. The Letters of Credit issued or continued for the account of the Borrower under the Third Restated Credit Agreement and outstanding on the Fourth Restatement Effective Date were deemed Letters of Credit for all purposes of the Fourth Restated Credit Agreement and the other Loan Documents pursuant to the terms of the Fourth Restated Credit Agreement. The Letters of Credit issued or continued for the account of the Borrower under this Agreement and outstanding on the Fifth Restatement Effective Date were deemed Letters of Credit for all purposes of the Fifth Restated Credit Agreement and the other Loan Documents pursuant to the terms of the Fifth Restated Credit Agreement. The Letters of Credit issued or continued for the account of the Borrower under this Agreement and outstanding on the Sixth Restatement Effective Date (the “Existing Letters of Credit”) shall be Letters of Credit for all purposes of this Agreement and the other Loan Documents. The Borrower, the

Administrative Agent and the Revolving Lenders hereby agree that, from and after the Sixth Restatement Effective Date, the terms of this Agreement shall apply to the Existing Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof. Notwithstanding anything to the contrary in any reimbursement agreement applicable to the Existing Letters of Credit, the fees payable in connection with each Existing Letter of Credit to be shared with the Revolving Lenders shall accrue from the Sixth Restatement Effective Date at the rate provided in Section 2.12(b) hereof.

(b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender) to the applicable Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and Currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by any Issuing Lender, the Borrower also shall submit a Letter of Credit Application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit. Any Letter of Credit may provide for renewal thereof for additional periods of up to 12 months or such longer period of time as may be agreed by the applicable Issuing Lender (which in no event shall extend beyond the date specified in paragraph (d) of this Section, except as otherwise provided therein). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of Letter of Credit Application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Aggregate LC Exposure shall not exceed the Aggregate Letter of Credit Sublimit Amount, (ii) the Aggregate Revolving Credit Exposure shall not exceed the Aggregate Revolving Commitment, (iii) the Revolving Credit Exposure of each Revolving Lender shall not exceed such Revolving Lender’s Commitment, (iv) the aggregate amount of Revolving Credit Exposures denominated in Foreign Currencies shall not exceed the Aggregate Foreign Currency Sublimit Dollar Amount and (v) the LC Obligations attributable to all Letters of Credit issued by any Issuing Lender shall not exceed such Issuing Lender’s LC Commitment then in effect.

(i) No Issuing Lender shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing the Letter of Credit, or any Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Sixth Restatement Effective Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Sixth Restatement Effective Date and which such Issuing Lender in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally;

(C) except as otherwise consented to by the Administrative Agent and such Issuing Lender, such consent not to be unreasonably withheld, the Letter of Credit is in an initial stated amount less than $15,000; or

(D) any Revolving Lender is at that time a Defaulting Lender, unless such Issuing Lender has entered into arrangements, including the delivery of cash collateral, reasonably satisfactory to such Issuing Lender (in its sole discretion) with the Borrower or such Revolving Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.20(c)(i)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Obligations as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its reasonable discretion.

(ii) No Issuing Lender shall be under any obligation to amend any Letter of Credit if (A) such Issuing Lender would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (or a later date if agreed to by the applicable Issuing Lender in its sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, the date that is one year (or a later date if agreed to by the applicable Issuing Lender in its sole discretion) after such renewal or extension) and (ii) the date that is 10 Business Days prior to the Revolving Commitment Termination Date, unless (x) the termination date in respect of any tranche of Revolving Commitments is later than the Revolving Commitment Termination Date and the Borrower agrees to comply with the requirements of Section 2.04(l) (in which case, subject to clause (y), such Letter of Credit shall terminate no later than the date that is 10 Business Days prior to such later termination date) or (y) the Borrower agrees to either (I) provide cash collateral with respect to such Letters of Credit on such date in accordance with Section 2.04(k) or (II) enter into backstop arrangements reasonably acceptable to the applicable Issuing Lender.

(e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by any Issuing Lender, and without any further action on the part of such Issuing Lender or the Revolving Lenders, such Issuing Lender hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments.

In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of each Issuing Lender, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Lender promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made in the Currency of such LC Disbursement and without any offset, abatement, withholding or reduction whatsoever. Such payment obligation shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against such Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or the failure to satisfy any of the other conditions specified in Article V, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each such payment shall be made in the same manner as provided in Section 2.05 with respect to Revolving Loans made by such Revolving Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to paragraph (f) of this Section, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that the Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Reimbursement. If any Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement (in the same Currency as such LC Disbursement) not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is in Dollars and is not less than $500,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing.

If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof, the Currency thereof and such Revolving Lender’s Applicable Percentage thereof.

(g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Lenders, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by any Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Lender; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by such Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment, when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

(i) each Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii) each Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii) this sentence shall establish the standard of care to be exercised by each Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).

(h) Disbursement Procedures. Each Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Revolving Lenders with respect to any such LC Disbursement.

(i) Interim Interest. If any Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Lender shall be for account of such Revolving Lender to the extent of such payment.

(j) Replacement of the Issuing Lender. Any Issuing Lender may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Revolving Lenders of any such replacement of any Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k) Cash Collateralization. If an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Revolving Loans has been accelerated, Revolving Lenders with LC Exposures representing more than 50% of the Aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into the Collateral Account (or such other collateral account as the Administrative Agent shall establish for such purpose) an amount in cash equal to, the Aggregate LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 8.01(h) or (i). Such deposit shall be held by the Administrative Agent in the Collateral Account as Collateral in the first instance for the Aggregate LC Exposure under this Agreement and thereafter for the payment of the “Obligations” under and as defined in the Guarantee and Collateral Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Secured Parties in the Collateral Account (or such other collateral account, as applicable) and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

(l) Treatment of Letters of Credit Upon Maturity of Any Tranche of Commitments. If the termination date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Commitments in respect of which the termination date shall not have occurred are then in effect, (x) the outstanding Loans shall be repaid pursuant to Section 2.10 on such termination date in an amount sufficient to permit the reallocation of the LC Obligations relating to the outstanding Letters of Credit contemplated by clause (y) below and (y) such Letters of Credit shall automatically be deemed to have been issued

(including for purposes of the obligations of the Lenders to purchase participations therein and to make payments in respect thereof pursuant to Section 2.04(e)) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the Revolving Commitments in respect of such non-terminating tranches at such time (it being understood that the participations therein of Lenders under the maturing tranche shall be correspondingly released) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), but without limiting the obligations with respect thereto, the Borrower shall either (I) provide cash collateral with respect to such Letters of Credit on such date in accordance with Section 2.04(k) or (II) enter into backstop arrangements reasonably acceptable to each applicable Issuing Lender. If, for any reason, such cash collateral is not provided, such backstop arrangements are not entered into and the reallocation does not occur, the Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit; provided that, notwithstanding anything to the contrary contained herein, (A) the continuing participations of the Lenders under the maturing tranche shall be included in the calculation of the Required Lenders (with each such Lender’s participation deemed to be its outstanding LC Exposure) and (B) upon any subsequent repayment of the Loans, the reallocation set forth in clause (i) shall automatically and concurrently occur to the extent of such repayment. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a termination date with respect to a given tranche of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Lenders in any Letter of Credit issued before such termination date. Commencing with the termination date of any tranche of Revolving Commitments, the sublimit for Letters of Credit under any tranche of Revolving Commitments that has not terminated on such date shall be as agreed with such Lenders; provided that in no event shall such sublimit be less than the sum of (x) the LC Obligations of the Lenders under such extended tranche immediately prior to such termination date and, without duplication, (y) the face amount of the Letters of Credit reallocated to such tranche of Revolving Commitments pursuant to clause (i) of the second preceding sentence (assuming Loans are repaid in accordance with clause (i)(x) of the second preceding sentence).

SECTION 2.05 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Administrative Agent to the applicable Issuing Lender.

(b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans or, in the case of Agreed Foreign Currencies, in accordance with such market practice, in each case together with any related reasonable out-of-pocket costs incurred by the Administrative Agent. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c) On the Sixth Restatement Effective Date, all Existing Revolving Loans shall be deemed repaid and the portion thereof requested by the Borrower to be borrowed on the Sixth Restatement Effective Date shall be deemed reborrowed as Revolving Loans hereunder by the Borrower provided that each such reborrowed Revolving Loan shall be deemed made in the same Type and currency as the relevant Existing Revolving Loan (it being understood that for each tranche of Existing Loans that were Term SOFR Loans or Alternative Currency Term Rate Loans, (x) the initial

Interest Period for the relevant reborrowed Term SOFR Loans or Alternative Currency Term Rate Loans shall equal the remaining length of the Interest Period for such tranche and (y) the Term SOFR or the Alternative Currency Term Rate for the relevant reborrowed Term SOFR Loans or Alternative Currency Term Rate Loans, as applicable, during such initial Interest Period shall be the Term SOFR or Alternative Currency Term Rate, as applicable, for such tranche immediately prior to the Sixth Restatement Effective Date). Any Revolving Lenders that are not Existing Revolving Lenders (and any Existing Revolving Lenders with Revolving Commitments as of the Sixth Restatement Effective Date that are greater than their Existing Revolving Commitments) shall advance funds (in the relevant currency) to the Administrative Agent on the Sixth Restatement Effective Date as shall be required to repay the portion of the Revolving Loans of Existing Revolving Lenders such that each Revolving Lender’s share of outstanding Revolving Loans on the Sixth Restatement Effective Date is equal to its Applicable Percentage (after giving effect to the Sixth Restatement Effective Date). For the avoidance of doubt, the repayment and reborrowing set forth in this Section 2.05(c) shall not cause any break funding payments (including any break funding payments as set forth in Section 2.16).

SECTION 2.06 Interest Elections.

(a) Elections by the Borrower. The Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing or an Alternative Currency Borrowing based on Alternative Currency Term Rate, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Term SOFR Borrowing or Alternative Currency Borrowing based on Alternative Currency Term Rate, may elect the Interest Period therefor, all as provided in this Section; provided that (i) a Borrowing denominated in one Currency may not be continued as, or converted to, a Borrowing in a different Currency, (ii) no Term SOFR Borrowing or Alternative Currency Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, the Aggregate Revolving Credit Exposure would exceed the Aggregate Revolving Commitment, and (iii) a Term SOFR Borrowing or Alternative Currency Borrowing denominated in a Foreign Currency may not be converted to a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

(b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall irrevocably notify the Administrative Agent of such election by (A) telephone or through (B) an Interest Election Request; provided that any telephonic notice will be followed immediately by delivery of an Interest Election Request, in either case, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

(c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing; and

(iv) if the resulting Borrowing is an Alternative Currency Borrowing based on the Alternative Currency Term Rate or a Term SOFR Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).

(d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term SOFR Borrowing or an Alternative Currency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing, and (ii) if such Borrowing is an Alternative Currency Term Rate Borrowing, such Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (A) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Term SOFR Borrowing, (B) unless repaid, each Term SOFR Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period therefor and (C) no outstanding Alternative Currency Borrowing denominated in a Foreign Currency may have an Interest Period of more than one month’s duration.

SECTION 2.07 Refinancing Facilities.

(a) Upon written notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time elect to refinance any Class of Term Loans (including Incremental Term Loans) or Commitments under the Revolving Facility, in whole or in part, with one or more new term loan facilities (each, a “Refinancing Term Facility”; and the loans thereunder, “Refinancing Term Loans”) or new revolving credit facilities (each, a “Refinancing Revolving Facility”; the Refinancing Term Facilities and the Refinancing Revolving Facilities are collectively referred to as “Refinancing Facilities”), respectively, under this Agreement with the consent of the Borrower, the Administrative Agent (not to be unreasonably withheld, delayed or conditioned) and the institutions providing such Refinancing Term Facility or Refinancing Revolving Facility (it being understood that such Refinancing Facility may be provided by one or more existing Lenders) or with one or more series of (1) senior or subordinated unsecured notes, (2) senior secured notes that will be secured by the Collateral on a pari passu basis with the Facilities or (3) junior lien secured notes or loans that will be secured by the Collateral on a junior basis with the Facilities, which will be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and the Borrower (any such notes or loans in sub-clauses (1) through (3), “Refinancing Notes”; and the Indebtedness in respect of any Refinancing Facilities or Refinancing Notes, “Refinancing Debt”); provided that (i) any Refinancing Term Facility or Refinancing Notes do not mature, or have a weighted average life to maturity, earlier than the final maturity, or the weighted average life, of the Class of Incremental Term Loans being refinanced, (ii) any Refinancing Notes are not subject to any amortization prior to final maturity and are not subject to mandatory redemption or prepayment (except customary asset sales or change of control or similar provisions and “AHYDO” payments); (iii) any Refinancing Revolving Facility does not mature prior to the maturity date of the Revolving Commitments and Revolving Loans being refinanced, (iv) the other terms and conditions of such Refinancing Term Facility, Refinancing Revolving Facility or Refinancing Notes (excluding pricing, fees, rate floors and optional prepayment or redemption terms) are substantially consistent with, or (when taken as a whole) no more favorable to the investors and lenders providing such Refinancing Term Facility, Refinancing Revolving Facility or Refinancing Notes, as applicable, than those applicable to the Incremental Term Loans or the Revolving Commitments and Revolving Loans being refinanced (each as determined by the Borrower in good faith) (except for covenants or other provisions applicable only to periods after the latest final maturity date of the Incremental Term Loans and the Revolving Commitments existing at the time of such refinancing), (v) the proceeds of such Refinancing Facilities or Refinancing Notes shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding loans (and, in the case of the Revolving Facility, pro rata commitment reductions) under the applicable Class of Incremental Term Loans or Revolving Commitments being so refinanced, (vi) to the extent secured, any such Refinancing Facility or Refinancing Notes shall not be secured by any Lien on any asset that does not also secure the Facilities, (vii) Refinancing Facilities and Refinancing Notes may not be guaranteed by any person other than a Loan Party and (viii) the aggregate principal amount of any Refinancing Facility or Refinancing Notes shall not be greater than the aggregate principal amount of the Incremental Term Loans or Revolving Loans and Revolving Commitments (as applicable) being refinanced or replaced plus any fees, premiums (including tender premiums), penalties and fees payable by the terms of such applicable Class of Incremental Term Loans or Revolving Commitments being so refinanced, original issue discount, and accrued interest associated therewith, fees (including upfront fees), costs and expenses related thereto, and such Incremental Term Loans or Revolving Loans and Revolving Commitments being refinanced or replaced will be permanently reduced and/or prepaid substantially simultaneously with the issuance thereof. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Facility shall be made or the Refinancing Notes shall be issued, which shall be a date not less than three (3) Business Days after the date on which such notice is delivered to the Administrative Agent.

(b) The Borrower may approach any Lender or any other Person to provide all or a portion of the (x) Refinancing Facilities (a “Refinancing Facility Lender”), subject to the approval of the Administrative Agent and the Issuing Lender (which approvals shall not be unreasonably withheld and shall only be necessary to the extent required under Section 10.04 for assignments thereto), so long as such Person would be an eligible assignee of Incremental Term Loans or Revolving Loans, as applicable, or (y) Refinancing Notes (a “Refinancing Note Holder”); provided that any Lender offered or approached to provide all or a portion of any Refinancing Facility and/or Refinancing Notes may elect or decline, in its sole discretion, to provide a Refinancing Facility or purchase Refinancing Notes.

(c) The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.07 (including, for the avoidance of doubt, the payment of interest, fees, amortization or premium in respect of the Refinancing Facilities and Refinancing Notes on the terms specified by the Borrower) and hereby waive the requirements of this Agreement or any other Loan Document that may otherwise prohibit any transaction contemplated by this Section 2.07. The Refinancing Facilities shall be established pursuant to an amendment to this Agreement among the Borrower and the Refinancing Facility Lenders providing such Refinancing Facilities (a “Refinancing Amendment”) which shall be consistent with the provisions set forth in this Section 2.07. The Refinancing Notes shall be established pursuant to an indenture which shall be consistent with the provisions set forth in this Section 2.07. Notwithstanding the foregoing, no Refinancing Facility shall become effective under this Section 2.07 (i) unless on the Refinancing Effective Date, the conditions set forth in Section 5.02 shall be satisfied or waived and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower and (ii) the Administrative Agent shall have received, to the extent reasonably requested by the Administrative Agent, customary legal opinions, board resolutions and other customary closing certificates and documentation consistent with those delivered on the Sixth Restatement Effective Date. Notwithstanding anything to the contrary contained in Section 10.02, each Refinancing Amendment shall be binding on the Lenders, the Administrative Agent, the Loan Parties party thereto and the other parties hereto without the consent of any other Lender and the Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.07, including in order to establish new tranches or sub-tranches in respect of the Refinancing Facilities and such technical amendments as may be necessary or appropriate in connection therewith and to adjust the amortization schedule in Section 2.10 (insofar as such schedule relates to payments due to Lenders of the Incremental Term Loans which are being refinanced with the proceeds of a Refinancing Term Facility; provided that no such amendment shall reduce the pro rata share of any such payment that would have otherwise been payable to the Lenders, the Incremental Term Loans of which are not refinanced with the proceeds of a Refinancing Term Facility). The Administrative Agent shall be permitted, and is hereby authorized, to enter into such amendments with the Borrower to effect the foregoing.

SECTION 2.08 Incremental Commitments.

(a) The Borrower may by written notice to the Administrative Agent elect to request (x) prior to the Revolving Commitment Termination Date, an increase to the existing Revolving Commitments (each, an “Incremental Revolving Commitment”, and any such increase, an “Incremental Revolving Facility”) and/or (y) the establishment of one or more new term loan commitments (each, an “Incremental Term Commitment” (and together with the Incremental Revolving Commitments, the “Incremental Commitments”), and any such increase, an “Incremental Term Facility” and, together with any Incremental Revolving Facility, the “Incremental Facilities”), by an aggregate amount, together with the aggregate principal amount of all Incremental Equivalent Debt, not in excess of the Incremental Available Amount; provided that, with respect to any Incremental Term Commitment the primary purpose of which is to finance a Permitted Acquisition or similar Investment permitted by this Agreement, whose consummation is not conditioned on the availability of, or on obtaining, financing, the Incremental Ratio Amount may, at the Borrower’s option, be tested on a pro forma basis giving effect to such Permitted Acquisition or similar Investment, as applicable, at the time the definitive agreements for such Permitted Acquisition or similar Investment, as applicable, are entered into rather than at the time of incurrence of the Incremental Term Loans (and, in connection with any subsequent calculation of such ratio or any incurrence ratio under Section 7.01(a)(xxiii) prior to the consummation or termination of such Permitted Acquisition or similar Investment, as applicable, such ratio shall be calculated on a pro forma basis giving effect to such Permitted Acquisition or similar Investment, as applicable, and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof)). Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the Incremental Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as may be agreed to by the Administrative Agent in its sole discretion) and (ii) the identity of each Lender to whom the Borrower proposes any portion of such Incremental Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide such Incremental Commitment. Each Incremental Commitment shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the aggregate limit in respect of Incremental Commitments set forth in above).

(b) The proceeds in connection with any Incremental Commitment may be used by the Borrower and its Subsidiaries for working capital and other general corporate purposes, including the financing of Permitted Acquisitions and other Investments and any other use not prohibited by the Loan Documents.

(c) Conditions. The Incremental Commitments shall become effective as of the Increase Effective Date; provided that:

(i) each of the conditions set forth in Section 5.02 shall be satisfied;

(ii) no Default or Event of Default shall have occurred and be continuing or would result from the Incremental Loans to be made on the Increase Effective Date; provided that in the case of any Incremental Term Loan the proceeds of which are to be used (in whole or in part) to finance a Limited Condition Transaction, at the election of the Borrower, this clause (ii) shall be tested on the applicable LCT Test Date;

(iii) the Borrower shall make any breakage payments in connection with any adjustment of Revolving Loans pursuant to Section 2.08(d); and

(iv) the Borrower shall deliver or cause to be delivered officer’s certificates and legal opinions of the type delivered on the Sixth Restatement Effective Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent.

(d) Terms of Incremental Loans and Incremental Commitments. The terms and provisions of Loans made pursuant to Incremental Commitments shall be as follows:

(i) terms and provisions of Incremental Term Loans shall be, except as otherwise set forth herein or in the Increase Joinder, reasonably satisfactory to the Administrative Agent; provided that in any event the Incremental Term Loans must comply with clauses (iii), (iv), (vi), (vii) and (viii) below;

(ii) the terms and provisions of Revolving Loans made pursuant to Incremental Revolving Commitments shall be consistent with the Revolving Loans;

(iii) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of any then existing Term Loans;

(iv) the maturity date of Incremental Term Loans (the “Incremental Term Loan Maturity Date”), once funded, shall not be earlier than the then Latest Maturity Date;

(v) [reserved];

(vi) at the election of the Borrower, each Incremental Term Loan may rank pari passu in right of payment with the Revolving Facility and/or rank pari passu or junior with respect to security with the Facilities, in each case, subject to any customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and the Borrower, or may be unsecured;

(vii) to the extent secured, any such Incremental Commitments shall not be secured by any Lien on any asset that does not also secure the Facilities; and

(viii) Incremental Commitments may not be guaranteed by any person other than a Loan Party.

The Incremental Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Commitment, in form and substance reasonably satisfactory to each of them. Notwithstanding the provisions of Section 10.02, the Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.08. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Loans or Incremental Term Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans made pursuant to Incremental Revolving Commitments and Incremental Term Loans that are Term Loans, respectively, made pursuant to this Agreement. This Section 2.08 shall supersede any provisions in Section 2.18 or Section 10.02 to the contrary.

(e) Adjustment of Revolving Loans. To the extent the Commitments being increased on the relevant Increase Effective Date are Incremental Revolving Commitments, then each Revolving Lender that is acquiring an Incremental Revolving Commitment on the Increase Effective Date shall make a Revolving Loan, the proceeds of which will be used to prepay the Revolving Loans of the other Revolving Lenders immediately prior to such Increase Effective Date, so that, after giving effect thereto, the Revolving Loans outstanding are held by the Revolving Lenders pro rata based on their Revolving Commitments after giving effect to such Increase Effective Date. If there is a new borrowing of Revolving Loans on such Increase Effective Date, the Revolving Lenders after giving effect to such Increase Effective Date shall make such Revolving Loans in accordance with Section 2.01(b).

(f) Making of Incremental Term Loans. On any Increase Effective Date on which Incremental Term Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such Incremental Term Commitment shall make a Term Loan to the Borrower in an amount equal to its Incremental Term Commitment.

(g) Equal and Ratable Benefit. The Loans and Commitments established pursuant to Section 2.08 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and, to the extent secured, security interests created by the Security Documents, except that the Incremental Loans may be subordinated in right of payment or the Liens, if any, securing the Incremental Loans may be subordinated, in each case, to the extent set forth in the Increase Joinder. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the Uniform Commercial Code or otherwise after giving effect to the establishment of any such class of Term Loans or any such Incremental Commitments.

SECTION 2.09 Termination and Reduction of the Commitments.

(a) Scheduled Termination. Unless previously terminated, the Revolving Commitments of the Revolving Lenders shall terminate on the Revolving Commitment Termination Date; provided that, unless previously terminated, any Extended Revolving Commitments of the Lenders shall terminate on the termination date of such Extended Revolving Commitments.

(b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, any tranche of Revolving Commitments; provided that (i) each such reduction pursuant to this Section shall be in an amount that is $500,000 or a larger multiple of $100,000 and (ii) the Borrower shall not terminate or reduce any tranche of Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (x) the Aggregate Revolving Credit Exposure would exceed the Aggregate Revolving Commitment, (y) the Revolving Credit Exposure of any Lender would exceed the Revolving Commitment of such Lender or (z) with respect to any tranche of Revolving Commitments, the sum of the aggregate outstanding principal amount of the outstanding Revolving Loans of Lenders in respect of such tranche of Revolving Commitments plus the aggregate amount of LC Obligations in respect of such tranche of Revolving Commitments would exceed the aggregate amount of the Revolving Commitments of such tranche. The Borrower shall notify the Administrative Agent of any election to terminate or reduce any tranche of Revolving Commitments under this paragraph (b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of such termination may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of any tranche of Revolving Commitments shall be permanent. Each reduction of any tranche of Revolving Commitments shall be made ratably among the Lenders of such tranche in accordance with their respective Revolving Commitments.

SECTION 2.10 Repayment of Loans; Evidence of Debt.

(a) [Reserved].

(b) Revolving Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Revolving Lenders (i) the outstanding principal amount of the Revolving Loans (other than any Extended Revolving Loans) on the Revolving Commitment Termination Date and (ii) the outstanding principal amount of any Extended Revolving Loans on the termination date of such Extended Revolving Loans.

(c) Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection (i) in the case of Term SOFR Loans or Alternative Currency Loans, not later than 12:00 noon, New York City time, three Business Days before the scheduled date of such repayment and (ii) in the case of ABR Loans, not later than 12:00 noon, New York City time, on the scheduled date of such repayment. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

(d) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

(e) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount and Currency of each Loan made hereunder, the Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(f) Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(g) Promissory Notes. Any Lender may request that Loans made by it to the Borrower be evidenced by a promissory note of the Borrower. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a principal amount equal to such Lender’s Commitment and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11 Prepayment of Loans.

(a) Optional Prepayments.

(i) Subject to Section 2.11(e) below, the Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to the requirements of this Section; provided that, if a Term SOFR Loan or an Alternative Currency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.16. Partial prepayments of Loans shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Each optional prepayment of Term Loans made pursuant to this Section 2.11(a) shall be applied to the remaining amortization installments of principal due in respect to Class or Classes of Loans (including any Term Loan Facility or Refinancing Facility), as directed by the Borrower in its sole discretion (and absent such direction, pro rata among Classes in direct order of maturity thereof until each such installment is paid in full).

(ii) [Reserved]

(b) [Reserved].

(c) Mandatory Prepayments Due to Currency Fluctuations. On each Quarterly Date and promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the Dollar Equivalent of the Aggregate Revolving Credit Exposure to the extent there shall be any Revolving Loans or Letters of Credit denominated in any Foreign Currency at such time. For the purpose of this determination, (1) the outstanding principal amount of any Revolving Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Revolving Loan and (2) the LC Obligations with respect to any Letter of Credit that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of such LC Obligations in the Foreign Currency of such Letter of Credit, determined in each case as of such Quarterly Date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., London time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Lenders and the Borrower thereof. If, on the date of such determination, the aggregate outstanding principal amount of the Revolving Loans denominated in Foreign Currencies exceeds 105% of the Aggregate Foreign Currency Sublimit Dollar Amount, the Aggregate LC Exposure exceeds 105% of the Aggregate Letter of Credit Sublimit Amount or the Aggregate Revolving Credit Exposure exceeds the Aggregate Revolving Commitment, the Borrower shall, if requested by the Required Lenders (through the Administrative Agent), (i) prepay, without premium, penalty or any reduction in the Commitments, the Revolving Loans in such amounts as shall be necessary so that after giving effect thereto the aggregate outstanding principal amount of the Revolving Loans does not exceed the Aggregate Foreign Currency Sublimit Dollar Amount, (ii) Cash Collateralize Letters of Credit in accordance with Section 2.04(k) in an amount as shall be necessary so that after giving effect thereto the Aggregate LC Exposure minus the amount of such cash collateral does not exceed the Aggregate Letter of Credit Sublimit Amount or (iii) prepay, without premium, penalty or any reduction in the Commitments, the Revolving Loans and/or Cash Collateralize Letters of Credit in accordance with Section 2.04(k) in an amount equal to the LC Obligations desired to be Cash Collateralized such that the Aggregate Revolving Credit Exposure minus the Aggregate LC Exposure so Cash Collateralized does not exceed the Aggregate Revolving Commitment, as applicable; provided that, if a Revolving Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.16. For purposes hereof, “Currency Valuation Notice” means a notice given by the Required Revolving Lenders to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent determine the Dollar Equivalent of the Aggregate Revolving Credit Exposure. The

Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling three month period.

(d) Notices, Etc. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Borrowing or Alternative Currency Borrowing, not later than 12:00 noon, New York City time (or, in the case of a Borrowing denominated in a Foreign Currency, 11:00 a.m., London time), three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice of prepayment pursuant to Section 2.11(b) or (c) shall be irrevocable and each such notice of prepayment pursuant to Section 2.11(a) may state that such notice is conditioned on the effectiveness of other financing arrangements or one or more other transactions, in which case such notice shall be so conditioned and may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such event does not occur or such transaction is not consummated. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13, together with any additional amounts required pursuant to Section 2.16, and shall be made in the manner specified in Section 2.10(c).

(e) [Reserved].

SECTION 2.12 Fees.

(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the actual daily amount of the Available Revolving Commitment of such Revolving Lender during the period from and including the Sixth Restatement Effective Date to but excluding the earlier of the date such Revolving Commitment terminates and the Revolving Commitment Termination Date (or, with respect to any Extended Revolving Commitments, the termination date in respect thereof). Accrued commitment fees shall be payable on each Quarterly Date (and, with respect to accrued and unpaid commitment fees up to but excluding the Sixth Restatement Effective Date, the Sixth Restatement Effective Date) and on the earlier of the date the Revolving Commitments terminate and the Final Commitment Termination Date, commencing on the first such date to occur after the Sixth Restatement Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Revolving Lender.

(b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Term SOFR Loans on the actual daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Sixth Restatement Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Lenders a fronting fee, which shall accrue at the rate of 0.125% per annum on the actual daily amount of the Aggregate LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Sixth Restatement Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Obligations (provided that such fronting fee shall in no event be less than $250 per annum for each Letter of Credit), as well as each Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Sixth Restatement Effective Date, and, with respect to accrued and unpaid fronting fees and participation fees up to but excluding the Sixth Restatement Effective Date, the Sixth Restatement Effective Date; provided that all such fees shall be payable in respect of any Revolving

Commitments on the date on which such Revolving Commitments terminate and any such fees accruing in respect of such Revolving Commitments after the date on which such Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to any Issuing Lender, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest.

(a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b) Term SOFR Loans. The Loans comprising each Term SOFR Borrowing shall bear interest at a rate per annum equal to the Term SOFR for the Interest Period for such Borrowing plus the Applicable Rate.

(c) Alternative Currency Daily Rate Loans. The Loans comprising each Alternative Currency Daily Rate Borrowing shall bear interest at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate.

(d) Alternative Currency Term Rate Loans. The Loans comprising each Alternative Currency Term Rate Borrowing shall bear interest at a rate per annum equal to the Alternative Currency Term Rate for the Interest Period for such Borrowing plus the Applicable Rate.

(e) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount, at the election of the Required Lenders, shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other overdue amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(f) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and at such other times as may be specified herein; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the applicable Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Borrowing or Alternative Currency Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(g) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate (including when the Alternate Base Rate is determined by reference to the Term SOFR) or with respect to any Loans denominated in English Pounds Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Alternative Currency Daily Rate, Alternative Currency Term Rate or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14 Inability to Determine Interest Rate.

(a) If in connection with any request for a Term SOFR Loan or an Alternative Currency Loan or a conversion to or continuation thereof, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Currency has been determined in accordance with Section 2.14(b) or (c) and the circumstances under clause (i) of Section 2.14(b) or (c) or the Scheduled Unavailability Date or the Term SOFR Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not exist for determining the Relevant Rate for the applicable Currency for any determination date or for any requested Interest Period with respect to a proposed Term SOFR Loan or Alternative Currency Term Rate Loan or in connection with an existing or proposed ABR Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Relevant Rate for any requested Interest Period with respect to a proposed Term SOFR Loan or Alternative Currency Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected Currencies, as applicable, or to convert ABR Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans, Alternative Currency Loans or Interest Periods or determination date(s), as applicable), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Alternate Base Rate, the utilization of the Term SOFR component in determining the Alternate Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 2.14(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans or Alternative Currency Loans (to the extent of the affected Term SOFR Loans, Alternative Currency Loans or Interest Periods or determination date(s), as applicable) or (ii) failing that, (A) will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein and (B) any outstanding affected Alternative Currency Loans, at the Borrower’s election, shall either (1) be converted into a Borrowing of ABR Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Borrower (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Borrower of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Borrower shall be deemed to have elected clause (1) above.

(b) Replacement of SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “SOFR Successor Rate”).

If the SOFR Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.14(b)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current SOFR Successor Rate in accordance with this Section 2.14 at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c) Replacement of Relevant Rate or Non-SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than SOFR) for an Agreed Foreign Currency because none of the tenors of such Relevant Rate (other than SOFR) under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or

(ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than SOFR) for an Agreed Foreign Currency under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Foreign Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than SOFR) for such Agreed Foreign Currency (the latest date on which all tenors of the Relevant Rate for such Agreed Foreign Currency under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 2.14(c)(i) or (ii) have occurred with respect to the Non-SOFR Successor Rate then in effect, then the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Foreign Currency or any then current Non-SOFR Successor Rate for an Agreed Foreign Currency in accordance with this Section 2.14 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Foreign Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Foreign Currency for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the SOFR Successor Rate, the “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d) Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate with respect to such Loans will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

(e) For purposes of this Section 2.14, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars or the relevant Agreed Foreign Currency, as applicable, shall be excluded from any determination of Required Lenders.

SECTION 2.15 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender or any Issuing Lender;

(ii) subject any Lender or any Issuing Lender to any Taxes (other than Indemnified Taxes, Excluded Taxes and Other Taxes) on its Loans, Loan principal, any Letter of Credit, Commitments, Obligations, deposits, reserves, liabilities, or any capital attributable thereto; or

(iii) impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term SOFR Loans or Alternative Currency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making, maintaining, converting to, or continuing any Term SOFR Loan or Alternative Currency Loan, or any Loan in the case of clause (iii) above

(or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Lender, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law regarding capital requirements or liquidity has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c) Changes in Law. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted or issued.

(d) Certificates from Lenders. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts, in Dollars, necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan or Alternative Currency Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan or Alternative Currency Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(d) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.19(b) of any Term SOFR Loan or Alternative Currency Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term SOFR Loan or an Alternative Currency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Term SOFR or the Alternative Currency Term Rate for such Currency for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such Currency from other banks in the offshore interbank market for such Currency at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if any such Indemnified Taxes or Other Taxes are required to be withheld or deducted from any amounts payable to the Administrative Agent or any Lender or any Issuing Lender, as determined in good faith by the applicable withholding agent, then (i) the sum payable by such Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made and (ii) if such Indemnified Taxes or Other Taxes are required to be withheld or deducted by a Loan Party, such Loan Party shall make such deductions and shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) Payment of Other Taxes by the Borrowers. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability together with a copy of a receipt or other evidence of payments delivered to the Borrower by a Lender or an Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.

(d) [Reserved].

(e) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate; provided that with regard to non-U.S. withholding taxes, in such Lender’s judgment such completion, execution or submission would not subject such Lender to a material unreimbursed cost or materially prejudice the legal or commercial position of such Lender. Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any documentation pursuant to this paragraph that such Lender is not legally able to deliver.

Without limiting the generality of the foregoing, any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement or under an Assignment and Assumption (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Non-U.S. Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D (a “U.S. Tax Certificate”) to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (C) a “controlled foreign corporation” related to the Borrower, as described in Section 881(c)(3)(C) of the Code or (D) conducting a trade or business in the United States with which the relevant interest payments are effectively connected and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or successor form),

(iv) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender) (A) an Internal Revenue Service Form W-8IMY on behalf of itself and (B) the relevant forms prescribed in clauses (i), (ii), (iii) and (v) of this paragraph (f) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners, or

(v) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States of America Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

Any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to Borrower and the Administrative Agent duly completed copies of Internal Revenue Service Form W-9 (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement or under an Assignment and Assumption (and from time to time thereafter upon the request of the Borrower or the Administrative Agent).

Notwithstanding any other provision of this Section 2.17(f), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

Each Lender authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.17(f).

(g) FATCA. If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative

Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) Refunds and Cooperation. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph (h) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person. Upon the Borrower’s reasonable written request, each Lender shall reasonably cooperate with the Borrower in seeking a refund of Indemnified Taxes or Other Taxes; provided that such cooperation shall not be required if, in such Lender’s sole discretion, it would subject such Lender to any unreimbursed cost or expense or otherwise be disadvantageous to the Lender in any way.

(i) FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Sixth Restatement Effective Date, the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(j) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payments of the Loans and all other amounts payable hereunder.

SECTION 2.18 Payments Generally; Pro rata Treatment; Sharing of Setoffs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Lender as expressly provided herein and payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement (including commitment fees, payments required under Section 2.15, and payments required under Section 2.16 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any Loan denominated in any Foreign Currency, payments relating to any such Loan required under Section 2.16, which are payable in such Foreign Currency or Reimbursement Obligations, letter of credit fees or interest in respect of any Letter of Credit denominated in a Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Pro rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the applicable Lenders, each payment of commitment fee under Section 2.12 shall be made for account of the applicable Lenders, and each termination or reduction of the amount of the Commitments under Section 2.09 shall be applied to the respective Commitments of the applicable Lenders, pro rata according to the amounts of their respective Commitments under the applicable Facility; (ii) each Borrowing shall be allocated pro rata among the applicable Lenders according to the amounts of their respective Commitments under the applicable Facility (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of applicable Loans by the Borrower shall be made for account of the applicable Lenders pro rata in accordance with the respective unpaid principal amounts of the applicable Loans held by them; and (iv) each payment of interest on applicable Loans by the Borrower shall be made for account of the applicable Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

(d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Term Loans or participations in LC Disbursements, as applicable, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans or Term Loans or participations in LC Disbursements and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders under the applicable Facility, as applicable, to the extent necessary so that the benefit of all such payments shall be shared by the Lenders under the applicable Facility ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements under the applicable Facility, as applicable; provided that, (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or any Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Lender, as the case may be, the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Lender hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the Issuing Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Lender, in same day funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (e) shall be conclusive, absent manifest error.

(f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(e), 2.05(b) or 2.18(e), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or any applicable Issuing Lenders to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.17, if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained) or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Lenders), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Revolving Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders, Required Revolving Lenders or Required Financial Covenant Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Revolving Lender or each Lender affected thereby;

(c) if any LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then:

(i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposure (after giving effect to such reallocation) does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent, Cash Collateralize for the benefit of the Issuing Lenders only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(k) for so long as such LC Exposure is outstanding;

(iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b)(i) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is Cash Collateralized;

(iv) if the LC Exposure of such Defaulting Lender is reallocated to the non-Defaulting Lenders pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Section 2.12(a) and Section 2.12(b)(i) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages after giving effect to the reallocation of such Defaulting Lender’s LC Exposure pursuant to clause (i) above; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Lender or any other Revolving Lender hereunder, all fees payable under Section 2.12(b)(i) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Lenders until and to the extent that such LC Exposure is reallocated and/or Cash Collateralized; and

(d) so long as such Revolving Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein);

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent of any Revolving Lender shall occur following the Sixth Restatement Effective Date and for so long as such event shall continue or (ii) any Issuing Lender has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender shall have entered into arrangements with the Borrower or such Revolving Lender, satisfactory to such Issuing Lender to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower and the Issuing Lenders each agrees that a Defaulting Lender has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender, then the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its Applicable Percentage.

SECTION 2.21 Extensions of Commitments and Loans.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Revolving Commitments and/or Term Loans with a like termination date on a pro rata basis (based on the aggregate principal amount of the Revolving Commitments and/or Term Loans, as applicable, with a like termination date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the termination date of each such Lender’s Revolving Commitments and/or Term Loans, as applicable, and otherwise modify the terms of such Revolving Commitments and/or Term Loans, as applicable, pursuant to the terms of the relevant Extension Offer (including by changing the interest rate or fees payable in respect of such Revolving Commitments (and related outstandings) and/or Term Loans, as applicable) (each, an “Extension,” and each group of Revolving Commitments and/or Term Loans, as so extended, as well as the original Revolving Commitments and/or Term Loans (not so extended), being a “tranche”; any Extended Revolving Commitments shall constitute a separate tranche of Revolving Commitments from the tranche of Revolving Commitments from which they were converted; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted), so long as the following terms are satisfied:

(i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders,

(ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Commitment of any Lender that agrees to an extension with respect to such Revolving Commitment extended pursuant to an Extension (an “Extended Revolving Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Commitments (and related outstandings); provided that (x) subject to the provisions of Section 2.04(l) to the extent dealing with Letters of Credit which mature or expire after a termination date when there exist Extended Revolving Commitments with a longer termination date, all Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Commitments in accordance with their Applicable Percentages (and except as provided in Section 2.04(l), without giving effect to changes thereto on an earlier termination date with respect to Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) repayments required upon the voluntary termination or reduction of any tranche of non-extending Revolving Commitments by the Borrower in accordance with Section 2.09(b) and (C) repayments required upon the termination date of the non-extending Revolving Commitments), and (y) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments, any commitments under any Replacement Revolving Facility and any original Revolving Commitments) that have more than two different termination dates,

(iii) except as to interest rates, fees and final maturity (which, subject to the immediately succeeding clauses (iv), (v), (vi), (vii) and (vii) below, shall be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loan of any Lender that agrees to an extension with respect to such Term Loan extended pursuant to an Extension (an “Extended Term Loan”) shall have terms no more favorable in any material respect, taken as a whole, than the terms of the Class of Term Loans subject to such Extension Offer (except for covenants and other provisions contained therein applicable only to periods after the then Latest Maturity Date);

(iv) the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term Loans extended thereby;

(v) the maturity date of Extended Term Loans shall not be earlier than the Maturity Date of the Term Loans extended thereby;

(vi) any Extended Term Loans may participate on a pro rata basis or less than pro rata basis (but not greater than a pro rata basis other than as otherwise provided in this Agreement) in any voluntary or mandatory repayments or prepayments hereunder of any then-existing Term Loans, in each case as specified in the respective Extension Offer;

(vii) such Extended Term Loans are not secured by any assets or property that does not constitute Collateral;

(viii) such Extended Term Loans are not guaranteed by any Subsidiary of the Borrower other than a Subsidiary Guarantor;

(ix) if the aggregate principal amount of Revolving Commitments or Term Loans, as applicable, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments or Term Loans, as applicable, offered to be extended by the Borrower pursuant to such Extension Offer, then the Revolving Commitments or Term Loans, as applicable, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer,

(x) all documentation in respect of such Extension shall be consistent with the foregoing and

(xi) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.09, 2.10, 2.11 or 2.18 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Commitments or Term Loans, as applicable, of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Commitments or Extended Term Loans, as applicable, on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.09, 2.10, 2.11 or 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to its Commitments or Term Loans, as applicable (or a portion thereof), and (B) in connection with any Extension relating to Extended Revolving Commitments, the consent of each Issuing Lender, which consent shall not be unreasonably withheld or delayed

(provided that the consent of an Issuing Lender shall not be required if, after giving effect to such Extension (and any amendments to this Agreement and the other Loan Documents relating thereto), such Issuing Lender shall have no obligation to issue Letters of Credit after the effective date of such Extension). All Extended Revolving Commitments and Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Commitments or Loans, as applicable, so extended and such technical amendments as may be necessary or appropriate in the discretion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

SECTION 2.22 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Term SOFR or Alternative Currency Term Rate, or to determine or charge interest rates based upon the Term SOFR or Alternative Currency Term Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Alternative Currency Loans or Term SOFR Loans in the affected currency or to convert ABR Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be reasonably determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, at the Borrower’s election, if applicable, convert all Term SOFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be reasonably determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans or Alternative Currency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans or Alternative Currency Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

Article III.

[RESERVED]

Article IV.
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 4.01 Organization; Powers. Each Group Member is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 4.02 Authorization; Enforceability. The Transactions are within the Borrower’s and each other Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement and each of the other Loan Documents have been duly executed and delivered by each Loan Party party thereto and constitutes, or when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate in any material respect any Requirement of Law, (c) will not violate in any material respect or result in a material default under any Contractual Obligation upon any Group Member or its assets, or give rise to a right thereunder to require any payment to be made by any such Person, (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of any Group Member, and (e) will not violate the terms of any Organization Document of any Group Member.

SECTION 4.04 Financial Condition; No Material Adverse Change.

(a) Financial Condition.

(i) The Borrower has heretofore furnished to the Lenders the Audited Financial Statements and the Unaudited Financial Statements. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject, in the case of the Unaudited Financial Statements, to the absence of footnotes and to normal year-end audit adjustments. There are no liabilities of the Borrower or any of its Subsidiaries, fixed or contingent, which are material in relation to the consolidated financial condition of the Borrower that are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since September 30, 2025.

(ii) [Reserved].

(b) No Material Adverse Change. Since September 30, 2025, there has not occurred any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 4.05 Properties.

(a) Property Generally. Each Group Member has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Intellectual Property. Each Group Member has valid title to all trademarks, tradenames, copyrights, patents and other intellectual property (collectively, “Intellectual Property”) purported to be owned by such Group Member that are material to the business of such Group Member, and all license agreements that are material to the business as currently conducted under which such Group Member uses Intellectual Property owned by a third party are, to the Borrower’s knowledge, valid and enforceable. To the Borrower’s knowledge, (x) there is no Intellectual

Property that is not either owned by the Group Members or held under a license agreement and that is material to the business as currently conducted and (y) the use by any Group Member of Intellectual Property does not infringe upon the rights of any other Person except, in each case, that which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.06 Litigation and Environmental Matters.

(a) Actions, Suits and Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting any Group Member that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or that involve this Agreement or the Transactions.

(b) Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Group Member (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) has actual knowledge, after due inquiry, of any event or circumstance which is reasonably expected to give rise to any Environmental Liability.

SECTION 4.07 Compliance with Laws and Contractual Obligations. Each Group Member is in compliance with all Requirements of Law applicable to it or its property or all Contractual Obligations binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.08 Investment Company Status. No Group Member is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 4.09 Taxes. Each Group Member has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) (i) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves in conformity with GAAP or (ii) Taxes that have been accrued under FASB Interpretation No. 48 (codified as Accounting Standards Codification 740-10) (“FIN 48”) in conformity with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; no Tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such Tax, fee or other charge.

SECTION 4.10 ERISA; Employee Benefit Plans.

(a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events which have occurred or are reasonably expected to occur, could reasonably be expected to result in liability having a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan did not, as of the date of the most recent actuarial valuation report required to be prepared under the Code and ERISA reflecting such amounts, exceed by more than $75,000,000 (calculated on an actuarial valuation basis) the fair market value of the assets of all such underfunded Plans.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, the accrued benefit obligations of each Foreign Plan (based on those assumptions used to fund such Foreign Plan) with respect to all current and former participants do not exceed the assets of such Foreign Plan.

SECTION 4.11 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any other Group Member is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any other Group Member to the Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions that were believed by the Borrower to be reasonable at the time made, it being understood that the actual results may vary from the results projected therein.

SECTION 4.12 Use of Credit. No Group Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

SECTION 4.13 Burdensome Agreements. Except as set forth on Schedule 4.13, to the Borrower’s knowledge, no Group Member is a party to or bound by, nor are any of the properties or assets owned by any Group Member used in the conduct of their respective businesses affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, including, without limitation, any of the foregoing relating to any Environmental Liability, that could reasonably be expected to result in a Material Adverse Effect.

SECTION 4.14 Labor Matters. Certain Group Members are party to various collective bargaining agreements or other labor contracts. The Borrower does not anticipate that the expiration of any such agreements will result in a Material Adverse Effect. Except as set forth on Schedule 4.14, (a) to the Borrower’s knowledge, no union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of any Group Member, (b) there is no pending or, to the Borrower’s knowledge, threatened strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material dispute with any union or other labor organization affecting any Group Member or its union-represented employees, in each case the consequences of which could reasonably be expected to affect aggregate business (regardless of division or entity) of the Group Members which business generated gross revenues in excess of $50,000,000 individually or in the aggregate in the prior fiscal year, and (c) there are no actions, suits, charges, demands, claims, counterclaims or proceedings pending or, to the best of the Borrower’s knowledge, threatened against any Group Member, by or on behalf of, or with, its employees, other than any such actions, suits, charges, demands, claims, counterclaims or proceedings arising in the ordinary course of business that could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.15 Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral as further described therein and proceeds thereof. In the case of: (i) the Pledged Stock as defined and described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, (ii) other Collateral as further described in Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.15(a) in appropriate form are filed in the offices specified on Schedule 4.15(a), and (iii) property acquired after the Sixth Restatement Effective Date, when any other action required pursuant to Section 6.11 is taken, the security interest created pursuant to the Guarantee and Collateral Agreement shall constitute valid perfected security interests in such Collateral and the proceeds thereof (to the extent a security interest in such Collateral can be perfected through the filing of such financing statements and the delivery of such Pledged Stock or the taking of such actions required pursuant to Section 6.11), as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Permitted Liens).

SECTION 4.16 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Sixth Restatement Effective Date, (a) Schedule 4.16 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

SECTION 4.17 Solvency. The Loan Parties (on a consolidated basis) are, on the Sixth Restatement Effective Date, before and after the consummation of the Transactions to occur on the Sixth Restatement Effective Date, Solvent.

SECTION 4.18 Senior Notes Indenture. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Senior Notes Indenture, including any amendments, supplements or modifications with respect thereto.

SECTION 4.19 Anti-Corruption Laws and Sanctions; Patriot Act. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in each case, in such roles) with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees, and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of the Borrower, any Subsidiary , any of their respective directors, officers, employees, agents or affiliates is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions or the Patriot Act.

SECTION 4.20 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

SECTION 4.21 Beneficial Ownership Certificate. As of the Sixth Restatement Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.

SECTION 4.22 Status as Senior Debt. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any documentation for any Indebtedness of the Borrower (whether outstanding on the Sixth Restatement Effective Date or thereafter incurred) that is subordinated or junior in right of payment to the Obligations pursuant to a written agreement.

Article V.
CONDITIONS

SECTION 5.01 [Reserved].

SECTION 5.02 Each Credit Event. The obligation of each Lender to make any Loan, and of each Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) the representations and warranties of the Borrower set forth in this Agreement, and of each Loan Party in each of the Loan Documents to which it is a party, shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; provided that any representation and warranty that expressly relates to a given date shall be true and correct in all material respects as of such given date; provided, further, that the representations and warranties contained in Section 4.04(a)(i) with respect to the Audited Financial Statements and the Unaudited Financial Statements shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), as applicable; provided that, in the case of any Incremental Term Loans the proceeds of which are to be used (in whole or in part) to finance a Limited Condition Transaction, the applicable representations and warranties (A) may, if agreed to by the lenders providing such Incremental Term Loans, be limited to (1) the specified representations as may be agreed by the Lenders providing such Incremental Term Loan (or such other formulation thereof as may be agreed by the lenders providing such Incremental Facility) and (2) customary acquisition agreement representations for limited condition acquisitions (or such other formulation thereof as may be agreed by the lenders providing such Incremental Term Loans) and (B) if the Borrower has made an LCT Election, shall be tested in accordance with Section 1.09 on the applicable LCT Test Date; provided further that, in such a case, on the applicable LCT Test Date (and as a condition to the requested Incremental Term Loans), such representations and warranties shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects)

on and as of such LCT Test Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date;

(b) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing; provided that in the case of any Incremental Term Loan the proceeds of which are to be used (in whole or in part) to finance a Limited Condition Transaction, at the election of the Borrower, this clause (b) shall be tested on the applicable LCT Test Date; and

(c) the Administrative Agent shall have received a Borrowing Request in accordance with the requirements hereof and, with respect to any Letter of Credit, the Administrative Agent and the applicable Issuing Lender shall have received the notice required pursuant to Section 2.04(b) hereof.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of the immediately preceding sentence.

Article VI.
AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) on the date that is the earliest of (i) the date on which the same shall have been filed with the SEC, (ii) the date the same are required to be filed with the SEC (without regard to any extension of the SEC’s filing requirements) and (iii) the day which is 120 days after the end of each fiscal year of the Borrower, (x) the audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case the consolidated financial statements, in comparative form the figures for the previous fiscal year, all reported on by Grant Thornton LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP and (y) the financial information of the Subsidiary Guarantors that would be required pursuant to Rule 3-10 of Regulation S-X if the Loans were publicly traded Indebtedness;

(b) on the date that is the earliest of (i) the date on which the same shall have been filed with the SEC, (ii) the date the same are required to be filed with the SEC (without regard to any extension of the SEC’s filing requirements) and (iii) the day which is 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, (x) the consolidated balance sheets and related consolidated statements of income and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated and consolidating basis in accordance with GAAP, subject to normal yearend audit adjustments and the absence of footnotes and (y) the financial information of the Subsidiary Guarantors that would be required pursuant to Rule 3-10 of Regulation S-X if the Loans were publicly traded Indebtedness;

(c) concurrently with any delivery of financial statements under paragraph (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01, 7.06 and 7.11, (iii) certifying as to whether since the date of the last such certificate a Permitted Acquisition has occurred for which any Group Member incurred Indebtedness permitted under this Agreement to finance at least 35% of the consideration therefor, and if so, the date of such Permitted Acquisition, (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the Audited Financial Statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (v) any related consolidating financial statements necessary to reflect adjustments to eliminate the accounts of Unrestricted Subsidiaries (if any) from the consolidated financial statements referred to in paragraphs (a) and (b) above;

(d) concurrently with any delivery of financial statements under paragraph (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default arising as a result of non-compliance with Article VII, including Section 7.11 (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) promptly upon receipt thereof, copies of all other reports submitted to the Borrower by its independent certified public accountants in connection with any annual or interim audit or review of the books of the Borrower made by such accountants;

(f) annually, as soon as available, but in any event within 120 days after the last day of each fiscal year of the Borrower, consolidated and consolidating projections of the Borrower and its Subsidiaries for the following five fiscal years of the Borrower;

(g) promptly following receipt thereof, copies of any documents described in Sections 101(f), 101(k) or 101(l) of ERISA that any Group Member or any ERISA Affiliate may request or receive, as applicable, with respect to any Multiemployer Plan; provided, that if neither any Group Member nor any of their ERISA Affiliates have requested or received, as applicable, such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable written request of the Administrative Agent, one of the Group Members and/or such ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof;

(h) as soon as reasonably practicable following a written request therefor, and no more frequently than once every twelve (12) months, copies of the most recently furnished plan funding notice described in Section 101(f) of ERISA with respect to any Plan;

(i) if applicable, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Group Member with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Group Member, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request; and

(k) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Sections 6.01(a), (b) or, if applicable (i) (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents or provides a link thereto on the Borrower’s website or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide the Administrative Agent with electronic mail versions of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

SECTION 6.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates, other than disputes in the ordinary course of business or, whether or not in the ordinary of business, disputes involving amounts exceeding $50,000,000 (excluding, however, any actions relating to workers’ compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles);

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower or any of its ERISA Affiliates in an aggregate amount exceeding $75,000,000;

(d) the assertion of any claim with respect to any Environmental Liability by any Person against, or with respect to the activities of, the Borrower or any other Group Member and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any such claim, alleged violation or non-compliance that, alone or together with any other such matters that have occurred, could not reasonably be expected to result in liability of the Group Members in an aggregate amount exceeding $50,000,000;

(e) within five days thereof (or such earlier time as set forth in Section 5.4 of the Guarantee and Collateral Agreement), any change in (i) any Loan Party’s corporate name, (ii) any Loan Party’s corporate structure, (iii) any Loan Party’s jurisdiction of organization or (iv) the organization identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a UCC financing statement, the Federal Taxpayer Identification Number of such Loan Party (and the Borrower agree not to effect or permit any of the Loan Parties to effect any change referred to in this Section 6.02(e) unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Security Documents); and

(f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 6.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to (a) preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business (provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03); and (b) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 6.04 Payment of Obligations. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (1) (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (2) solely relating to tax liabilities, such Taxes have been accrued under FIN 48 in conformity with GAAP.

SECTION 6.05 Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 6.06 Maintenance of Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided that the Borrower may maintain self-insurance consistent with its past practices and policies.

SECTION 6.07 Books and Records. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities.

SECTION 6.08 Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that such visit or discussions shall be at the expense of the Administrative Agent or any Lender, as applicable, unless a Default has occurred and is continuing in which case the expenses of the Administrative Agent or any Lender, as applicable, in connection therewith shall be paid or reimbursed by the Borrower.

SECTION 6.09 Compliance with Laws and Contractual Obligations. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all Requirements of Law (including any Environmental Laws)

applicable to it or its property, and all Contractual Obligations binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.10 Use of Proceeds and Letters of Credit. The proceeds of the Loans and the Letters of Credit issued hereunder, will only be used by the Borrower to make Restricted Payments expressly permitted under Section 7.07 and to finance the working capital needs and general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

SECTION 6.11 Collateral; Further Assurances.

(a) New Property. With respect to any property acquired (including, without limitation, pursuant to a Division) after the Effective Date by any Borrower or any Subsidiary Guarantor (other than (i) any property described in paragraph (c) or (d) of this Section (which shall be governed by the terms thereof), (ii) any property subject to a Lien expressly permitted by Section 7.02(d), (e) or (f), (iii) property acquired by any Unrestricted Subsidiary, Excluded Foreign Subsidiary or Immaterial Subsidiary and (iv) any real property (including leased real property)) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, the Borrower will, and will cause each of its Restricted Subsidiaries to, promptly, (A) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (B) take all actions reasonably necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property (subject to Permitted Liens), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be reasonably required by the Guarantee and Collateral Agreement or by law or as reasonably may be requested by the Administrative Agent.

(b) [Reserved].

(c) New Subsidiaries. With respect to any new Subsidiary (other than an Unrestricted Subsidiary, an Excluded Foreign Subsidiary or an Immaterial Subsidiary) created or acquired (including, without limitation, upon the creation or acquisition of any Subsidiary that is a Division Successor) after the Effective Date by the Borrower or any of its Restricted Subsidiaries (which, for the purposes of this paragraph, shall include any existing Restricted Subsidiary that ceases to be an Unrestricted Subsidiary, an Excluded Foreign Subsidiary or an Immaterial Subsidiary), the Borrower will, and will cause each of its Restricted Subsidiaries to, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Restricted Subsidiaries, as applicable, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or any of its Restricted Subsidiaries, as applicable, (iii) cause such new Restricted Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions reasonably necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Restricted Subsidiary (but no security interest shall be granted in any real property), including the filing of Uniform Commercial Code financing statements in such jurisdictions as reasonably may be required by the Guarantee and Collateral Agreement or by law or as reasonably may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a closing certificate of such new Restricted Subsidiary, which certificate shall be in the form and substance reasonably satisfactory to the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d) Excluded Foreign Subsidiaries. With respect to any new Excluded Foreign Subsidiary (other than an Immaterial Subsidiary) created or acquired after the Effective Date by the Borrower or any of its Restricted Subsidiaries (other than by any Excluded Foreign Subsidiary or any Immaterial Subsidiary), the Borrower will, and will cause each of its Restricted Subsidiaries to, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such pledged Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or its Restricted Subsidiary, as applicable, and take such other action as reasonably may be necessary to perfect the Administrative Agent’s security interest therein and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, no Foreign Subsidiary of the Borrower that is a “controlled foreign corporation” pursuant to Section 957 of the Code shall be required to provide a guaranty or constitute a “Subsidiary Guarantor” hereunder.

(e) Further Assurances. The Borrower will, and will cause each of its Restricted Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement including this Section, and the other Loan Documents. Notwithstanding anything in this Agreement or any Loan Documents to the contrary, the Borrower and its Restricted Subsidiaries shall not be required to execute and deliver to the Administrative Agent mortgages with respect to any real property.

SECTION 6.12 [Reserved].

SECTION 6.13 [Reserved].

Article VII.
NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 7.01 Indebtedness; Guarantees.

(a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness of any Loan Party pursuant to any Loan Document (including, without limitation, any additional Indebtedness incurred pursuant to Section 2.08 or Refinancing Debt incurred pursuant to Section 2.09);

(ii) Indebtedness of the Borrower to any other Group Member and of any Restricted Subsidiary to any other Group Member; provided Indebtedness of Group Members which are not Loan Parties to Group Members which are Loan Parties must also be expressly permitted by Section 7.06(d) or (r);

(iii) Indebtedness of the Borrower and any Domestic Subsidiaries outstanding on the Sixth Restatement Effective Date and listed on Part I of Schedule 7.01(a) and any refinancings, refundings, renewals, replacement, waivers, amendments, amendments and restatements or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(iv) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens expressly permitted by Section 7.02(e) in an aggregate principal amount not to exceed $75,000,000 at any one time outstanding;

(v) Guarantees expressly permitted by Section 7.01(b);

(vi) Indebtedness of any Group Member to any other Group Member listed on Part II of Schedule 7.01(a); provided that such Indebtedness (A) is evidenced by the Global Intercompany Note and, if owing to a Loan Party, is subject to a Lien pursuant to the Guarantee and Collateral Agreement, (B) such Indebtedness is unsecured and, if owed by a Loan Party, subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Global Intercompany Note and (C) any payment by any Subsidiary Guarantor under the Guarantee of the Obligations shall result in a pro rata reduction of the amount of any Indebtedness owing by such Subsidiary Guarantor to the Borrower or any other Subsidiary for whose benefit such payment is made;

(vii) Indebtedness arising from the endorsement of instruments, the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn in the ordinary course of business against insufficient funds, or in respect of netting services, overdraft protections or otherwise in connection with the operation of customary deposit accounts in the ordinary course of business;

(viii) Indebtedness with respect to (A) property casualty or liability insurance, (B) financing of insurance premiums with the providers of such insurance or their Affiliates, (C) take-or-pay obligations in supply arrangements consistent with past practice, (D) self-insurance obligations, (E) performance, bid, surety, custom, utility and advance payment bonds, or (F) performance and completion guaranties, in each case, in the ordinary course of business;

(ix) Indebtedness arising from agreements providing for indemnification or similar obligations in each case incurred in connection with an acquisition or other Investment expressly permitted by Section 7.06 or any disposition expressly permitted by Section 7.04;

(x) Indebtedness in the form of customary obligations under indemnification, incentive, non-compete, consulting, deferred compensation, earn-out (based on the income of the assets acquired after the acquisition thereof) or other customary similar arrangements otherwise permitted hereunder;

(xi) Indebtedness resulting from judgments not resulting in an Event of Default under paragraph (k) of Article VIII;

(xii) Indebtedness resulting from unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under Applicable Law;

(xiii) Indebtedness resulting from Swap Agreements permitted hereunder;

(xiv) Indebtedness consisting of guaranties of loans made to officers, directors or employees of any Group Member in an aggregate amount which shall not exceed $2,000,000 at any one time outstanding;

(xv) (A) Indebtedness of the Borrower in respect of the Senior Notes in an aggregate principal amount not to exceed $1,250,000,000 (and Indebtedness resulting from any refinancing or replacement thereof as permitted by the Senior Notes Indenture, so long as the aggregate principal amount thereof shall not increase to more than $1,250,000,000 and the maturity thereof shall not be shortened) and (B) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness; provided that, for the avoidance of doubt, the aggregate principal amount referenced in clause (A) shall not be deemed to be exceeded as a result of the incurrence of any refinancing or replacement Indebtedness in respect thereof so long as the net cash proceeds received as a result of such refinancing or replacement Indebtedness shall be placed in a segregated account or irrevocably deposited with the trustee for the Senior Notes and used by the Borrower within 45 days following such incurrence and receipt of such net proceeds for the repurchase of, tender for and/or redemption of Senior Notes and for expenses incurred in connection therewith;

(xvi) ESOP Loans constituting Indebtedness of the Borrower in an aggregate principal amount not to exceed $60,000,000;

(xvii) secured Indebtedness in an aggregate amount not to exceed $125,000,000 at any time outstanding;

(xviii) secured Indebtedness of any Foreign Subsidiary in an aggregate amount not to exceed $200,000,000 at any time outstanding;

(xix) Indebtedness that is unsecured in an aggregate amount not to exceed $500,000,000 at any time outstanding, so long as, after giving effect to the incurrence of such Indebtedness on a pro forma basis, (A) the Borrower is in compliance with Section 7.11 as of the end of the most recent fiscal quarter for which financial statements have been delivered and (B) no Default shall have occurred and be continuing, and, without limiting any of the forgoing, any refinancings, refundings, renewals, replacement, waivers, amendments, amendments and restatements or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(xx) Permitted Subordinated Debt, so long as, after giving effect to the incurrence of such Indebtedness on a pro forma basis, (A) the Borrower is in compliance with Section 7.11 as of the end of the most recent fiscal quarter for which financial statements have been delivered and (B) no Default shall have occurred and be continuing, and any refinancings, refundings, renewals, replacement, waivers, amendments, amendments and restatements or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof) so long as the resulting Indebtedness shall constitute Permitted Subordinated Debt;

(xxi) Indebtedness of the Borrower or any of its Subsidiaries that is unsecured, so long as, after giving effect to the incurrence of such Indebtedness on a pro forma basis, (A) the Borrower is in compliance with Section 7.11(a), calculated with the Consolidated Leverage Ratio level set forth therein for the most recently ended fiscal quarter less 0.50, (B) the Borrower is in compliance with Section 7.11 as of the end of the most recent fiscal quarter for which financial statements have been delivered and (C) no Default shall have occurred and be continuing, and any refinancings, refundings, renewals, replacement, waivers, amendments, amendments and restatements or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(xxii) in addition to Indebtedness otherwise expressly permitted by this Section, Indebtedness of the Borrower and its Subsidiaries not to exceed, together with (but without duplication of) any Guarantees outstanding pursuant to Section 7.01(b)(v), $175,000,000 at any one time outstanding;

(xxiii) Secured Indebtedness in an aggregate principal amount such that, immediately after giving effect to the incurrence of such Indebtedness, the use of proceeds thereof and any related pro forma adjustment thereto, the Borrower’s Consolidated Senior Secured Leverage Ratio does not exceed 3.50 to 1.00 calculated on a pro forma basis as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered;

(xxiv) Indebtedness secured solely by Liens expressly permitted by Section 7.02(k); and

(xxv) Incremental Equivalent Debt.

(b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, assume, endorse, be or become liable for, or Guarantee, the obligations of any other Person (except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business), except for:

(i) Guarantees existing on the Sixth Restatement Effective Date and set forth on Schedule 7.01(b);

(ii) Guarantees by the Borrower or any Restricted Subsidiary of obligations of the Borrower or any Subsidiary Guarantor (including, without limitation, all Indebtedness expressly permitted under Section 7.01(a));

(iii) Guarantees by a Restricted Subsidiary of obligations of the Borrower under leases for real or personal property, provided that such Restricted Subsidiary will utilize all or a portion of such property;

(iv) Guarantees by any Group Member of Indebtedness expressly permitted under Section 7.01(vi); provided such Guarantees are unsecured and subordinated to the extent the Indebtedness being so guaranteed is required to be so pursuant to Section 7.01(vi); and

(v) Guarantees of the Borrower and its Restricted Subsidiaries not to exceed, together with (but without duplication of) any Indebtedness outstanding pursuant to Section 7.01(a)(xxii), $175,000,000 at any one time outstanding.

For purposes of determining compliance with this Section 7.01, the Dollar Equivalent of the aggregate amount of any Indebtedness denominated in a Foreign Currency as of the date such Indebtedness is incurred shall be deemed to be the aggregate amount of such Indebtedness, and any fluctuation in the applicable exchange rate thereafter shall not affect compliance with this Section 7.01; provided that if any such Indebtedness is refinanced then, to the extent such refinancing is denominated in the same Foreign Currency and in the same principal amount and incurred by the same borrower, the Dollar Equivalent of such refinanced Indebtedness shall be determined using the applicable exchange rate as of the date such Indebtedness so refinanced was incurred.

SECTION 7.02 Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to the Loan Documents and any Liens securing any Incremental Equivalent Debt, any additional Indebtedness incurred pursuant to Section 2.08 or Refinancing Debt incurred pursuant to Section 2.09;

(b) Permitted Liens;

(c) any Lien on any property or asset of the Borrower or any of its Restricted Subsidiaries existing on the Sixth Restatement Effective Date and set forth on Schedule 7.02; provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Restricted Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the Sixth Restatement Effective Date and extensions, renewals, replacements and combinations thereof that do not increase the outstanding principal amount thereof or commitment therefor, in each case, as in effect on the Sixth Restatement Effective Date;

(d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Sixth Restatement Effective Date prior to the time such Person becomes a Subsidiary (including in connection with a Permitted Acquisition); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the original outstanding principal amount thereof;

(e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness expressly permitted by Section 7.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within six months after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

(f) Liens on specifically identified inventory and accounts receivable covered by bankers’ acceptances resulting from import letters of credit which do not cover any assets other than those financed with such bankers’ acceptances;

(g) Liens on assets of any Group Member to secure (i) its Indebtedness (other than guarantees) or (ii) the Indebtedness of any other Group Member organized under the same jurisdiction (provided that no Group Member may Guarantee Indebtedness under this clause (ii) of Persons organized under a different jurisdiction), in each case permitted by Section 7.01(a)(xvii);

(h) Liens on assets of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted by Section 7.01(a)(xviii);

(i) additional Liens not otherwise expressly permitted by this Section on any property or asset of the Borrower or any Restricted Subsidiary securing obligations in an aggregate amount not exceeding $175,000,000 at any time outstanding;

(j) subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and the Borrower, Liens securing Indebtedness permitted by Section 7.01(a)(xxiii) or (xxv); and

(k) Liens on (x) any real property (including, for the avoidance of doubt, related fixtures) and any and all improvements thereon whether now owned or at any time hereafter acquired by the Borrower or any of its Restricted Subsidiaries and (y) any proceeds with respect thereto.

The increase in amounts secured by Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount, and increases in the amount of Indebtedness outstanding as a result of fluctuations in the exchange rate of currencies, will not be deemed to be an incurrence of Liens for purposes of this Section 7.02.

SECTION 7.03 Mergers, Consolidations, Etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) (whether effected pursuant to a Division or otherwise), except that (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation), (ii) any other Restricted Subsidiary which is not a Loan Party may be merged or consolidated with or into any other Restricted Subsidiary which is not a Loan Party, (iii) the Borrower or any of its Restricted Subsidiaries may do any of the foregoing to the extent required to make Permitted Acquisitions and (iv) any Restricted Subsidiary (other than a Subsidiary Guarantor) may liquidate or dissolve if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Restricted Subsidiaries taken as a whole and is not disadvantageous to the Lenders in any material respect.

SECTION 7.04 Dispositions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of (including, without limitation, any disposition of property pursuant to a Division), in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including receivables and leasehold interests) (any such transaction, a “Disposition”), except:

(a) obsolete or worn-out property, tools or equipment no longer used or useful in its business;

(b) any inventory or other property sold or disposed of in the ordinary course of business and for fair consideration;

(c) any Restricted Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to the Borrower or any Restricted

Subsidiary (provided that, in the case of any such transfer by a Subsidiary Guarantor, the transferee must also be a Subsidiary Guarantor or the Borrower);

(d) the Capital Stock of any Restricted Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any other Restricted Subsidiary (provided that, in the case of any such transfer by a Subsidiary Guarantor, the transferee must also be a Subsidiary Guarantor or the Borrower);

(e) (i) Dispositions of property and assets for fair consideration and the fair market value of which does not exceed in the aggregate, together with all asset sales made in reliance upon this Section 7.04(e)(i), the General Disposition Basket; and (ii) Dispositions of property and assets for fair consideration so long as (x) such Disposition is for at least fair market value (as determined by the Borrower in good faith) and (y) at least 75% of the consideration from such Disposition received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Permitted Investments (provided that the amount of any Designated Non-Cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received since the Sixth Restatement Effective Date pursuant to this proviso that is at that time outstanding, not to exceed the greater of (i) $100.0 million (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (ii) 5.0% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration shall be deemed to be cash or Permitted Investments for purposes of this clause (y) and for no other purpose);

(f) the cross-licensing or licensing of Intellectual Property, in the ordinary course of business or for fair consideration;

(g) the dispositions expressly permitted by Section 7.03;

(h) the leasing, occupancy or sub-leasing of real property in the ordinary course of business that would not materially interfere with the required use of such real property by the Borrower or its Restricted Subsidiaries;

(i) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; provided that in no event shall this Section 7.04(i) be utilized for any receivables securitization or similar arrangement or any other arrangement resulting in the incurrence of Indebtedness by any Group Member;

(j) transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;

(k) Liens expressly permitted by Section 7.02;

(l) (i) the Borrower may issue Capital Stock (other than Disqualified Stock) and (ii) Restricted Subsidiaries of the Borrower may issue Capital Stock (other than Disqualified Stock), in each case as permitted by Section 7.13;

(m) Restricted Payments expressly permitted by Section 7.07; and

(n) Dispositions made prior to the Sixth Restatement Effective Date.

SECTION 7.05 [Reserved].

SECTION 7.06 Investments and Acquisitions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make or suffer to exist any Investment in any Person or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments and Investments in the Designated Entities existing on the Sixth Restatement Effective Date;

(b) Guarantees expressly permitted by Section 7.01(b) and any payments made in respect of such Guarantees;

(c) Investments (other than Investments expressly permitted under paragraph (a) and (b) of this Section) existing on the Sixth Restatement Effective Date and set forth on Schedule 7.06;

(d) Investments by (i) the Borrower in any Subsidiary Guarantor or by any Restricted Subsidiary in any Subsidiary Guarantor or in the Borrower, (ii) any Restricted Subsidiary that is not a Loan Party in any Restricted Subsidiary that is not a Loan Party and (iii) any Loan Party in any Restricted Subsidiary that is not a Loan Party having an aggregate fair market value (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (iii), not to exceed $100,000,000;

(e) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (e), not to exceed (x) $50,000,000 in any fiscal year and (y) $100,000,000 in the aggregate at any time outstanding (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(f) the Borrower and its Restricted Subsidiaries may make Permitted Acquisitions;

(g) purchases of inventory and other property to be sold or used in the ordinary course of business;

(h) subject to the absence of any continuing Default or Event of Default and compliance by the Borrower on a pro forma basis with the covenants set forth in Section 7.11, Investments from the Available Amount;

(i) any Restricted Payments expressly permitted by Section 7.07 (other than Section 7.07(i));

(j) extensions of trade credit in the ordinary course of business;

(k) Investments arising in connection with the incurrence of Indebtedness expressly permitted by Section 7.01(a);

(l) Investments (including debt obligations) received in the ordinary course of business by the Borrower or any Restricted Subsidiary in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising out of the ordinary course of business;

(m) Investments of the Borrower or any Restricted Subsidiary under Swap Agreements permitted hereunder;

(n) Investments of any Person in existence at the time such Person becomes a Subsidiary pursuant to a transaction expressly permitted by any other paragraph of this Section; provided that such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary;

(o) Investments resulting from pledges and deposits referred to in paragraphs (b) and (c) of the definition of “Permitted Liens”;

(p) the forgiveness or conversion to equity of any Indebtedness expressly permitted by Section 7.01(a)(ii);

(q) negotiable instruments and deposits held in the ordinary course of business; and

(r) in addition to Investments otherwise expressly permitted by this Section, Investments not exceeding in the aggregate $200,000,000 at any one time outstanding.

SECTION 7.07 Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock;

(b) the Borrower may make ESOP Purchases in an aggregate amount not to exceed $20,000,000 in any fiscal year; provided that the aggregate amount of ESOP Purchases made by the Borrower after the Sixth Restatement Effective Date shall not exceed $50,000,000;

(c) the Borrower may make Restricted Payments so long as (i) after giving effect to such Restricted Payment on a pro forma basis, the Consolidated Leverage Ratio for the period of the four consecutive fiscal quarters of the Borrower most recently ended prior to such Restricted Payment for which financial statements have been delivered does not exceed 3.50 to 1.00 and (ii) no Default shall have occurred and be continuing or would result therefrom;

(d) the Borrower may make Restricted Payments not otherwise permitted hereunder in an aggregate amount not to exceed $125,000,000 in any fiscal year so long as no Default shall have occurred and be continuing or would result therefrom;

(e) the Borrower or its Restricted Subsidiaries may issue shares of Capital Stock and make other equity awards to any eligible Person under the terms of any equity plan maintained by the Borrower or its Restricted Subsidiaries (a “Borrower Equity Plan”), including without limitation, making any Restricted Payment to any such eligible Person to satisfy any applicable tax withholding requirement with respect to any equity award granted to such Person;

(f) the Borrower and any of its Restricted Subsidiaries (i) may repurchase Capital Stock issued to employees, directors, and officers of the Borrower or any of its Restricted Subsidiaries (including repurchases of Capital Stock from severed or terminated employees, directors, and officers) pursuant to any Borrower Equity Plan; provided that the aggregate amount of such payments under this clause (f) shall not exceed $15,000,000 in any fiscal year and (ii) may declare and pay dividends or make Restricted Payments to one another to effect repurchases permitted by clause (i);

(g) [reserved];

(h) the redemption, repurchase, retirement, defeasance or other acquisition of Subordinated Indebtedness of the Borrower or a Guarantor made in exchange for, or out of the proceeds of, the substantially concurrent sale of, new Indebtedness of the Borrower or a Guarantor, as the case may be, which is incurred in compliance with Section 7.01 hereof so long as:

(i) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium paid (including reasonable tender premiums) and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(ii) such new Indebtedness is subordinated to the Obligations at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(iii) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(iv) such new Indebtedness has a weighted average life to maturity equal to or greater than the remaining weighted average life to maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(i) subject to the absence of any continuing Default or Event of Default and compliance by the Borrower on a pro forma basis with the covenants set forth in Section 7.11, Restricted Payments from the Available Amount;

provided that nothing herein shall be deemed to prohibit the payment of dividends by any Restricted Subsidiary of the Borrower to the Borrower, any other Restricted Subsidiary of the Borrower or, if applicable, any minority shareholder of such Restricted Subsidiary (in accordance with the percentage of the Capital Stock of such Restricted Subsidiary owned by such minority shareholder).

SECTION 7.08 Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) transactions at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from a Person that is not an Affiliate;

(b) [Reserved];

(c) transactions between or among the Borrower and its wholly-owned Restricted Subsidiaries not involving any other Affiliate;

(d) any Investments permitted by Section 7.06;

(e) any Restricted Payment permitted by Section 7.07; and

(f) any Affiliate who is a natural person may serve as an employee or director of the Borrower and receive reasonable compensation for his services in such capacity.

SECTION 7.09 Restrictive Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (1) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure this Agreement or any refinancing or replacement of this Agreement, or (2) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; except:

(a) restrictions and conditions imposed by law or by this Agreement;

(b) restrictions and conditions existing on the Sixth Restatement Effective Date identified on Schedule 7.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition);

(c) restrictions imposed by the Senior Notes Indenture;

(d) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder;

(e) (with respect to clause (1) above) (i) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (ii) customary provisions in leases and other contracts restricting the assignment thereof;

(f) restrictions or conditions imposed by any agreement relating to Indebtedness of any Foreign Subsidiary permitted by this Agreement if such restrictions or conditions apply only to the assets of the applicable Foreign Subsidiary;

(g) restrictions or conditions binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary pursuant to a transaction permitted by this Agreement, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary; and

(h) customary restrictions in any third-party financing agreement with respect to Incremental Equivalent Debt to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement (as determined in good faith by the Borrower).

SECTION 7.10 Swap Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, other than Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

SECTION 7.11 Financial Covenants.

(a) Consolidated Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower (any such period, a “Test Period”) to exceed 5.50 to 1.0.

(b) Consolidated Senior Secured Leverage Ratio. The Borrower will not permit the Consolidated Senior Secured Leverage Ratio as at the last day of any Test Period to exceed 3.50 to 1.0.

(c) Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period to be less than 2.00 to 1.0.

SECTION 7.12 [Reserved].

SECTION 7.13 Stock Issuance. The Borrower will not permit any of its Restricted Subsidiaries to, issue any additional shares, or any right or option to acquire any shares or any security convertible into any shares, of the Capital Stock of any Restricted Subsidiary, except (a) in connection with dividends in Capital Stock permitted by Section 7.07(a), (b) under a Borrower Equity Plan permitted by Section 7.07(e) and (c) to the Borrower or a Restricted Subsidiary; provided that in no event shall such Restricted Subsidiary be permitted to issue any Disqualified Stock. Notwithstanding the foregoing, nothing in this Section 7.13 shall prohibit the Borrower from issuing additional Capital Stock (other than Disqualified Stock).

SECTION 7.14 Modifications of Certain Documents. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, consent to any modification, amendment, supplement or waiver of any of the provisions of the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries or any other agreement or instrument to which the Borrower or any of its Restricted Subsidiaries is a party or is bound that could reasonably be expected to have a Material Adverse Effect, in each case, without the prior consent of the Administrative Agent (with the approval of the Required Lenders).

SECTION 7.15 Use of Proceeds. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, request any Loan or Letter of Credit, and the Borrower shall not use, and shall procure that its Restricted Subsidiaries and its or their respective directors, officers, employees and agents shall not use, lend, contribute or otherwise make available to any Subsidiary, joint venture partner or other Person, the proceeds of any Loan or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transactions would be prohibited by Sanctions, or (c) in any manner that would result in the violation of any Sanctions by any Person (including any Person participating in the Loans, whether as administrative agent, arranger, issuing bank, lender, underwriter, advisor, investor or otherwise).

SECTION 7.16 Designation of Unrestricted and Restricted Subsidiaries.

(a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, designate any Subsidiary (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) as an Unrestricted Subsidiary unless:

(i) no Default or Event of Default has occurred and is continuing or would result from such designation; and

(ii) all Investments in such Unrestricted Subsidiary at the time of designation (as contemplated by the immediately following sentence) are permitted in accordance with the relevant requirements of Section 7.06 hereof.

The designation of any Subsidiary as an Unrestricted Subsidiary (other than the designation of the Designated Entities as Unrestricted Subsidiaries on the Sixth Restatement Effective Date, which designation shall be permitted without utilization of any Investment capacity on the Sixth Restatement Effective Date (provided that, for the avoidance of doubt, any subsequent Investment in the Designated Entities shall only be permitted to the extent made in accordance with Section 7.06)) shall constitute an Investment by the Borrower (or its Restricted Subsidiaries) therein at the date of designation in an amount equal to the fair market value of Borrower’s (or its Restricted Subsidiaries’) Investments therein, which shall be permitted on such date in accordance with Section 7.06 (and not as an Investment permitted thereby in a Restricted Subsidiary).

As of the Sixth Restatement Effective Date, each of New Ames Equity Sub, LLC (“New Ames”) and Griffon 2L Loan Holdco, LLC (“Griffon 2L Holdco” and, together with New Ames, the “Designated Entities”) shall be designated as Unrestricted Subsidiaries under this Agreement. On the Sixth Restatement Effective Date, all Liens on the Capital Stock issued by the Designated Entities securing the Obligations shall automatically be released without further requirement or action by any Person, and the Capital Stock of each Designated Entity shall not constitute Collateral under the Loan Documents so long as such Designated Entity is an Unrestricted Subsidiary.

(b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, designate any Unrestricted Subsidiary to be a Restricted Subsidiary unless:

(i) no Default or Event of Default has occurred and is continuing or would result from such designation or redesignation; and

(ii) the Borrower could incur at least $1.00 of additional Indebtedness pursuant to Section 7.01(a)(xxi)(A) hereof.

The designation of any Unrestricted Subsidiary as a Restricted Subsidiary on or after the Sixth Restatement Effective Date shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

Article VIII.
EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01 Events of Default. Any of the following events shall constitute an event of default (each, an “Event of Default”):

(a) the Borrower shall fail to pay any principal of any Loan (including providing any cash collateral or backstop arrangement required pursuant to Section 2.04(l)) when and as the same shall become due and payable in accordance with the terms hereof, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any reimbursement obligation in respect of any LC Disbursement or any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable in accordance with the terms hereof, and such failure shall continue unremedied for a period of five or more Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been false or misleading when made or deemed made in any material respect;

(d) (i) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02 or 6.03 (with respect to the Borrower’s existence) or in Article VII, provided that a breach of Section 7.11 shall not constitute an Event of Default with respect to any Term Loans (unless the Borrower shall agree that such Term Loans shall have the benefit of the financial covenants set forth in Section 7.11 in the documentation in respect thereof) unless and until the Required Financial Covenant Lenders (or the Administrative Agent on their behalf) have declared all amounts outstanding under the Revolving Facility and/or the applicable Term Loan Facility to be due and payable and all outstanding Revolving Commitments under the Revolving Facility to be terminated, in each case in accordance with this Agreement as a result of such breach, and such declaration has not been rescinded (any such Event of Default with respect to Section 7.11, a “Financial Covenant Event of Default”), or (ii) the Borrower shall default in the performance of any of its obligations contained in Sections 5.4 and 5.6(b) of the Guarantee and Collateral Agreement;

(e) The Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in paragraph (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(f) the Borrower or any other Group Member shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure shall continue unremedied for a period (except in the case of principal, beyond any applicable grace period) of five or more Business Days;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or, for the avoidance of doubt, to any asset sale offer under the Senior Notes Indenture;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any other Group Member having assets in excess of $40,000,000 or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any such Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or undischarged for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any other Group Member having assets in excess of $40,000,000 shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for it or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower or any other Group Member shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $30,000,000 shall be rendered against the Borrower or any other Group Member any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed or vacated or, in respect with such judgment, any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any other Group Member to enforce any such judgment;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change of Control shall occur;

(n) this Agreement or any guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall for whatever reason cease to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(o) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien (other than by reason of the express release thereof pursuant to Section 10.15) on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein), free and clear of all other Liens (other than Permitted Liens), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or the enforceability thereof shall be contested by any Loan Party or any Affiliate of any Loan Party;

SECTION 8.02 Remedies Upon Event of Default.

(a) If any Event of Default (other than any event described in Section 8.01(h) or (i) or a Financial Covenant Event of Default) occurs, and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including all amounts of LC Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), shall become due and payable immediately; and (iii) exercise on behalf of itself, the Lenders and the Issuing Lenders all rights and remedies available to it, the Lenders and the Issuing Lenders under the Loan Documents.

provided, however, that in case of any event described in Section 8.01(h) or (i), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including all amounts of LC Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), shall automatically become due and payable.

(b) If any Financial Covenant Event of Default occurs, and at any time thereafter during the continuance of such Event of Default, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Financial Covenant Lenders, take any of the actions specified under Sections 8.02(a)(i) through (iii) above, but solely with respect to the Financial Covenant Facilities (subject to Section 8.02(d) below), and for the avoidance of doubt, any waiver or modification of Section 7.11 shall require only the consent of the Required Financial Covenant Lenders, notwithstanding any other provision hereof.

(c) If any Financial Covenant Event of Default shall have occurred and be continuing and the Required Financial Covenant Lenders (or the Administrative Agent on their behalf) have declared all amounts outstanding under the Financial Covenant Facilities to be due and payable and all outstanding Commitments under the Financial Covenant Facilities to be terminated, in each case in accordance with this Agreement as a result of such breach, and such declaration has not been rescinded, then the Administrative Agent shall, at the request of, or may, with the consent of, the Required Term Loan Lenders (i) declare the unpaid principal amount of all outstanding applicable Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document in each case to the applicable Lenders to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and (ii) exercise, on behalf of itself and the applicable Term Lenders, all rights and remedies available to it and the applicable Term Lenders under the Loan Documents (subject to Section 8.02(d) below).

(d) Notwithstanding Sections 8.02(b) and (c) above, if upon the occurrence and continuance of a Financial Covenant Event of Default, both (i) all amounts outstanding under the respective Financial Covenant Facilities have been declared due and payable, and all Commitments thereunder terminated, pursuant to Section 8.02(b) above and (ii) all amounts outstanding under the applicable Term Loan Facility have been declared due and payable pursuant to Section 8.02(c) above, then in such case the exercise of rights and remedies under the Loan Documents shall be conducted pursuant to Section 8.02(a)(iii).

(e) Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

Article IX.
ADMINISTRATIVE AGENT

SECTION 9.01 Appointment and Authority.

(a) Each of the Lenders and the Issuing Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential party to a Specified Swap Agreement and/or a Specified Cash Management Agreement) and the Issuing Lenders hereby irrevocably appoint and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.03(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 9.03 Exculpatory Provisions. Neither the Administrative Agent nor any Arranger shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or any Arranger, as applicable:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any Issuing Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement or any other Loan Document;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.02(b) and Article VIII) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment;

(e) shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender;

(f) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) compliance by Affiliated Lenders with the terms hereof relating to Affiliated Lenders; and

(g) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions or Affiliated Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or Affiliated Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution or Affiliated Lender.

SECTION 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 9.06 Resignation of Administrative Agent

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) or (e) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.17(f) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

SECTION 9.07 Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders. Each Lender and each Issuing Lender expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or each Issuing Lender as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each Issuing Lender represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each Issuing Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Issuing Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or Issuing Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Lender agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

SECTION 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

SECTION 9.09 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.12 and 10.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 and 10.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Lender or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (i) through (vii) of Section 10.02(b) of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

SECTION 9.10 Certain ERISA Matters

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 9.11 Taxes.

To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equal to any applicable withholding Tax. If the Internal Revenue Service or any other governmental authority asserts a claim that the Administrative Agent did not properly withhold Tax from any amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent fully, within 10 days after demand therefor, for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this clause. For the avoidance of doubt, the term “Lender” shall, for purposes of this clause, include any Issuing Lender.

Article X.
MISCELLANEOUS

SECTION 10.01 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (i) if to the Borrower, the Administrative Agent or any Issuing Lender, as set forth in Schedule 10.01 and (ii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d) Change of Address, Etc. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(e) Reliance by Administrative Agent, Issuing Lenders and Lenders. The Administrative Agent, the Issuing Lenders and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Borrowing Requests, Interest Election Requests and Letter of Credit Applications) given by a Responsible Officer of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, except to the extent such losses, costs, expenses and liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.02 Waivers; Enforcement; Amendments.

(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VIII for the benefit of all the Lenders and the Issuing Lenders; provided, however, that the foregoing shall not prohibit (a) the

Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender or from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Lender) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.18), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VIII and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.18, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

(b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (and acknowledged by the Administrative Agent) or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

(i) increase the Commitment of any Lender without the written consent of such Lender;

(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby;

(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender adversely affected thereby;

(iv) change Section 2.18(b), (c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(v) change any of the provisions of this Section or the definition of the term “Required Lenders” or “Required Class Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (provided that (x) any change to the definition of “Required Revolving Lenders” shall only require the written consent of each Revolving Lender, (y) any change to the definition of “Required Term Loan Lenders” shall only require the written consent of each Term Lender and (z) any change to the definition of “Required Financial Covenant Lenders” shall only require the written consent of each Lender with Total Credit Exposure under the Financial Covenant Facilities);

(vi) release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement or all or substantially all of the Collateral, in each case without the written consent of each Lender;

(vii) add any Foreign Currency (other than English Pounds Sterling or euro) to the Currencies available under the Aggregate Foreign Currency Sublimit Dollar Amount without the written consent of each Lender;

(viii) amend Section 1.06 or the definition of “Alternative Currency”, “Alternative Currency Daily Rate” or “Alternative Currency Term Rate” without the written consent of each Lender directly affected thereby;

(ix) waive any condition set forth in Section 5.02 as to any credit extension under a particular Facility without the written consent of only the Required Revolving Lenders or the Required Term Loan Lenders, as the case may be;

(x) change the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.11(b) in any manner that materially and adversely affects the Lenders under a Facility without the written consent of only (i) if such Facility is a Term Loan Facility, the Required Term Loan Lenders and (y) if such Facility is the Revolving Facility, the Required Revolving Lenders;

(xi) amend, waive or modify any term or provision that directly affects the rights of Lenders holding Commitments or Loans of one Class and does not directly affect the rights or duties of the Lenders under any other Class, in each case, without the written consent of only the applicable Required Class Lenders;

(xii) subordinate the Obligations hereunder to any other Indebtedness or other obligation without the prior written consent of each Lender directly affected thereby; or

(xiii) subordinate the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation without the prior written consent of each Lender directly affected thereby;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Lender hereunder without the prior written consent of the Administrative Agent or such Issuing Lender, as the case may be.

Notwithstanding anything herein to the contrary, any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms directly affects the rights or duties of the Lenders of a particular Class (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 10.02(b) if such Class of Lenders were the only Class of Lenders hereunder at such time.

Except as otherwise provided in this Section with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Security Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, except that no such consent shall be required, and the Administrative Agent is authorized in accordance with Section 10.15, to release any Lien covering property, (i) under the circumstances described in Section 10.15(b) or (ii) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders affected thereby to amend the definition of “Alternative Currency”, “Alternative Currency Daily Rate” or “Alternative Currency Term Rate” or Section 1.06 solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.06.

Notwithstanding the foregoing, this Agreement may be amended, with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Facility (as defined below) to permit the refinancing, replacement or modification of all or any portion of any Term Loan Facility (a “Replaced Term Facility”) with a replacement term loan facility hereunder (a “Replacement Term Facility”); provided that (a) the aggregate amount of such Replacement Term Facility shall not exceed the aggregate amount of such Replaced Term Facility, (b) the maturity date of such Replacement Term Facility shall be no earlier than the maturity date of the Replaced Term Facility and (c) the terms of any such Replacement Term Facility are (excluding pricing, fees, rate floors and optional prepayment or redemption terms), taken as a whole, no more favorable to the lenders providing such Replacement Term Facility than those applicable to the Replaced Term Facility (other than any covenants or other provisions applicable only to periods after the latest maturity date in respect of any Commitments and Loans then outstanding (prior to effectiveness of such Replacement Term Facility)); provided, further, that, at no time shall there be Term Loans hereunder (including Extended Term Loans and any loans under any Replacement Term Facility) that have more than two different maturity dates.

Notwithstanding the foregoing, this Agreement may be amended, with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Revolving Facility (as defined below), as applicable, to permit the refinancing, replacement or modification of all or any portion of any tranche of Commitments and the extensions of credit made thereunder (a “Replaced Revolving Facility”) with a replacement revolving facility hereunder (a “Replacement Revolving Facility”); provided that (a) the aggregate amount of such Replacement Revolving Facility shall not exceed the aggregate amount of such Replaced Revolving Facility, (b) the termination date of such Replacement Revolving Facility shall be no earlier than the termination date of the Replaced Revolving Facility and (c) the terms of any such Replacement Revolving Facility are (excluding pricing, fees, rate floors and optional prepayment or redemption terms), taken as a whole, no more favorable to the lenders providing such Replacement Revolving Facility than those applicable to the Replaced Revolving Facility (other than any covenants or other provisions applicable only to periods after the latest termination date in respect of any Commitments and Loans then outstanding (prior to effectiveness of such Replacement Revolving Facility)); provided, further, that (x) subject to the provisions of Section 2.04(l) to the extent dealing with Letters of Credit which mature or expire after the termination date when a Replacement Revolving Facility with a later termination date exists, all Letters of Credit shall be participated in on a pro rata basis by all lenders with Commitments hereunder (including, for avoidance of doubt, lenders with Commitments under any Replacement Revolving Facility) and, except as provided in Section 2.04(l), without giving effect to changes thereto on an earlier termination date with respect to Letters of Credit theretofore incurred or issued, and all borrowings in respect of any Commitments outstanding hereunder (including borrowings in respect of any Commitments outstanding under any Replacement Revolving Facility) and repayments thereof shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on the Commitments under the Replacement Revolving Facility (and related outstandings), (B) repayments required upon the voluntary termination or reduction of any tranche of Commitments by the Borrower in accordance with Section 2.09(b) and (C) repayments required upon the termination date of the non-replaced Commitments) and (y) at no time shall there be Commitments hereunder (including Extended Revolving Commitments, any Commitments under any Replacement Revolving Facility and any original Revolving Commitments) that have more than two different termination dates.

Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 10.03 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, including the reasonable fees, charges and expenses of one counsel for such Issuing Lender, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iv) all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Reimbursement by Lenders. The Lenders agree to indemnify the Administrative Agent and each Issuing Lender in their capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower or any of the other Loan Parties to do so), ratably according to their respective Applicable Percentages in effect on the date on which indemnification is sought under this paragraph, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or such Issuing Lender in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or such Issuing Lender under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent’s or such Issuing Lender’s (as the case may be) gross negligence or willful misconduct, as determined in a final and non-appealable judgment by a court of competent jurisdiction.

(d) Waiver of Consequential Damages, Etc. To the extent permitted by Applicable Law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee using reasonable care through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 10.04 Successors and Assigns.

(a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. For the avoidance of doubt, it is hereby understood and agreed by all parties to this Agreement that the assignment provisions of Section 10.04 shall not apply to any Person in its capacity as a Hedge Bank or affect its status or rights as a Secured Party in respect of any Specified Swap Agreement.

(b) Assignments by Lenders.

(i) Assignments by Lenders Generally. Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural persons or a Disqualified Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default described in Section 8.01(a) (solely with respect to principal), Section 8.01(b) (solely with respect to interest), Section 8.01(h) or Section 8.01(i) has occurred and is continuing, any other assignee; and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

(B) the Administrative Agent; and

(C) the Issuing Lenders; provided that no consent of the Issuing Lenders shall be required for an assignment under any Term Loan Facility.

(ii) Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) in the case of an assignment under the Revolving Facility, $5,000,000 and (y) in the case of an assignment under any Term Loan Facility, $1,000,000, in each case, unless the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing,

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and

(C) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Participations.

(i) Participations Generally. Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other entities (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural persons, a Defaulting Lender or a Disqualified Institution) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of, and subject to the limitations of, Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a nonfiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a

Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(ii) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. No Participant shall be entitled to the benefits of Section 2.17 unless such Participant complies with Section 2.17(f) and (g) as though it were a Lender.

(d) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Disqualified Institutions.

(i) No assignment or, to the extent the DQ List (as defined below) has been posted on the Platform for all Lenders, participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment as otherwise contemplated by this Section 10.04, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.

(ii) If any assignment is made to any Disqualified Institution without the Borrower’s prior consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and efforts, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.04), all of its interest, rights and obligations under this Agreement and related Loan Documents to a Person that meets the requirements to be an assignee under Section 10.04(b) that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section

10.04(b), (ii) such assignment does not conflict with Applicable Laws and (iii) in the case of clause (B), the Borrower shall not use the proceeds from any Loans to prepay Term Loans held by Disqualified Institutions.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

SECTION 10.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06 Counterparts; Integration; Effectiveness. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower and each of the Administrative Agent, the Lenders and the Issuing Lenders agrees that any Electronic

Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders and Issuing Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor any Issuing Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent and/or any Issuing Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders and Issuing Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower and/or any Lender or Issuing Lender without further verification and (b) upon the request of the Administrative Agent or any Lender or any Issuing Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Neither the Administrative Agent nor any Issuing Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s or any Issuing Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent and Issuing Lenders shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

The Borrower, each Lender and each Issuing Lender hereby waive (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender and each Issuing Lender for any liabilities arising solely from the Administrative Agent’s, any Lender’s and/or any Issuing Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured or such Lender is otherwise fully secured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Borrower and the Administrative Agent as promptly as practicable after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding (whether in tort, contract, law or equity) arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding (whether in tort, contract, law or equity) may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding (whether in tort, contract, law or equity) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding (whether in tort, contract, law or equity) relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11 Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

SECTION 10.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.13 Confidentiality. Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and its terms to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, the Loans and the Commitments.

For the purposes of this Section, “Information” means all information received from the Borrower or its Affiliates relating to the Borrower, its Subsidiaries or their businesses, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the Third Restatement Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.14 USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Beneficial Ownership Regulation, such Lender may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act and the Beneficial Ownership Regulation.

SECTION 10.15 Releases of Liens.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.01) to take (and the Administrative Agent shall take) any action requested by the Borrower that is necessary to release the Collateral (including any UCC termination statements, lien releases, re-assignments of trademarks, discharges of security interests and other similar discharge or release documents (and, if applicable, in recordable form)) (i) to the extent necessary to permit consummation of any transaction expressly permitted by any Loan Document or that has been consented to in accordance with Section 10.02 and (ii) under the circumstances described in paragraph (b) below.

(b) At such time as the Loans and the other Obligations under the Loan Documents shall have been paid in full, the Commitments have expired or been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Loan Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

SECTION 10.16 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 10.17 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 10.18 No Novation. The terms and conditions of the Fifth Restated Credit Agreement are amended as set forth herein, and restated in their entirety and superseded by, this Agreement. Nothing in this Agreement shall be deemed to work a novation of any of the obligations under the Fifth Restated Credit Agreement. Notwithstanding any provision of this Agreement or any other document or instrument executed in connection herewith, the execution and delivery of this Agreement and the incurrence of obligations hereunder shall be in substitution for, but not in payment of, the obligations owed by the Borrowers under the Fifth Restated Credit Agreement. From and after the Sixth Restatement Effective Date, each reference to the “Credit Agreement” or other reference originally applicable to the Fifth Restated Credit Agreement contained in any document executed and delivered in connection therewith shall be a reference to this Agreement, as amended, supplemented, restated or otherwise modified from time to time.

SECTION 10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and any Arranger, the Administrative Agent, any Issuing Lender or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Arrangers, the Administrative Agent, any Issuing Lender or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Arrangers, the Administrative Agent, the Issuing Lenders and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Arrangers, the Administrative Agent, the Issuing Lenders and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Arrangers, the Administrative Agent, the Issuing Lenders and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Arrangers, the Administrative Agent, the Issuing Lenders and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Arrangers, the Administrative Agent, the Issuing Lenders and the Lenders and their respective branches and Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Arrangers, the Administrative Agent, the Issuing Lenders and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against any of the Arrangers, the Administrative Agent, the Issuing Lenders and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 10.20 Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Obligation owing under this Agreement, together with all fees, charges and other amounts that are treated as interest on such Loan or other Obligation under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or other Person holding such Loan or other Obligation in accordance with Applicable Law, the rate of interest payable in respect of such Loan or other Obligation hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate.  To the extent lawful, the interest and charges that would have been paid in respect of such Loan or other Obligation but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender or other Person in respect of other Loans or Obligations or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by such Lender or other Person.  Any amount collected by such Lender or other Person that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or other Obligation or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan or other Obligation exceed the maximum amount collectible at the Maximum Rate.

SECTION 10.21 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any Issuing Lender or any Lender, or the Administrative Agent, any Issuing Lender or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Lender or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

[Signature Pages Intentionally Omitted]

Exhibit B

Amended and Restated Schedules to the Credit Agreement

SCHEDULE 1.01

REVOLVING COMMITMENTS

Revolving Lender	Revolving Commitment
Bank of America, N.A.	$90,000,000.00
BNP Paribas	$62,500,000.00
Deutsche Bank AG New York Branch	$62,500,000.00
Goldman Sachs Bank USA	$62,500,000.00
Wells Fargo Bank, National Association	$62,500,000.00
Capital One, National Association	$40,000,000.00
Manufacturers and Traders Trust Company	$40,000,000.00
Morgan Stanley Senior Funding, Inc.	$40,000,000.00
TD Bank, N.A.	$40,000,000.00
TOTAL	$500,000,000.00

Exhibit C

SOLVENCY CERTIFICATE

[  ], 2026

Reference is made to that certain Third Amendment to Fifth Amended and Restated Credit Agreement, dated as of August 18, 2026 (the “Third Amendment”), among the Loan Parties, the financial institutions party thereto and the Administrative Agent.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Sixth Amended and Restated Credit Agreement (as defined in the Third Amendment). This certificate is furnished pursuant to Section 3(l) of the Third Amendment. The undersigned certifies that he is the duly appointed, qualified and chief financial officer of the Borrower. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this certificate in connection with the transactions contemplated by the Third Amendment.

Solely in my capacity as a financial executive officer of the Borrower and not individually (and without personal liability), I hereby certify to the Administrative Agent and the Lenders, that as of the date hereof, based on such materials and information as I have deemed relevant to the determination of the matters set forth in this certificate, after giving effect to the consummation of the transactions contemplated by the Third Amendment:

(a) the sum of the debt and other liabilities (including contingent liabilities) of the Loan Parties, on a consolidated basis, does not exceed the present fair saleable value of the present assets of the Loan Parties, on a consolidated basis;

(b) the capital of the Loan Parties is not unreasonably small in relation to its business as contemplated on the Sixth Restatement Effective Date or with respect to any transaction contemplated to be undertaken after the Sixth Restatement Effective Date;

(c) the Loan Parties, on a consolidated basis, have not incurred and do not intend to incur, or believe (nor should they reasonably believe) that they will incur, debts and liabilities (including contingent liabilities) beyond their ability to pay such debts and liabilities as they become due (whether at maturity or otherwise); and

(d) the Loan Parties, on a consolidated basis, are “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and Applicable Laws relating to fraudulent transfers and conveyances.

For purposes of this certificate, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under GAAP).

[Signature Page Follows]

Griffon Corporation,
a Delaware corporation

By:
Name: Brian G. Harris
Title: Chief Financial Officer